Exhibit 10.13

J.P. Morgan
AMENDED AND RESTATED
TERM LOAN AND SECURITY AGREEMENT
DATED AS OF NOVEMBER 9, 2017
BY AND AMONG
KBSGI OFFICES AT GREENHOUSE, LLC,
KBSGI VON KARMAN TECH, LLC,
and
KBSGI 213 WEST INSTITUTE PLACE, LLC
AS BORROWER,
JPMORGAN CHASE BANK, N.A.,
AS ADMINISTRATIVE AGENT,
THE LENDERS REFERENCED HEREIN,
AND
JPMORGAN CHASE BANK, N.A.
AS SOLE BOOKRUNNER AND SOLE LEAD ARRANGER
JPMORGAN REAL ESTATE BANKING

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(continued)

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(continued)

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(continued)

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EXHIBITS

Schedule 1.01	-- Lenders

Exhibit A-1	-- Legal Description – Greenhouse Property

Exhibit A-2	-- Legal Description – Von Karman Property

Exhibit A-3	-- Legal Description – Institute Property

Exhibit B	-- Permitted Transfer Provisions

Exhibit C	-- Form of Borrowing Base Certificate

Exhibit D	-- Promissory Note

Exhibit E	-- Assignment and Assumption

Exhibit F	-- Form of Reciprocal Release Agreement

Exhibit G-1	-- Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit G-2	-- Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit G-3	-- Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit G-4	-- Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

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AMENDED AND RESTATED
TERM LOAN AND SECURITY AGREEMENT
THIS AMENDED AND RESTATED TERM LOAN AND SECURITY AGREEMENT (the “Agreement”) dated as of November 9, 2017, is by and among KBSGI OFFICES AT GREENHOUSE, LLC, a Delaware limited liability company (“Greenhouse Borrower”), KBSGI VON KARMAN TECH, LLC, a Delaware limited liability company (“Von Karman Borrower”), KBSGI 213 WEST INSTITUTE PLACE, LLC, a Delaware limited liability company (“Institute Borrower,” and, together with Greenhouse Borrower and Von Karman Borrower, individually, collectively, jointly and severally, “Borrower”), JPMORGAN CHASE BANK, N.A., a national banking association (“JPMorgan”) in its capacity as Administrative Agent (as hereinafter defined) and Lenders (as hereinafter defined).
RECITALS
A.    Greenhouse Borrower owns that certain real property located in Houston, Texas, more particularly described in Exhibit A-1 attached hereto and incorporated herein by this reference (collectively, the “Greenhouse Property”) along with the improvements located thereon (collectively, the “Greenhouse Improvements”).
B.    Von Karman Borrower owns that certain real property located in Irvine, California, more particularly described in Exhibit A-2 attached hereto and incorporated herein by this reference (collectively, the “Von Karman Property”) along with the improvements located thereon (collectively, the “Von Karman Improvements”).
C.    Institute Borrower owns or is acquiring that certain real property located in Chicago, Illinois, more particularly described in Exhibit A-3 attached hereto and incorporated herein by this reference (collectively, the “Institute Property”) along with the improvements located thereon (collectively, the “Institute Improvements”).
D.    Administrative Agent and Lenders made a loan to Greenhouse Borrower in the maximum amount of Sixty-Five Million and No/100 Dollars ($65,000,000.00) (the “Original Loan”) pursuant to that certain Term Loan and Security Agreement dated as of November 14, 2016 among Greenhouse Borrower, Administrative Agent and Lenders (the “Original Loan Agreement”).
E.    Pursuant to that certain Assumption and Joinder Agreement dated as of May 8, 2017 by and among Von Karman Borrower, Greenhouse Borrower, Administrative Agent and Lenders, Von Karman Borrower joined Greenhouse Borrower as a “Borrower” under the Original Loan Agreement and assumed, on a joint and several basis, all of Greenhouse Borrower’s obligations arising under and in connection with the Original Loan, the Original Loan Agreement and the other “Loan Documents” defined and described in the Original Loan Agreement.
F.    As of the date hereof but prior to disbursement of the Closing Advance (as defined below), the outstanding principal balance of the Original Loan is $32,500,000.00 (which is comprised of $32,500,000.00 of Term Loans, and $0.00 of Revolving Loans).

G.    Borrower has requested to join Institute Borrower as a joint and several Borrower under this Agreement and the other Loan Documents (as defined below).
H.    Additionally, Borrower has requested an increase in the maximum principal amount of the Original Loan of Seven Million Eight Hundred Thousand and No/100 Dollars ($7,800,000.00) (the “Additional Advance”), thereby increasing the Original Loan to a maximum principal amount of Seventy-Two Million Eight Hundred Thousand and No/100 Dollars ($72,800,000.00), and certain other modifications to the terms of the Original Loan Agreement.
I.    Administrative Agent and Lenders have agreed to amend and restate the Original Loan Agreement and to modify the existing Loan Documents to join Institute Borrower as a joint and several Borrower, lend the Additional Advance to Borrower, and make certain other modifications to the terms of the Original Loan Agreement on the terms and conditions set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINED TERMS
1.01    Definitions. The following terms shall have the following meanings:
“ABR”, when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, bear interest at a rate determined by reference to the Alternate Base Rate.
“Adjusted LIBO Rate” means, with respect to any Eurodollar Advance for the relevant Interest Period, or for any ABR Advance, an interest rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan, in its capacity as administrative agent for Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.
“Advance” means a borrowing hereunder, (a) made by Lenders on the same Borrowing Date in the full amount of the Commitments on the Closing Date, or (b) converted or continued by Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitment” means, as of any date of determination, the aggregate of the Commitments of all the Lenders, as such amount may have been reduced pursuant to the terms hereof. As of the date hereof, the Aggregate Commitment is Seventy-Two Million Eight Hundred Thousand and No/100 ($72,800,000.00).
“Agreement” has the meaning assigned to it in the Preamble.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.09 hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Annual Debt Service” means, as of any date of determination, annual debt service on a loan with a principal amount equal to the Aggregate Commitment on such date of determination, assuming (a) a fixed rate of interest per annum equal to the greater of (i) the annual yield to maturity as of such date of determination of a ten (10) year United States Treasury Note in the amount of such loan plus two and one-quarter percent (2.25%) per annum, or (ii) six and three-quarters percent (6.75%) per annum, and (b) amortization of such loan in equal monthly payments of principal and interest over a period of thirty (30) years.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.
“Applicable Margin” means (a) with respect to the Eurodollar Rate, 2.00% per annum, and (b) with respect to the Floating Rate, 1.00% per annum.
“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment; provided that in the case of Section 11.11 when a Defaulting Lender shall exist, “Applicable Percentage” means the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Appraisal” means a written statement setting forth an opinion of the market value of the Properties that (i) has been independently and impartially prepared by a qualified appraiser directly engaged by Administrative Agent, (ii) complies with all applicable federal and state laws and regulations dealing with appraisals or valuations of real property, and (iii) has been reviewed as to form and content and approved by Administrative Agent, in its reasonable discretion.
“Appraised Value” means the “as is” value, as reasonably determined by the Administrative Agent based upon its review of the most current Appraisal.
“Approved Fund” has the meaning assigned to it in Section 10.04.
“Approved Lease” means any Lease which is (a) substantially in the form of the Form Lease, and (b) satisfies the criteria set forth in Section 4.02 hereof (and which shall expressly include Leases effective as of the closing date of the Loan and Leases for which Administrative Agent’s consent is not required pursuant to Section 4.02 below) or as otherwise approved or deemed approved by Administrative Agent in accordance with the Loan Documents.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04 hereof), and accepted by Administrative Agent, in the form of Exhibit E attached hereto or any other form approved by Administrative Agent.
“Availability Amount” means the lesser of (a) the Aggregate Commitment, or (b) the Borrowing Base Amount. Notwithstanding anything to the contrary stated herein or any other Loan Documents, (y) Borrower shall have the right, at any time, to pay down the principal balance of the Loan in order to meet the Availability Amount covenant, without payment of any prepayment fees (other than any applicable swap or LIBO Rate breakage fee), and (z) if, on any date of determination, Administrative Agent has reserved an Institute Repair Holdback pursuant to Section 4.14(a) below, the Availability Amount shall be reduced by the amount of such Institute Repair Holdback.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementation law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” or “Borrowers” means individually and collectively, using an interpretation most favorable to Administrative Agent and Lenders, or as the context shall require, each and all of Greenhouse Borrower, Von Karman Borrower and Institute Borrower. Unless otherwise specified in this Agreement, or the context shall otherwise require using an interpretation most favorable to Administrative Agent and Lenders, the term “Borrower” shall be deemed to be a reference to all of the Borrowers collectively and each Borrower individually.
“Borrower Financing Statement(s)” means the UCC financing statements covering the security interests in personal property granted by Borrower to Administrative Agent for the benefit of Lenders in the Loan Documents for filing with the Secretary of State of the state in which the applicable Borrower is organized.
“Borrowing Base Amount” means, subject to adjustments as provided in Section 10.23 of this Agreement, an amount equal to the least of (a) 65% of the “as is” Appraised Value of the Properties, (b) 65% of the aggregate purchase price of the Properties, and (c) the maximum amount of the Loan that, had such amount of the Loan been outstanding each day during the prior twelve (12) month testing period immediately preceding and through the date of measurement, would not have caused the Debt Service Coverage Ratio to be less than 1.25 to 1.0.
“Borrowing Base Certificate” shall mean a borrowing base certificate, in substantially the form of Exhibit C attached hereto (or such other form reasonably acceptable to Administrative Agent), executed by Borrower.
“Borrowing Date” means a date on which an Advance is made hereunder.
“Borrowing Request” means a request by Borrower for an Advance in accordance with Section 3.02 hereof.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Advance, the term “Business Day” shall also exclude any day on which banks are not open for general business in London.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Certification of Non‑Foreign Status” means an affidavit, signed under penalty of perjury by an authorized officer of Borrower, stating (a) that Borrower is not a “foreign corporation,” “foreign partnership,” “foreign trust,” or “foreign estate,” as those terms are defined in the Code and the regulations promulgated thereunder, (b) Borrower’s U.S. employer identification number, and (c) the address of Borrower’s principal place of business. Such affidavit shall be consistent with the requirements of the regulations promulgated under Section 1445 of the Code, and shall otherwise be in form and substance acceptable to Administrative Agent.
“Change in Law” means the occurrence, after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement, of: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 3.10(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Charges” has the meaning set forth in Section 10.13 hereof.
“Closing Advance” means an advance of the Loan in the amount of $40,300,000.00, which shall be comprised of a Term Loan advance in the amount of $16,033,333.00 and a Revolving Loan advance in the amount of $24,266,667.00.
“Closing Date” is the earlier of the date of the disbursement of the Loan, or the date all the conditions to the disbursement have been satisfied, including recording the Deeds of Trust.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commitment” means, for each Lender, the obligations of such Lender to make Loans not exceeding the amount set forth on Schedule 1.01 or as set forth in any assignment agreement that has become effective pursuant to Section 10.04 hereof, as such amount may be modified from time to time pursuant to the terms hereof.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Party” means the Administrative Agent or any other Lender.
“Debt Service Coverage Ratio” means, as of any determination date, the ratio of NOI as of such determination date to Annual Debt Service as of such determination date.
“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies or recourse of creditors generally, including without limitation, the United States Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of the Loans.
“Deed of Trust” or “Deeds of Trust” means individually and collectively, using an interpretation most favorable to Administrative Agent and Lenders, the Greenhouse Deed of Trust, the Von Karman Deed of Trust, and the Institute Mortgage, in each case, as amended from time to time. Unless otherwise specified in this Agreement, or the context shall otherwise require using an interpretation most favorable to Administrative Agent and Lenders, the term “Deed of Trust” shall be deemed to be a reference to all of the Deeds of Trust collectively and each Deed of Trust individually.
“Default” has the meaning assigned to it in Section 8.01 hereof.
“Defaulting Lender “ means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loan, or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied; (b) has notified Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c), upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent; or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.
“Designated Lessee” means each of (a) CODINGDOJO LLC, a California limited liability company, (b) Downtown Entertainment, L.L.C., an Illinois limited liability company, and (c) Cushing and Company, an Illinois corporation.

“Dollars” or “$” refers to lawful money of the United States of America.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any other Person, providing for access to data protected by passcodes or other security system.
“Employee Benefit Plan” means an employee benefit plan as defined in Section 3(3) of ERISA, maintained, sponsored by or contributed to by Borrower or any ERISA Affiliate.
“Environmental Indemnity Agreement” means the Amended and Restated Environmental Indemnity Agreement of even date herewith executed by Borrower in favor of Administrative Agent with respect to each Property, for the benefit of Lenders, as amended from time to time.
“Environmental Laws” means any local, state or federal law, rule (having the effect of law), regulation or order (having the effect of law) relating to the manufacture, storage, use, handling, discharge, transport, disposal, treatment or clean-up of hazardous or toxic substances or materials, including, without limitation, “CERCLA”, “RCRA”, or state superlien or environmental clean-up statutes.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurodollar Advance” means an Advance which, except as otherwise provided in Section 3.08(c) hereof, bears interest at the applicable Eurodollar Rate.
“Eurodollar Loan” means a Loan which, except as otherwise provided in Section 3.08(c) hereof, bears interest at the applicable Eurodollar Rate.
“Eurodollar Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, a per annum rate of interest equal to the Adjusted LIBO Rate for such Interest Period plus the Applicable Margin.
“Excluded Swap Obligation” means, with respect to Guarantor, any Swap Obligation if, and to the extent that, all or a portion of any Guarantee of Guarantor of, or the grant by Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time any Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 3.14(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.12, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.12(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and as published on the next succeeding Business Day by NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Fee Letter” means that certain letter agreement of even date herewith by and between JPMorgan Chase Bank, N.A. and Borrower.
“First Extended Maturity Date” has the meaning set forth in Section 3.15(a) hereof.
“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 3.08(c) hereof, bears interest at the Floating Rate.
“Floating Rate Loan” means a Loan which, except as otherwise provided in Section 3.08(c) hereof, bears interest at the Floating Rate.
“Floating Rate” means, for any day, a rate per annum equal to the Alternate Base Rate for such day plus the Applicable Margin for such day.
“Flood Laws” means the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994, the Biggert-Waters Flood Insurance Act of 2012, as such statutes may be amended or re-codified from time to time, any substitution therefor, any regulations promulgated thereunder, and all other Legal Requirements relating to flood insurance.
“Force Majeure Delays” means delays caused by fire, earthquake, unusual weather conditions or other acts of God, acts of public enemies, riot, insurrection, governmental regulation of the sale of materials and supplies or the transportation thereof, strikes directly affecting the work of construction, shortages of material or labor resulting directly from general market shortages, governmental control or diversion and other causes beyond Borrower’s reasonable control other than shortage of funds.
“Foreign Lender “ means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes.
“Form Lease” means the applicable form of lease for the Improvements for a particular Property or any portion thereof to be reviewed and approved by Administrative Agent.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Greenhouse Borrower” has the meaning set forth in the preamble to this Agreement.
“Greenhouse Deed of Trust” means that certain Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of November 14, 2016, executed by Greenhouse Borrower, as Trustor, to Randy Durant, as Trustee, in favor of Administrative Agent, as Beneficiary, recorded on November 16, 2016 in the records of the County Clerk of Harris County, Texas as Document No. RP-2016-515382, as amended from time to time.
“Greenhouse Improvements” has the meaning set forth in Recital A above.
“Greenhouse Property” has the meaning set forth in Recital A above.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantor” means KBSGI REIT Properties LLC, a Delaware limited liability company.
“Hazardous Substances” means and includes all hazardous and toxic substances, wastes or materials, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, urea formaldehyde insulation, radioactive materials, biological substances and any other kind and/or type of pollutants or contaminates (including, without limitation, asbestos and raw materials which include hazardous constituents), sewage sludge, industrial slag, solvents and/or any other similar substances, or materials which are included under or regulated by any Environmental Laws; provided, however, that “Hazardous Substances” shall not include (a) materials customarily used in the construction and demolition of buildings, or (b) cleaning materials and office products customarily used in the operation of properties such as the Mortgaged Property, to the extent such materials described in the preceding clauses (a) and (b) are stored, handled, used and disposed of in compliance with all Environmental Laws.
“Impacted Interest Period” has the meaning set forth in the definition of “LIBO Rate”.

“Improvements” means individually and collectively, using an interpretation most favorable to Administrative Agent and Lenders, or as the context shall require, each and all of the Greenhouse Improvements, the Von Karman Improvements, and the Institute Improvements, to the extent then encumbered by a Deed of Trust. Unless otherwise specified in this Agreement, or the context shall otherwise require using an interpretation most favorable to Administrative Agent and Lenders, the term “Improvements” shall be deemed to be a reference to all of the Improvements located on all of the Properties collectively and all of the Improvements located on each Property individually.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (k) all Swap Obligations. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.
“Indemnitee” has the meaning set forth in Section 10.03(b) hereof.
“Ineligible Institution” has the meaning assigned to it in Section 10.04.
“Initial Maturity Date” means November 9, 2020.
“Institute Borrower” has the meaning set forth in the preamble to this Agreement.
“Institute Mortgage” means that certain Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith, executed by Institute Borrower, as Mortgagor, to Administrative Agent, as Mortgagee, to be recorded in the records of the Cook County, Illinois Recorder of Deeds, as amended from time to time.
“Institute Improvements” has the meaning set forth in Recital C above.
“Institute Property” has the meaning set forth in Recital C above.

“Institute Property Condition Report” means that certain Property Condition Report dated August 24, 2017, prepared by CBRE, Inc. as Project No. PC70836917 with respect to the Institute Property.
“Institute Repair Holdback” has the meaning set forth in Section 4.14(a) hereof.
“Interest Election Request” means a request by Borrower to convert or continue an Advance in accordance with Section 3.04 hereof.
“Interest Payment Date” means the fifth (5th) day of each month.
“Interest Period” means with respect to any Eurodollar Advance, the period commencing on the date of such Eurodollar Advance and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of an Advance initially shall be the date on which such Advance is made and thereafter shall be the effective date of the most recent conversion or continuation of such Advance.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.
“IRS” means the United States Internal Revenue Service.
“JPMorgan” has the meaning set forth in the preamble.
“Lease” means any lease or other agreement for the use and occupancy of all or any portion of the Improvements, whether now in existence or hereafter arising.
“Legal Requirements” means any and all judicial decisions, statutes, rulings, directions, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to Borrower or the Property or Improvements, including, without limitation, the ownership, division, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender Reply Period” has the meaning assigned to it in Section 11.09 hereof.
“Lenders “ means the Persons listed on Schedule 1.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Lessee” means a tenant under a Lease.
“LIBO Rate” means, with respect to any Eurodollar Advance for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided, that if the LIBO Screen Rate shall not be available at such time for the Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate.
“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Advance for any Interest Period, the London interbank offered rate administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters Screen or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by Administrative Agent from time to time in its reasonable discretion, provided, that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero (the “LIBO Screen Rate Floor”) for purposes of this Agreement except to the extent that any Advances are covered under any Swap Agreement (in which case, the LIBOR Screen Rate Floor shall not apply to such portion of the Advances).
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan” or “Loans” means, with respect to any Lender, any loans made by such Lender pursuant to this Agreement (or any conversion or continuation thereof).
“Loan Documents” means this Agreement, including schedules and exhibits hereto, the Notes, the Deeds of Trust, the Repayment Guaranty, the Environmental Indemnity Agreements, the Property Manager Subordination Agreements, the Fee Letter and any and all other documents now or hereafter executed by Borrower, Guarantor or any other guarantor of the Obligations or any portion thereof evidencing, guarantying, securing or otherwise pertaining to the Obligations including any amendments, modifications or supplements thereto or waivers thereof, legal opinions issued in connection with the other Loan Documents, UCC filings, and any other documents prepared in connection with the other Loan Documents, if any; provided, however, that Swap Agreements between Borrower and any Lender or Affiliate of any Lender shall not constitute Loan Documents.

“Loan Fee” has the meaning set forth in Section 3.07(a).
“Major Lease” has the meaning set forth in Section 4.02.
“Maturity Date” means the Initial Maturity Date as such date may be extended pursuant to Section 3.15 hereof.
“Maximum Rate” has the meaning set forth in Section 10.13 hereof.
“Mortgaged Property” or “Mortgaged Properties” means individually and collectively, using an interpretation most favorable to Administrative Agent and Lenders, the Properties, the Improvements and all other property of Borrower subject to a Lien or security interest granted by any of the Loan Documents. Unless otherwise specified in this Agreement, or the context shall otherwise require using an interpretation most favorable to Administrative Agent and Lenders, the term “Mortgaged Property” shall be deemed to be a reference to all of the Mortgaged Properties collectively and to each Mortgaged Property individually.
“Net Casualty Proceeds” shall have the meaning set forth in Section 7.01(g)(ii) hereof.
“Net Condemnation Proceeds” shall have the meaning set forth in Section 7.02 hereof.
“NOI” means, as of any date of determination, an amount equal to (i) Total Revenues, as of such date of determination, minus (ii) Property Operating Expenses as of such date of determination, in each case construed in accordance with GAAP consistently applied on a cash basis. Each time NOI is to be calculated hereunder, the initial calculation shall be performed and provided to Administrative Agent and Lenders by the Borrower for Administrative Agent’s review and reasonable approval. Should Administrative Agent reasonably disapprove any calculation of NOI provided by Borrower, Administrative Agent shall perform and provided its own calculation of NOI to Borrower and to the Lenders, and such Administrative Agent’s calculation of NOI (in its reasonable discretion) shall be conclusive and binding in the absence of manifest error.
“Non-Defaulting Lender “ means any Lender, as determined by Administrative Agent, that is not a Defaulting Lender.
“Notes” means the Promissory Notes executed by Borrower in favor of each of the Lenders, substantially in the form of Exhibit D, as amended from time to time.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day; provided that if both such rates are not so published for any day that is a Business Day, the term “NYFRB Rate” means the rate quoted for such day, for a federal funds transaction at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” means (i) all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other indebtedness, liabilities, or obligations of Borrower to the Lenders or to any Lender, Administrative Agent or any indemnified party arising under the Loan Documents, and (ii) all Swap Obligations under Swap Agreements with one or more Lenders or their respective Affiliates, provided that at or prior to the time that any transaction relating to such Swap Obligation is executed, the Lender counterparty thereto (other than JPMorgan or its Affiliates) shall have delivered written notice to Administrative Agent that such a transaction has been or will be entered into and, subject to Administrative Agent’s prior approval in its reasonable discretion, such Swap Obligation shall constitute an Obligation entitled to the benefits of the liens and guaranties provided by the Loan Documents, provided, however, that the definition of ‘Obligations’ shall exclude any Excluded Swap Obligations of Guarantor for purposes of determining any obligations of Guarantor.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Operating Costs” means the costs and expenses for the operation and maintenance of the Property and the Improvements.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.14).
“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S. – managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB.
“Participant” has the meaning set forth in Section 10.04(c) hereof.
“Participant Register” has the meaning assigned to such term in Section 10.04(c)(i).

“Permits” means all permits, licenses, certificates and approvals now or hereafter issued to Borrower for the operation of the Mortgaged Properties.
“Permitted Encumbrances” means (a) Liens and security interests granted pursuant to the Loan Documents, (b) the items set forth on Schedule B of the Title Policy, (c) customary easements entered into by Borrower in connection with the development and operation of the Mortgaged Properties which Administrative Agent has determined would have no material adverse effect on the use or value of the Mortgaged Properties, (d) documents required to be recorded by applicable law which have no material adverse effect on the use or value of the Mortgaged Properties, (e) Approved Leases, (f) subordination, non-disturbance and attornment agreements executed by Administrative Agent with respect to Approved Leases, and (g) memoranda of Approved Leases.
“Permitted Indebtedness” means (a) the Obligations, (b) unsecured letters of credit or guarantees required by Governmental Authorities in connection with the construction of the Improvements, (c) non-delinquent accrued but unpaid real taxes and insurances premiums, (d) other trade debt incurred in the ordinary course of operation of the Mortgaged Property (which, for clarity, shall specifically include trade payables related to capital expenditures, tenant improvement costs and leasing commissions) in such amounts as are normal and reasonable under the circumstances, provided that such debt described in this clause (d) is not evidenced by a note and is paid prior to delinquency and provided in any event that the outstanding principal balance of such debt shall not exceed at any one time five percent (5%) of the outstanding Obligations, (e) equipment leases entered into in the ordinary course of the operation of the Mortgaged Property, (f) Approved Leases, (g) obligations in connection with posting a bond required by Governmental Authorities in connection with the operation of the Mortgaged Property, and (h) tenant security deposits.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan Assets” means the assets of an employee benefit plan within the meaning of 29 C.F.R. 2510.3-101.
“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan, as its prime rate; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. The Prime Rate is a reference rate and is not necessarily the lowest rate.
“Project” means the acquisition, ownership and operation of the Properties and the Improvements.
“Project Documents” means the Property Management Agreement, and the leasing agreement(s), if any; provided, however, that Project Documents shall not include the Loan Documents, any Swap Agreement or the Leases.

“Property” or “Properties” means individually and collectively, using an interpretation most favorable to Administrative Agent and Lenders, or as the context shall require, each and all of the Von Karman Property, the Greenhouse Property, and the Institute Property, to the extent then encumbered by a Deed of Trust. Unless otherwise specified in this Agreement, or the context shall otherwise require using an interpretation most favorable to Administrative Agent and Lenders, the term “Property” shall be deemed to be a reference to all of the Properties collectively and each Property individually.
“Property Management Agreement” means, individually and collectively, using an interpretation most favorable to Administrative Agent and Lenders, or as the context shall require (i) that certain Real Estate Property Management Agreement, dated as of October 23, 2016, by and between Greenhouse Borrower and Stream Realty Partners – Houston, L.P., a Texas limited partnership (“Greenhouse Property Manager”); (ii) that certain Real Estate Property Management Agreement, dated as of July 31, 2015, by and between Von Karman Borrower and Stream Realty Partners – Orange County, L.P., a Texas limited partnership (“Von Karman Property Manager”), and (iii) that certain Real Estate Property Management Agreement, dated as of November 8, 2017, by and between Institute Borrower, acting through its advisor KBS Capital Advisors, LLC, and Cushman & Wakefiled U.S., Inc., a Missouri corporation d/b/a Transwestern (“Institute Property Manager”), and (in each case) any and all extensions, renewals, modifications, amendments, supplements and replacements thereto and therefor. Unless otherwise specified in this Agreement, or the context shall otherwise require using an interpretation most favorable to Administrative Agent and Lenders, the term “Property Management Agreement” shall be deemed to be a reference to all of the foregoing Real Estate Property Management Agreements collectively and each individually.
“Property Manager” means, individually and collectively, using an interpretation most favorable to Administrative Agent and Lenders, or as the context shall require, Greenhouse Property Manager, Von Karman Property Manager and Institute Property Manager. Unless otherwise specified in this Agreement, or the context shall otherwise require using an interpretation most favorable to Administrative Agent and Lenders, the term “Property Manager” shall be deemed to be a reference to all of the foregoing all Property Managers collectively and each Property Manager individually.
“Property Manager Subordination Agreement” means, individually and collectively, using an interpretation most favorable to Administrative Agent and Lenders, or as the context shall require (i) that certain Assignment of Management Agreement and Consent and Subordination of Manager (Offices at Greenhouse), dated as of November 14, 2016, executed Greenhouse Borrower and Greenhouse Property Manager in favor of Administrative Agent and Lenders; (ii) that certain Assignment of Management Agreement and Consent and Subordination of Manager (Von Karman Tech), dated as of May 8, 2017, executed by Von Karman Borrower and Von Karman Property Manager in favor of Administrative Agent and Lenders; and (iii) that certain Assignment of Management Agreement and Consent and Subordination of Manager (Institute), of even date herewith, executed by Institute Borrower and Institute Property Manager in favor of Administrative Agent and Lenders, and (in each case) any and all extensions, renewals, modifications, amendments, supplements and replacements thereto and therefor. Unless otherwise specified in this Agreement, or the context shall otherwise require using an interpretation most favorable to Administrative Agent and Lenders, the term “Property Management Subordination

Agreement” shall be deemed to be a reference to all of the foregoing Assignments of Management Agreement and Consents and Subordinations of Manager collectively and each individually.
“Property Operating Expenses” means, as of any date of determination, the greater of (a) the sum of appraised stabilized operating expenses for each Mortgaged Property based on the most recent Appraisal approved by Administrative Agent, or (b) the sum (without duplication) of (i) the following for the most recently completed twelve (12) month period, (A) all expenses incurred in connection with the ownership, maintenance and operation of the Mortgaged Properties, including, without limitation, utilities, license fees, ground rent, ordinary repairs and maintenance, insurance premiums and Taxes (excluding state and federal income taxes), and (B) property management fees for the Mortgaged Properties in an amount equal the actual property management fees incurred for the applicable period; and (ii) replacement reserves with respect to the Mortgaged Properties in the amount of $0.20 per square foot, per annum. Property Operating Expense shall exclude debt service charges, depreciation, amortization, and other non-cash expenses and shall be subject to appropriate seasonal and other adjustments as approved by Administrative Agent.
“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.
“Register” has the meaning set forth in Section 10.04(b)(iv) hereof.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Repayment Guaranty” means the Amended and Restated Repayment Guaranty of even date herewith executed by Guarantor in favor of Administrative Agent, for the benefit of the Lenders, as amended from time to time.
“Report” means, individually and collectively, (a) that certain Phase I Environmental Site Assessment of the Greenhouse Property, prepared by Ramboll Environ US Corporation, dated as of August, 2016, (b) that certain Phase I Environmental Site Assessment of the Von Karman Property, prepared by Ramboll Environ US Corporation, dated as of April, 2017, and (c) that certain Phase I Environmental Site Assessment of the Institute Property, prepared by Ramboll Environ US Corporation, dated as of August, 2017.
“Required Institute Repairs” have the meaning set forth in Section 4.14(a) hereof.
“Required Lenders” means Lenders (other than Defaulting Lenders) in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advance.
“Required Third Party Documents” means the Property Manager Subordination Agreement.
“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Revolving Commitment” shall mean Twenty-Four Million Two Hundred Sixty-Six Thousand Six Hundred Sixty-Seven and No/100 Dollars ($24,266,667.00), as such amount may be reduced from time to time pursuant to Section 3.17 hereof.
“Revolving Loans” shall mean the aggregate principal amount of the advances outstanding at any one time under the Revolving Commitment.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan, Syria and Crimea).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state , Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) an Affiliate of any such Person described in the foregoing clauses (a) or (b).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union , or any European Union member state, or Her Majesty’s Treasury of the United Kingdom , or other relevant sanctions authority.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency fundings and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsequent Advance” shall have the meaning set forth in Section 2.03.
“Survey” has the meaning set forth in Section 2.02(b)(v) hereof.
“Swap Agreement” means any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tenant Monetary Default” means (i) a default by any Lessee in the payment of scheduled rent under its Lease which continues beyond any applicable grace or cure period, or (ii) the filing of any petition or the commencement of any case or proceeding by or against any Lessee under any provision or chapter of the Federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization.
“Term Commitment” shall mean Forty-Eight Million Five Hundred Thirty-Three Thousand Three Hundred Thirty-Three and No/100 Dollars ($48,533,333.00). The Term Commitment (and, correspondingly, the Aggregate Commitment) shall reduce dollar for dollar with each paydown in the Term Loan.
“Term Loan” shall mean the aggregate principal amount of the advances made by the Lenders under the Term Commitment.
“Title Company” means Commonwealth Land Title Insurance Company.
“Title Policy” means an ALTA Lender’s Policy of Title Insurance for each of the Properties in form and substance satisfactory to Administrative Agent issued by the Title Company in the amount of the Aggregate Commitment insuring each Deed of Trust as a first priority lien on the Property and the Improvements encumbered thereby, containing such endorsements and with such re-insurance as Administrative Agent may request, excepting only such items as shall be acceptable to Administrative Agent.
“Total Revenues” means, as of any date of determination, the sum (without duplication) of the following for the most recently completed twelve (12) month period, (i) the actual gross rental revenue received by Borrower under Approved Leases from lessees as of such date of determination (adjusted upwards for any Approved Leases in a free-rent period based on a calculation using the lesser of (A) a net effective rental rate over the term of the Approved Lease, or (B) an effective rental rate based on the next rental payment to be made under such Approved Lease); (ii) the actual expense reimbursement revenue received by Borrower under Approved Leases from Lessees in occupancy and paying rent as of the date of determination; (iii) any other ordinary actual operating revenue received by Borrower from the Mortgaged Property of a recurring nature, as reasonably determined by Administrative Agent, and (iv) proceeds from loss of rents or business interruption coverage relating to Approved Leases so long as (a) the aggregate amount received with respect thereto does not exceed 5% of Total Revenues derived from a Property and (b) the Leases relating thereto shall remain in full force and effect after the expiration of the applicable insurance payments. Total Revenues as of any date of determination shall exclude (i) revenue received under Approved Leases under which a Tenant Monetary Default has occurred and is continuing as of such date of determination, (ii) revenue from Leases as to which the tenant has vacated the leased space if the remaining term of such lease is less than six (6) months, provided, however, at, from and after any extension of the Maturity Date, Total Revenues will not include any Leases with tenants that have vacated the leased space unless otherwise agreed to in writing by Administrative Agent, (iii) revenue received under Approved Leases that will terminate or expire within 90 days after such date of determination, whether because of the expiration of the Lease term without proper exercise by the Lessee of an available extension option, the exercise by the Lessee of a termination option, or otherwise, (iv) revenue received under Approved Leases where the Lessee has not waived in writing any termination options available to such Lessee during the 90 days after such date of determination, and (v) lease termination fees, straight-line income, security deposits not yet applied in accordance with the underlying applicable Approved Lease, insurance proceeds (except with respect to loss of rents or business interruption coverage as provided above) and condemnation awards and other extraordinary items of income; provided that Total Revenues for any Property owned less than twelve months shall be calculated based on (a) the projected pro forma Total Revenues for such Property until there is a quarter of actual Total Revenues during the applicable testing period, (b) the actual Total Revenues for such Property annualized based on the prior quarterly period once there is a quarter of actual Total Revenues during the applicable testing period, and (c) after there is a year of actual Total Revenues for such Property for the applicable testing period, the actual Total Revenues for the 12 months immediately preceding and through the date of determination. Total Revenues shall also be subject to an economic vacancy allowance and adjustment equal to the greater of actual or 5.0%.
“Transactions” means the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof.
“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or Eurodollar Loan.
“Unmatured Default” means the occurrence of an event which with notice or lapse of time or both would constitute a Default.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.12(f)(ii)(B)(3).
“Von Karman Borrower” has the meaning set forth in the preamble to this Agreement.
“Von Karman Deed of Trust” means that certain Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of May 8, 2017, executed by Von Karman Borrower, as Trustor, to Commonwealth Land Title Insurance Company, as Trustee, in favor of Administrative Agent, as Beneficiary, recorded on May 10, 2017 in the Official Records of Orange County, California, as Instrument No. 2017000189607, as amended by the Von Karman DOT Amendment, and as further amended from time to time.

“Von Karman DOT Amendment” means that certain Amendment to Deed of Trust of even date herewith, executed by Von Karman Borrower and Administrative Agent, pursuant to which the Von Karman Deed of Trust has been amended to secure the Loan as modified by this Agreement and the other Loan Documents.
“Von Karman Improvements” has the meaning set forth in Recital B above.
“Von Karman Property” has the meaning set forth in Recital B above.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
ARTICLE II
CONDITIONS TO DISBURSEMENT
2.01    Right to Advances, Generally. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to Borrower from time to time in amounts not to exceed in the aggregate the amount of its Commitment. Each Advance hereunder shall consist of Loans made by the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. No Lender shall be responsible for the failure of any other Lender to perform its obligations to make Loans hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make Loans hereunder. Borrower agrees to cause the proceeds of the Advance to be applied for the costs incurred in connection with the acquisition and refinancing of the Properties, and for any other lawful purpose related to the Properties.
2.02    Conditions to Closing and Closing Advance. Borrower agrees that, in addition to all other conditions set forth herein, before this Agreement becomes effective and any party becomes obligated under it, and as express conditions precedent to the making of the Closing Advance, all of the following conditions shall have been satisfied at Borrower’s sole cost and expense in a manner acceptable to Administrative Agent in the exercise of Lender’s sole judgment, subject, however, to the right of Administrative Agent in its sole discretion to waive any one or more of such conditions in whole or in part:
(a)    Loan Documents and Certain Third Party Documents. Administrative Agent shall have received on the date hereof the following documents fully executed and in form and substance satisfactory to Administrative Agent:
(i)    The Notes;
(ii)    The Institute Mortgage;
(iii)    The Von Karman DOT Amendment;
(iv)    The Repayment Guaranty;

(v)    The Environmental Indemnity Agreement;
(vi)    The Fee Letter;
(vii)    The Property Manager Subordination Agreement for the Institute Property (attaching a copy of the Property Management Agreement);
(viii)    Borrower Financing Statement for Institute Borrower;
(ix)    Administrative Agent’s Disbursement and Rate Management Signature Authorization and Instruction Form.
(b)    Additional Closing Deliveries. Administrative Agent shall have received the following on or before the date hereof in form and substance satisfactory to Administrative Agent:
(i)    An opinion or opinions from counsel for Borrower and Guarantor covering such items as Administrative Agent and its counsel may require;
(ii)    Current UCC, tax and judgment searches made in such places as Administrative Agent may specify, covering Borrower and showing no filings relating to, or which could relate to, the Mortgaged Property other than those made hereunder;
(iii)    Evidence of the insurance required under Section 7.01 hereof;
(iv)    (A) A commitment to issue the Title Policy for the Institute Property, together with copies of all documentation evidencing exceptions raised therein, and (B) such assurance as Administrative Agent may reasonably require that the validity and priority of the Von Karman Deed of Trust has not been and will not be impaired by this Agreement or the transactions contemplated by it, including the issuance by Title Company of a CLTA Endorsement No. 110.10 or equivalent to be attached to the Title Policy insuring the lien of the Von Karman Deed of Trust;
(v)    An ALTA survey of each Property certified in a manner acceptable to Administrative Agent (the “Survey”);
(vi)    Copies of organizational documents for Borrower, Guarantor and any other entity reasonably requested by Administrative Agent based on the organizational chart for Borrower, together with good standing certificates, resolutions, incumbency certificates, and such other evidence of authority to enter into the Loan Documents as Administrative Agent may reasonably require.
(vii)    A copy of the contracts to purchase the Institute Property and the related closing statement;
(viii)    Evidence indicating whether the Improvements or any part thereof for any Property are or will be located within a one hundred year flood plain or other area identified by Administrative Agent as having high or moderate risk of flooding or identified as a special flood hazard area as defined by the Federal Emergency Management Agency, and, if so, a flood notification form signed by Borrower and evidence that the flood insurance required by Article VII of this Agreement is in place for the Improvements and contents, if applicable, all in form, substance and amount satisfactory to Administrative Agent and the Lenders;
(ix)    An Appraisal for each Property acceptable to Administrative Agent;
(x)    A soils report with respect to each Property prepared by an engineer acceptable to Administrative Agent, and copies of all other inspection and test reports with respect to each Property made by or for Borrower;
(xi)    An environmental report with respect to each Property prepared by an environmental consultant acceptable to Administrative Agent;
(xii)    Evidence indicating compliance by the Improvements for each Property with applicable zoning requirements (without requirement for a variance);
(xiii)    Evidence that all utilities and municipal services required for the operation of the Improvements are available at each Property;
(xiv)    The most recent available financial statements of Borrower and Guarantor;
(xv)    A current engineering report with respect to the Institute Property, covering, among other matters, inspection of heating and cooling systems, roof and structural details and showing no failure of compliance with building plans and specifications, applicable legal requirements (including requirements of the Americans with Disabilities Act) and fire, safety and health standards. If requested by Administrative Agent, such report shall also include an assessment of the Institute Property’s tolerance for earthquake and seismic activity;
(xvi)    (1) A certificate of an authorized representative of Borrower and Guarantor certifying as to the operating agreements for each of Borrower and Guarantor, (2) the authorizing resolutions of Borrower and Guarantor, and (3) incumbency certificate and specimen signatures of signatories for Borrower and Guarantor, together with (x) a copy of the Certificate of Formation for Borrower and Guarantor, each certified by the Delaware Secretary of State as of a recent date, (y) certificates of good standing as of a recent date for Borrower and Guarantor from the Delaware Secretary of State, and (z) a certificate of good standing as of a recent date for each Borrower from the Secretary of State of the state in which the Property owned by such Borrower is located;
(xvii)    Copies of all leases for space of 10,000 square feet or more within each Property, together with estoppel letters from tenants occupying in the aggregate at least 75% of the leasable space within the Improvements at each Property (or other amounts acceptable to Administrative Agent), and in the form received by Borrower in connection with its acquisition of each Property, with such changes thereto as Administrative Agent reasonably requests so as to allow Administrative Agent to rely on and enforce any such estoppels;
(xviii)    a current rent roll for the Institute Property, together with all leases for the Institute Property not previously delivered to Administrative Agent. Such rent roll shall include the following: (A) tenant names; (B) unit/suite numbers; (C) area of each demised premises and total area of the Institute Property (stated in net rentable square feet); (D) rental rate (including escalations) (stated in gross amount and in amount per net rentable square foot per year); (E) lease term (commencement, expiration and renewal options); (F) expense pass-throughs; and (G) the amounts of security deposits, if any;
(xix)    A signed IRS Form W 8 or W 9 as applicable for each Borrower and Guarantor;
(xx)    A copy of the environmental insurance policy covering the Property, including all endorsements, amendments, renewals, and certificates, in all respects acceptable to Administrative Agent;
(xxi)    All other due diligence items required by Administrative Agent, including without limitation copies of all exceptions listed in the title report, the soils report, copies of licenses, permits and related agreements pertaining to each Property, and any other due diligence items required by Administrative Agent;
(xxii)    A legal review of all legal and regulatory matters satisfactory to Administrative Agent;
(xxiii)    Borrower shall have paid all fees and costs then owing to Administrative Agent and Lenders;
(xxiv)    A Borrowing Base Certificate executed by Borrower;
(xxv)    All representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects (including, without limitation, representations relating to any material adverse change in the condition of Borrower or Guarantor and any representation relating to litigation impacting Borrower or Guarantor); and
(xxvi)    Such other information and documents as Administrative Agent may reasonably require.
Borrower shall have a right to request in writing that Administrative Agent notify Borrower of any conditions specified above in this Section 2.02 that have not been satisfied prior to the proposed date and time of the recordation of the Institute Mortgage, provided that Borrower shall make such request at least 24 hours prior to the scheduled time of such recordation; and Administrative Agent shall make a good faith effort to identify, prior to such recordation, any such outstanding items specified above in Section 2.02 that have not yet been satisfied.

2.03    Conditions for all Subsequent Advances. Every subsequent Advance (each a “Subsequent Advance”) shall be subject to Administrative Agent’s receipt, review, approval and/or confirmation of the following, each in form and content reasonably satisfactory to Administrative Agent:
(a)    There shall exist no Default or Unmatured Default (currently and after giving effect to the requested advance).
(b)    The representations and warranties contained in this Agreement and in all other Loan Documents are true and correct in all material respects as of the date of the requested Advance.
(c)    Each Borrowing Request for such an Advance shall specify the amount requested, shall be submitted on the form approved by Administrative Agent.
(d)    Borrower shall have paid Administrative Agent’s costs and expenses in connection with such Advance (including title charges and costs and expenses of Administrative Agent’s and reasonable attorneys fees).
(e)    Such Advance shall be secured by the Loan Documents, subject only to those exceptions to title approved by Administrative Agent at the time of Loan closing, and, if required by Administrative Agent, as evidenced by title insurance endorsements satisfactory to Administrative Agent (to the extent available). For purposes of clarification, Administrative Agent shall have no obligation to make any subsequent Advance if Administrative Agent determines in its reasonable discretion that such subsequent Advance may not have priority over any other Liens encumbering any Property (other than those exceptions to title approved by Administrative Agent at the time of Loan closing or otherwise approved by Administrative Agent in writing, in Administrative Agent’s sole but good faith discretion), including, without limitation, any judgment liens docketed against any Property, unless Borrower is in compliance with Section 4.01(c) of this Agreement and has delivered, or caused to be delivered, acceptable title endorsements covering any such Subsequent Advances.
(f)    No (A) condemnation or material adverse, as determined by Administrative Agent, zoning or usage change proceeding shall have occurred or shall have been threatened in writing against any Property, (B) damage to any Property by fire or other casualty has occurred which has not been repaired or is not being restored in accordance with this Agreement, and (C) law, regulation, ordinance, moratorium, injunctive proceeding, restriction, (except as specifically disclosed to Administrative Agent in writing) litigation or action, citation or similar proceeding or matter shall have been enacted or adopted, or threatened in writing by any governmental authority, in each case under the foregoing (A)-(C) which would have, in Administrative Agent’s good faith judgment, a material adverse effect on the Loan, any Property, or Borrower’s or Guarantor’s ability to perform its obligations under the Loan Documents.
(g)    Following the requested Advance, the aggregate outstanding principal amount of the Loan would not exceed the Availability Amount (and the outstanding principal amount of the Term Loan would not exceed the Term Commitment, and the outstanding principal amount of the Revolving Loans would not exceed the Revolving Commitment).

(h)    Borrower shall have delivered to Administrative Agent a Borrowing Base Certificate.
ARTICLE III
LOAN TERMS
3.01    The Loan and Advances.
(a)    Generally. All Advances of the Loans are subject to satisfaction of the conditions to disbursement contained in Article II of this Agreement, as well as the terms of this Article III.
(b)    Type. Subject to Section 3.09 hereof, each Advance shall be comprised entirely of Floating Rate Loans or Eurodollar Loans as Borrower may request in accordance herewith, and shall bear interest at the applicable Floating Rate or Eurodollar Rate, respectively. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    Minimum Advance Amounts. At the commencement of each Interest Period for any Eurodollar Advance, such Advance shall be in an aggregate amount that is not less than $500,000. Advances of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 5 Eurodollar Advances outstanding.
(d)    No Interest Period to Expire After Maturity Date. Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Advance if the Interest Period requested with respect thereto would end after the Maturity Date.
3.02    Requests for Advances. To request an Advance, Borrower shall notify Administrative Agent of such request by electronic communication as provided in Section 10.01 (a) in the case of a Eurodollar Advance, not later than noon, Dallas, Texas time, three (3) Business Days before the date of the proposed Advance or (b) in the case of a Floating Rate Advance, not later than 2:00 p.m., Dallas, Texas time, one (1) Business Day before the date of the proposed Advance. Each such Borrowing Request shall be irrevocable, shall be in a form approved by Administrative Agent and shall specify the following information in compliance with Section 3.01 hereof:
(i)    the aggregate amount of the requested Advance;
(ii)    the requested Borrowing Date of such Advance, which shall be a Business Day;
(iii)    the Type of Advance requested; i.e., a Floating Rate Advance or a Eurodollar Advance; and

(iv)    in the case of a Eurodollar Advance, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.
If no election as to the Type of Advance is specified, then the requested Advance shall be a Floating Rate Advance. If no Interest Period is specified with respect to any requested Eurodollar Advance, then Borrower shall be deemed to have requested a Floating Rate Advance. Promptly following receipt of a Borrowing Request in accordance with this Section, Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Advance.
3.03    Funding of Advances.
(a)    Generally. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m. Dallas, Texas time, to the account of Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Administrative Agent will make such Loans available to Borrower by promptly crediting the amounts so received, in like funds, to an account of Borrower designated by Borrower in Administrative Agent’s Disbursement and Rate Management Signature Authorization and Instruction Form.
(b)    Advance Fundings. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of the Advance that such Lender will not make available to Administrative Agent such Lender’s share of the Advance, Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Advance available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Borrower, the interest rate applicable to Floating Rate Loans. If such Lender pays such amount to Administrative Agent, then such amount shall constitute such Lender’s Loan included in the Advance.
3.04    Interest Elections.
(a)    Generally. The Advance initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Advance, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, Borrower may elect to convert such Advance to a different Type or to continue such Advance and, in the case of a Eurodollar Advance, may elect Interest Periods therefor, all as provided in this Section. Borrower may elect different options with respect to different portions of the affected Advance, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Advance, and the Loans comprising each such portion shall be considered a separate Advance.

(b)    Interest Election Request. To make an election pursuant to this Section, Borrower shall notify Administrative Agent of such election by electronic communication as provided in Section 10.01 by the time that a Borrowing Request would be required under Section 3.02 hereof if Borrower were requesting an Advance of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be in a form approved by Administrative Agent.
(c)    Required Information. Each Interest Election Request shall specify the following information in compliance with Section 3.01 hereof:
(i)    the Advance to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Advance (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Advance);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    the Type of Advance, i.e., a Floating Rate Advance or a Eurodollar Advance; and
(iv)    if the resulting Advance is a Eurodollar Advance, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If no Type of Advance is specified in the Interest Election Request, or if any such Interest Election Request requests a Eurodollar Advance but does not specify an Interest Period, then Borrower shall be deemed to have requested a Floating Rate Advance.
(d)    Notice to Lenders. Promptly following receipt of an Interest Election Request, Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Advance.
(e)    Failure to Elect; Default. If Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Advance prior to the end of the Interest Period applicable thereto, then, unless such Advance is repaid as provided herein, at the end of such Interest Period such Advance shall be converted to a Floating Rate Advance. Notwithstanding any contrary provision hereof, so long as a Default has occurred and is continuing: (i) no outstanding Advance may be converted to or continued as a Eurodollar Advance and (ii) unless repaid, each Eurodollar Advance shall be converted to a Floating Rate Advance at the end of the Interest Period applicable thereto.
3.05    Repayment of Loans; Evidence of Debt.
(a)    Repayment at Maturity. Borrower hereby unconditionally promises to pay to Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan and all unpaid accrued interest on the Maturity Date.

(b)    Lender Accounting. Each Lender shall maintain in accordance with its usual practice an accounting of the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    Administrative Agent Accounting. Administrative Agent shall maintain an accounting of (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) the amount of any sum received by Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    Prima Facie Evidence. The entries made in the accounting maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or Administrative Agent to maintain such accounting or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)    Notes. The Loan made by each Lender shall be evidenced by the Note executed by Borrower in favor of such Lender.
3.06    Prepayment of Loans. Borrower shall have the right at any time and from time to time to prepay any Advance in whole or in part, subject to prior notice in accordance with this Section 3.06. Borrower shall notify Administrative Agent by electronic communication as provided in Section 10.01 of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Advance, not later than 12:00 p.m., Dallas, Texas time, three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of a Floating Rate Advance, not later than 2:00 p.m., Dallas, Texas time, one (1) Business Day before the date of prepayment. Each such notice shall specify the prepayment date and the principal amount of each Advance or portion thereof to be prepaid. Promptly following receipt of any such notice, Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Advance shall be in an amount that would be permitted in the case of an Advance of the same Type as provided in Section 3.01 hereof. Prepayments shall be accompanied by accrued interest on the amount prepaid, plus any other break funding payments or fees required by Section 3.11 or other amounts required by Section 3.08 hereof.
3.07    Fees.
(a)    Loan Fee. Borrower agrees to pay to Administrative Agent for the account of each Lender a loan fee in the amount of specified in the Fee Letter.
(b)    Fees Non-Refundable. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to Administrative Agent for distribution, in the case of the Loan Fee, to the Lenders. Fees paid shall not be refundable under any circumstances.

3.08    Interest.
(a)    Floating Rate Loans. The Loans comprising each Floating Rate Advance shall bear interest at the Floating Rate.
(b)    Eurodollar Loans. The Loans comprising each Eurodollar Advance shall bear interest at the Eurodollar Rate for the Interest Period in effect for such Advance.
(c)    Default Rate. Notwithstanding the foregoing, to the extent permitted under applicable law, upon the occurrence of a Default, and during the continuance of a Default, and after maturity, the Loans shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section.
(d)    Payment of Accrued Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    Computation of Interest. All interest hereunder shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by Administrative Agent, and such determination shall be conclusive absent manifest error.
3.09    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Advance, (a) Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining (including by means of an Interpolated Rate) the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period, or (b) Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Advance for such Interest Period, then Administrative Agent shall give notice thereof to Borrower and the Lenders by electronic communication as provided in Section 10.01 as promptly as practicable thereafter and, until Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Advance to, or continuation of any Advance as, a Eurodollar Advance shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Advance, such Advance shall be made as a Floating Rate Advance.
3.10    Increased Costs.
(a)    Increased Costs of Making or Maintaining Loans. If any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate), (ii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loans made by such Lender or (iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender or such other Recipient such additional amount or amounts as will compensate such Lender or such other Recipient for such additional costs incurred or reduction suffered.
(b)    Capital Adequacy. If any Lender in good faith determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to Agent for the benefit of such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificate of Amounts Due. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Administrative Agent by Lender and by Administrative Agent (on behalf of such Lender) to Borrower and shall be conclusive absent manifest error. Borrower shall pay to Administrative Agent for the benefit of such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Delay in Demand For Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that Borrower is notified of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
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3.11    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of a Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 3.14 hereof, then, in any such event, Borrower shall pay to Administrative Agent an administrative fee of $250.00 and compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurodollar Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Eurodollar Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market (the “Breakage Fee”). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Administrative Agent by such Lender and to Borrower by Administrative Agent (on behalf of such Lender) and shall be conclusive absent manifest error. Borrower shall pay to Administrative Agent for the benefit of such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
Borrower acknowledges that payment or prepayment of any Eurodollar Loan on a date other than the last day of an applicable Interest Period shall result in Administrative Agent and Lenders incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities, and any such payment or prepayment therefore must include the Breakage Fee and other sums set forth above in this Section. Borrower hereby expressly (a) waives any rights it may have under California Civil Code Section 2954.10, and any similar provision of the law of any other state where any Property is located (if any), to prepay any Eurodollar Loan without premium or penalty, upon acceleration of the maturity of this Note, and (b) agrees that if a prepayment of any Eurodollar Loan is made, following any acceleration of the maturity of this Note by the holder hereof on account of any transfer or disposition as prohibited or restricted by this Agreement or by the Deeds of Trust securing the Note, then Borrower shall be obligated to pay, concurrently therewith, as a prepayment premium, the applicable Breakage Fee and other sums specified above in this Section. By initialing this provision in the space provided below, Borrower hereby declares that the Administrative Agent and Lenders’ agreement to make the subject Loan at the interest rate(s) and for the term set forth in this Agreement constitutes adequate consideration, given individual weight by Borrower, for this waiver and agreement.
GREENHOUSE BORROWER’S INITIALS: /CJS
VON KARMAN BORROWER’S INITIALS: /s/CJS
INSTITUTE BORROWER’S INITIALS: /s/CJS

3.12    Withholding of Taxes; Gross Up.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.12), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by Borrower. Each Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for, Other Taxes.
(c)    Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 3.12, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(d)    Indemnification by Borrower. Each Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04(c)(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this paragraph (e).
(f)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.12(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)    Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN-E or IRS Form W-8BEN; or
(4)    to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.12 (including by the payment of additional amounts pursuant to this Section 3.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.12 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the written request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival; Defined Terms. Each party’s obligations under this Section 3.12 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. For purposes of this Section 3.12, the term “applicable law” includes FATCA.
3.13    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)    Payments Generally. Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 3.10, 3.11 or 3.12, or otherwise) prior to 12:00 p.m., Dallas, Texas time, on the date when due, in immediately available funds, without set‑off or counterclaim. Any amounts received after such time on any date may, in the discretion of Administrative Agent be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to Administrative Agent at its offices at 700 North Pearl Street, Fl. 13, Dallas, Texas 85201-7424 except that payments pursuant to Sections 3.10, 3.11, 3.12 and 10.03 hereof shall be made directly to the Persons entitled thereto; provided, payments payable to any

Lender shall be paid to Administrative Agent for the benefit of such Lender. Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. dollars.
(b)    Application of Insufficient Funds. If at any time insufficient funds are received by and available to Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of fees, indemnities and expense reimbursements then due hereunder to the parties entitled thereto; (ii) second, towards payment of interest then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest then due to such parties, and (iii) third, towards payment of principal then due hereunder and Swap Obligations then due on a pari passu basis, ratably among the parties entitled thereto in accordance with the amounts of principal and Swap Obligations then due to such parties. Notwithstanding the foregoing, amounts received from any Guarantor that is not an “eligible contract participant” as defined in the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) shall not be applied to the Obligations.
(c)    Allocation of Payments.
(i)    If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set‑off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Borrower or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.
(ii)    Except as otherwise provided in Section 3.15(d), 3.16 and/or 3.17 below, all payments of principal on the Loan shall be allocated first to the outstanding principal balance of the Revolving Loans until such Revolving Loans are paid in full, and then to the outstanding principal balance of the Term Loans.
(d)    Advance Payments. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment to Administrative Agent , then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
3.14    Mitigation Obligations; Replacement of Lenders.
(a)    Mitigation of Increased Costs. If any Lender requests compensation under Section 3.10 hereof, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.12 hereof, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.10 or 3.12 hereof, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.10 hereof, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.12 hereof, or if any Lender defaults in its obligation to fund Loans hereunder, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04 hereof), all its interests, rights (other than its existing rights to payments pursuant to Section 3.10 or 3.12) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Borrower shall have received the prior written consent of Administrative Agent, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts); provided however, that in the case of Borrower’s replacement of a Defaulting Lender for failure to fund Loans hereunder, the assignee or Borrower, as the case may be, shall holdback from such amounts payable to such Lender and pay directly to Administrative Agent, any payments due to Administrative Agent or the Non-Defaulting Lenders by Defaulting Lender under this Agreement, and (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.10 hereof or payments required to be made pursuant to Section 3.12 hereof, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.
3.15    Extension Options.
(a)    First Extension Option. At the written request of Borrower made at least thirty (30) but not more than ninety (90) days prior to the Initial Maturity Date, the Maturity Date shall be extended to the one-year anniversary of the Initial Maturity Date (the “First Extended Maturity Date”) provided that the following conditions are satisfied:
(i)    Administrative Agent shall have received evidence indicating whether the Improvements on each of the Properties or any part thereof are or will be located within a one hundred year flood plain or other area identified by Administrative Agent has having high or moderate risk of flooding or identified as a special flood hazard area as defined by the Federal Emergency Management Agency, and, if so, a flood notification form signed by Borrower and evidence that the flood insurance required by Article VII of this Agreement is in place for the Improvements and contents, if applicable, all in form, substance and amount satisfactory to Administrative Agent and the Lenders;
(ii)    Borrower has delivered to Administrative Agent evidence acceptable to Administrative Agent that, as of the Initial Maturity Date, that the outstanding balance of the Loans will not exceed the Availability Amount based on the then existing applicable metrics (using an updated appraisal if required by Administrative Agent) and Debt Service Coverage Ratio calculations); provided Borrower may pay down the Loan by such amount to ensure compliance with the foregoing;
(iii)    On or before the Initial Maturity Date, Administrative Agent shall have received, on behalf of the Lenders, an extension fee in an amount equal to fifteen one hundredths percent (0.15%) of the Aggregate Commitment;
(iv)    No Default or Unmatured Default shall have occurred and be continuing on the Initial Maturity Date;
(v)    All representations and warranties made hereunder or under any of the other Loan Documents shall be true and correct in all material respects as of the Initial Maturity Date, except (A) to the extent such representation and warranty is made as of a specified date, in which case such representation and warranty shall have been true and correct as of such specified date, or (B) as to any immaterial representations which Administrative Agent in good faith determines would not have a material adverse effect on the Property, Borrower or Guarantor if not true and correct in all material respects (provided the foregoing shall in no event apply to intentional misrepresentations);
(vi)    Administrative Agent has received satisfactory documentation evidencing the extension executed by Borrower and consented to by Guarantor, and

Borrower shall have paid all of Administrative Agent’s costs and expenses in connection with such extension in accordance with Section 10.03;
(vii)    Guarantor shall have executed a reaffirmation of the Repayment Guaranty and a consent to the extension in form and content reasonably acceptable to Administrative Agent and Guarantor (provided, however, that it is the intent and agreement of the parties hereto and of the Guarantor that its Repayment Guaranty shall continue in full force and effect whether or not any such reaffirmation is obtained).
(viii)    Borrower shall have paid all costs and expenses of Administrative Agent in connection with the extension of the Loan (including, without limitation, reasonable fees and expenses of counsel);
(ix)    Administrative Agent shall have been provided with an updated title report, at Borrower’s sole cost and expense, covering the Properties, and appropriate title endorsements requested by Administrative Agent (if any) shall have been issued, as reasonably requested by Administrative Agent;
(x)    Borrower shall have delivered to Administrative Agent a current Borrowing Base Certificate; and
(xi)    Borrower and Guarantor shall execute such additional documentation as is reasonably satisfactory to Administrative Agent with respect to such extension.
(b)    Second Extension Option. At the written request of Borrower made at least thirty (30) but not more than ninety (90) days prior to the First Extended Maturity Date, the Maturity Date shall be further extended to the first anniversary of the First Extended Maturity Date, provided that the following conditions are satisfied:
(i)    The Maturity Date has previously been extended to the First Extended Maturity Date pursuant to the provisions of Section 3.15(a) hereof;
(ii)    Administrative Agent shall have received evidence indicating whether the Improvements or any part thereof are or will be located within a one hundred year flood plain or other area identified by Administrative Agent as having high or moderate risk of flooding or identified as a special flood hazard area as defined by the Federal Emergency Management Agency, and, if so, a flood notification form signed by Borrower and evidence that the flood insurance required by Article VII of this Agreement is in place for the Improvements and contents, if applicable, all in form, substance and amount satisfactory to Administrative Agent and the Lenders;
(iii)    Borrower has delivered to Administrative Agent evidence acceptable to Administrative Agent that, as of the First Extended Maturity Date, that the outstanding balance of the Loans will not exceed the Availability Amount based on the then existing applicable metrics and Debt Service Coverage Ratio calculations; provided Borrower may pay down the Loan by such amount to ensure compliance with the foregoing;

(iv)    On or before the First Extended Maturity Date, Administrative Agent shall have received, on behalf of the Lenders, an extension fee in an amount equal to fifteen one-hundredths percent (0.15%) of the Aggregate Commitment;
(v)    No Default or Unmatured Default shall have occurred and be continuing on the First Extended Maturity Date;
(vi)    All representations and warranties made hereunder or under any of the other Loan Documents shall be true and correct in all material respects as of the First Extended Maturity Date, except (A) to the extent such representation and warranty is made as of a specified date, in which case such representation and warranty shall have been true and correct as of such specified date, or (B) as to any immaterial representations which Administrative Agent in good faith determines would not have a material adverse effect on the Property, Borrower or Guarantor if not true and correct in all material respects (provided the foregoing shall in no event apply to intentional misrepresentations);
(vii)    Administrative Agent has received satisfactory documentation evidencing the extension executed by Borrower and consented to by Guarantor, and Borrower shall have paid all of Administrative Agent’s costs and expenses in connection with such extension in accordance with Section 10.03;
(viii)    Guarantor shall have executed a reaffirmation of the Repayment Guaranty and a consent to the extension in form and content reasonably acceptable to Administrative Agent and Guarantor (provided, however, that it is the intent and agreement of the parties hereto and of Guarantor that its Repayment Guaranty shall continue in full force and effect whether or not any such reaffirmation is obtained).
(ix)    Borrower shall have paid all costs and expenses of Administrative Agent in connection with the extension of the Loan (including, without limitation, reasonable fees and expenses of counsel);
(x)    Administrative Agent shall have been provided with an updated title report, at Borrower’s sole cost and expense, covering the Properties, and appropriate title endorsements requested by Administrative Agent (if any) shall have been issued, as reasonably requested by Administrative Agent;
(xi)    Borrower shall have delivered to Administrative Agent a current Borrowing Base Certificate; and
(xii)    Borrower and Guarantor shall execute such additional documentation as is reasonably satisfactory to Administrative Agent with respect to such extension.
(c)    [Reserved.]
(d)    Reduction in Term Loan. Borrower shall have the right at any time during the thirty (30) day period prior to the Initial Maturity Date or the First Extended Maturity Date, as applicable, to reduce the Term Loan by the amount necessary to satisfy the applicable Availability

Amount conditions to extension set forth in Section 3.15 hereof, as applicable, by furnishing written notice to Administrative Agent of such election and by making payment to Administrative Agent for application to the Term Loan. In the event of any such election to reduce the Term Loan, Administrative Agent shall notify the Lenders, (i) each Lender’s Term Commitment shall automatically be reduced by such Lender’s Applicable Percentage of the total reduction in the Term Loan requested by Borrower, (ii) each Lender’s Revolving Commitment shall automatically be reduced by such Lender’s Applicable Percentage of the total reduction in the Revolving Commitment pursuant to Section 3.17(b) hereof, if applicable, in connection with such reduction of the Term Loan, and (iii) if, as a result of the reduction of the Revolving Commitment pursuant to clause (ii) above, the outstanding principal balance of the Revolving Loans exceed the Revolving Commitment, Borrower shall pay an amount equal to such excess to Administrative Agent (without payment of any prepayment fees other than hedge or LIBOR breakage fees) on or before the earlier of (1) five (5) Business Days of written demand by Administrative Agent, and (2) the Initial Maturity Date or the First Extended Maturity Date, as applicable.
3.16    Outstanding Principal Balance May Not Exceed the Availability Amount; Revolving Portion May Be Repaid And Re-Borrowed. Borrower shall not be entitled to request or receive an advance of Loan proceeds unless, following the making of any such advance, the aggregate outstanding principal balance of the Loan would be less than or equal to the Availability Amount, and the outstanding principal balance of the Revolving Loans is less than or equal to the Revolving Commitment. If, for any reason, the aggregate outstanding principal amount of the Revolving Loan and the Term Loan exceed the Availability Amount, Borrower shall, within five (5) Business Days of written demand by Administrative Agent, pay down (without payment of any prepayment fees other than hedge or LIBOR breakage fees) the outstanding principal balance of the Loan so that such outstanding principal balance does not exceed the Availability Amount. Furthermore, should at any time the outstanding principal balance of the Revolving Loans exceed the Revolving Commitment, or should the outstanding principal balance of the Term Loan exceed the Term Commitment, Borrower shall pay to Administrative Agent, within five (5) Business Days of written demand by Administrative Agent, for application to the applicable portion of the Loan (without payment of any prepayment fees other than hedge or LIBOR breakage fees), an amount sufficient so that the outstanding principal balance of the Revolving Loans does not exceed the Revolving Commitment and the outstanding principal balance of the Term Loan does not exceed the Term Commitment; provided, however, that, if the circumstances described in Section 3.15(d) above shall apply and earlier payment of the Revolving Loans is required thereunder, the applicable payment of the Revolving Loans shall be due when required under Section 3.15(d). Subject to the foregoing, and any additional conditions and requirements set forth in this Agreement, the Revolving Loans may be repaid and re-borrowed. The Term Loan once repaid in whole or in part, may not be re-borrowed.
The Availability Amount will be tested by Administrative Agent (a) quarterly (as of the last day of each calendar quarter), (b) any time a Property is released, and (c) in connection with the exercise of each extension option under Section 3.15 hereof.

3.17    Voluntary Termination or Reduction of Commitment; Adjustment of Revolving Commitment.
(a)    Borrower may, upon not less than ten (10) days’ prior written notice to Administrative Agent (and upon receipt of such notice Administrative Agent shall promptly notify Lenders thereof), terminate the Aggregate Commitment or permanently reduce the Revolving Commitment and/or the Term Commitment by a minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof, unless, after giving effect thereto and to any prepayments of Loan made on the effective date thereof, (i) the aggregate principal balance of the then outstanding Loans made by any Lender would exceed such Lender’s Commitment, (ii) the outstanding principal balance of the Revolving Loans would exceed the Revolving Commitment, or (iii) the outstanding principal balance of the Term Loans would exceed the Term Commitment. No commitment or extension fees paid prior to the effective date of any reduction of the Revolving Commitment or the Term Commitment or termination of the Aggregate Commitment shall be refunded.
(b)    If the Term Commitment is reduced, whether pursuant to Sections 3.13(c)(ii), 3.15(d) and/or 3.17(a) above or otherwise, and, after giving effect to such reduction of the Term Commitment, the Revolving Commitment exceeds one-third (1/3) of the Aggregate Commitment then in effect, then (i) the Revolving Commitment shall be reduced automatically and concurrently with such reduction of the Term Commitment to an amount equal to one-half (1/2) of the Term Commitment then in effect, and (ii) Borrower shall pay to Administrative Agent any and all amounts required pursuant to Section 3.16 above as and when required thereunder; provided, however, that any payment required under Section 3.16 above in connection with any voluntary reduction of the Term Commitment and/or the Revolving Commitment pursuant to Section 3.17(a) above (and, if applicable, any corresponding reduction of the Revolving Commitment pursuant to this Section 3.17(b) in connection with a voluntary reduction of the Term Commitment pursuant to Section 3.17(a) above) shall be due and payable upon the effective date of such reduction of the Term Commitment and/or the Revolving Commitment, as the case may be.
(c)    Any reduction of the Revolving Commitment and/or the Term Commitment pursuant to this Section 3.17 shall be applied to each Lender according to its Applicable Percentage. Once reduced pursuant to this Section 3.17, neither the Revolving Commitment nor the Term Commitment may be increased.
ARTICLE IV
GENERAL COVENANTS
4.01    Liens, Taxes, and Governmental Claims.
(a)    Liens. Borrower shall pay, satisfy and obtain the release of all other claims and Liens affecting or purporting to affect the title to, or which may be or appear to be Liens on, any Mortgaged Property or any part thereof (other than the Permitted Encumbrances), and all costs, charges, interest and penalties on account thereof, including without limitation the claims of all Persons supplying labor or materials to any Mortgaged Property, and to give Administrative Agent, upon demand, evidence satisfactory to Administrative Agent of the payment, satisfaction or release thereof. Notwithstanding the foregoing, nothing herein contained shall require Borrower to pay any claims or Liens which Borrower in good faith disputes and which Borrower, at its own expense, is currently and diligently contesting, provided that Borrower complies with the provisions of Section 4.01(c) hereof.
(b)    Taxes. Borrower agrees to pay or cause to be paid, prior to the date they would become delinquent if not paid, any and all taxes, assessments and governmental charges whatsoever levied upon or assessed or charged against any Mortgaged Property, including all water and sewer taxes, assessments and other charges, fines, impositions and rents, if any. If requested by Administrative Agent, Borrower shall give to Administrative Agent a receipt or receipts, or certified copies thereof, evidencing every such payment by Borrower, not later than forty-five (45) days after such payment is made. Notwithstanding the foregoing, nothing herein contained shall require Borrower to pay any taxes, assessments or governmental charges which Borrower in good faith disputes and which Borrower, at its own expense, is currently and diligently contesting, provided that applicable law allows non-payment thereof during the pendency of such contest, and provided further that Borrower complies with the provisions of Section 4.01(c) hereof.
(c)    Contest. Borrower shall not be required to pay any taxes, claims or governmental charges, or claims, or Liens being contested in accordance with the provisions of Section 4.01(a) or (b) hereof, as the case may be, so long as (i) Borrower diligently prosecutes such dispute or contest to a prompt determination in a manner not prejudicial to Administrative Agent or the Lenders and promptly pays all amounts ultimately determined to be owing, and (ii) Borrower provides security for the payment of such tax, assessment or governmental charge, or claim, or Lien (together with interest and penalties relating thereto) in an amount and in form and substance satisfactory to Administrative Agent in its good faith discretion. If Borrower shall fail to pay any such amounts ultimately determined to be owing or to proceed diligently to prosecute such dispute or contest as provided herein, then, upon the expiration of ten (10) days after written notice to Borrower by Administrative Agent of Administrative Agent’s good faith determination thereof, in addition to any other right or remedy of Administrative Agent, Administrative Agent may, but shall not be obligated to, discharge the same, and the cost thereof shall be reimbursed by Borrower to Administrative Agent. The payment by Administrative Agent of any delinquent tax, assessment or governmental charge, or any claim, or Lien which Administrative Agent in good faith believes might be prior hereto, shall be conclusive between the parties as to the legality and amount so paid, and Administrative Agent shall be subrogated to all rights, equities and liens discharged by any such expenditure to the fullest extent permitted by law.
4.02    Leases.
(a)    Absent an outstanding Default, Borrower shall retain the right to execute or renew a Lease without the consent of Administrative Agent, provided the following conditions exist:
(i)    Such Lease is on Borrower’s Form Lease reasonably approved by Administrative Agent (and with no material changes thereto, other than customary market terms);

(ii)    Such Lease, or Leases to the same tenant or its affiliates, comprises not more than 12,500 rentable square feet (lease(s) comprising greater than 12,500 rentable square feet shall constitute a “Major Lease”);
(iii)    The lease is consistent with fair market terms (including an effective rental rate based on the results of the Appraisals, and the lease term is at least 3 years) and is entered into pursuant to arms-length negotiations with tenants not affiliated with Borrowers; and
(iv)    The lease shall provide for no more than 1.0 months of free rent per each year of the lease term.
Absent a Default, Borrower shall retain the right to amend or otherwise modify any lease that is not a Major Lease without the consent of Administrative Agent, provided that the lease as modified is consistent with fair market terms and is entered into pursuant to arms-length negotiations with tenants not affiliated with Borrower, and otherwise satisfies the foregoing requirements of this Section 4.02(a) (provided, however, that with respect to leases that were entered into prior to the Borrower’s ownership of the Property (the “Preexisting Leases”), any such amendment or modification shall only require Lender’s consent if such lease is a Major Lease, unless the amendment or modification pertains to rent or other economic terms of the Preexisting Lease, in which case Lender’s consent shall be required unless such amendment or modification complies with all of the requirements of Sections 4.02(a) (ii), (iii) and (iv)). Absent a Default, Borrower also retains the right to terminate any lease that is not a Major Lease without the consent of Administrative Agent, provided that the same is in the ordinary course of business and in the best interests of the applicable Property.
In the event Administrative Agent’s consent (not to be withheld, conditioned or delayed unreasonably) is required for a lease or lease modification (as is the case with a Major Lease), the failure of Administrative Agent to disapprove within seven (7) Business Days following delivery by Borrower of a lease approval package containing information available to the Borrower concerning the lessee and its business and financial condition and a draft of the lease or lease modification agreement, as applicable (or, in lieu of such lease or lease modification agreement, a copy of the letter of intent (“LOI”) for such proposed lease or lease modification) shall constitute Administrative Agent’s approval of the lease or lease modification, provided such lease or lease modification is documented pursuant to a lease or modification agreement which is consistent with the LOI or draft lease/lease modification delivered to the Administrative Agent in all material respects. In the event there are material changes to the LOI approved or deemed approved by Administrative Agent, Borrower shall deliver to Administrative Agent the revised LOI (or lease or lease modification agreement, as applicable) reflecting such material changes, and the failure of Administrative Agent to disapprove within five (5) Business Days following delivery thereof by Borrower shall constitute Administrative Agent’s approval of the applicable lease or lease modification.
(b)    Affirmative Covenants. Borrower shall (i) duly and punctually observe, perform and discharge in all material respects the obligations, terms, covenants, conditions and warranties of Borrower as landlord under the Leases, (ii) give prompt notice to Administrative Agent of any known failure on the part of Borrower to observe, perform and discharge the same or of any written claim made by any Lessee of any such failure by Borrower, (iii) enforce the performance of each and every material obligation, term, covenant, condition and agreement in the Leases to be performed by any Lessee or any guarantor, (iv) appear in and defend any action or proceeding arising under, occurring out of or in any manner connected with the Leases or the obligations, duties or liabilities of Borrower and any Lessee thereunder, do so in the name and on behalf of Administrative Agent upon request by Administrative Agent, but at the expense of Borrower, and pay all costs and expenses of Administrative Agent, including reasonable attorneys’ fees and disbursements, in any action or proceeding in which Administrative Agent may appear, (v) if requested by Administrative Agent in writing, use commercially reasonable efforts to cause each Lessee under a Major Lease to execute and deliver to Administrative Agent subordination, non-disturbance and attornment agreements substantially in the form attached to the Form Lease promptly upon execution of such Major Lease (with such revisions as shall be acceptable to Administrative Agent) or such other form that is reasonably approved by Administrative Agent, (vi) at the request of Administrative Agent, in confirmation of the assignment and transfer contemplated by any Deed of Trust, execute and deliver to Administrative Agent assignments and transfers of all future Leases upon the same terms and conditions as contained in the Deed of Trust, and (vii) make, execute and deliver to Administrative Agent upon written demand and at any time or times, any and all assignments and other documents and instruments which Administrative Agent may deem reasonably necessary to carry out the true purposes and intent of the assignment set forth in the Deed of Trust.
(c)    Negative Covenants. Subject to the terms of this Section 4.02(a), unless Borrower first obtains the written consent of Administrative Agent, Borrower shall not (i) enter into any Lease of any part of any Mortgaged Property unless such Lease constitutes an Approved Lease, (ii) except as required under the terms of a Major Lease, consent to any subletting of the Premises under a Major Lease, to any assignment of any Major Lease by the Lessee thereunder, or to any assignment of or further subletting of any sublease of any Major Lease, (iii) receive or collect any rents from any Lessee for a period of more than one month in advance, or (iv) further pledge, transfer, mortgage or otherwise encumber or assign future payments of rents.
(d)    Certain SNDAs. Borrower covenants and agrees that it shall use commercially reasonable efforts to obtain, as expeditiously as is commercially reasonable, subordination, non-disturbance and attornment agreements from tenants leasing 10,000 square feet of space or more for the leases in effect as of the date of this Agreement and, upon Administrative Agent’s written request, entered into thereafter, in form and content reasonably acceptable to Administrative Agent, including without limitations, subordination, non-disturbance and attornment agreements from each of the Designated Lessees.
4.03    Operations of Borrower.
(a)    Without limitation of any other provisions of this Agreement or any other Loan Document, Borrower hereby represents, warrants, covenants and agrees that it has not and shall not:
(i)    engage in any business or activity other than the acquisition, development, construction, ownership, leasing, operation and maintenance of the Mortgaged Property, and activities incidental thereto;

(ii)    acquire or own any material asset other than the Property, the Improvements, and such incidental personal property as may be necessary for the operation of the Improvements;
(iii)    merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case the prior written consent of Administrative Agent;
(iv)    fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Administrative Agent, amend, modify, terminate or fail to comply with the provisions of Borrower’s organizational documents;
(v)    own any subsidiary or make any investment in or acquire the obligations or securities of any other Person without the prior written consent of Administrative Agent;
(vi)    commingle its assets with the assets of any of its partner(s), members, shareholders, Affiliates, or of any other Person or transfer any assets to any such Person other than distributions on account of equity interests in Borrower permitted hereunder and properly accounted for;
(vii)    incur any Indebtedness other than Permitted Indebtedness;
(viii)    allow any Person to pay its debts and liabilities or fail to pay its debts and liabilities solely from its own assets;
(ix)    fail to maintain its records, books of account and bank accounts separate and apart from those of the shareholders, partners, members, principals and Affiliates of Borrower, the affiliates of a shareholder, partner or member of Borrower, and any other Person or fail to prepare and maintain its own financial statements in accordance with GAAP and susceptible to audit, or if such financial statements are consolidated, fail to cause such financial statements to contain footnotes disclosing that the Mortgaged Property is actually owned by Borrower;
(x)    enter into any contract or agreement with any shareholder, partner, member, principal or Affiliate of Borrower, Guarantor or any shareholder, partner, member, principal or Affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any shareholder, partner, member, principal or Affiliate of Borrower or Guarantor, or any shareholder, partner, member, principal or Affiliate thereof;
(xi)    seek dissolution or winding up, in whole or in part;

(xii)    fail to correct any known misunderstandings regarding the separate identity of Borrower;
(xiii)    hold itself out to be responsible or pledge its assets or credit worthiness for the Indebtedness of another Person or allow any Person to hold itself out to be responsible or pledge its assets or credit worthiness for the Indebtedness of Borrower (except pursuant to the Loan Documents);
(xiv)    make any loans or advances to any third party, including any shareholder, partner, member, principal or Affiliate of Borrower, or any shareholder, partner, member, principal or Affiliate thereof;
(xv)    if applicable, fail to file its own tax returns;
(xvi)    fail either to hold itself out to the public as a legal entity separate and distinct from any Person or to conduct its business solely in its own name in order not (i) to mislead others as to the entity with which such other party is transacting business, or (ii) to suggest that Borrower is responsible for the Indebtedness of any third party (including any shareholder, partner, member, principal or affiliate of Borrower, or any shareholder, partner, member, principal or Affiliate thereof);
(xvii)    fail to allocate fairly and reasonably among Borrower and any third party (including, without limitation, Guarantor) any overhead for common employees, shared office space or other overhead and administrative expenses;
(xviii)    allow any Person to pay the salaries of its own employees or fail to maintain a sufficient number of employees for its contemplated business operations;
(xix)    fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;
(xx)    file a voluntary petition or otherwise initiate proceedings seeking liquidation, reorganization or other relief under any Federal, state or foreign Debtor Relief Laws, for Borrower or any general partner, manager or managing member of Borrower, or consent to the institution of, or fail to contest in a timely and appropriate manner, and proceeding or petition under Debtor Relief Laws against Borrower or any general partner, manager or managing member of Borrower, or file a petition seeking or consenting to reorganization or relief of Borrower or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of Borrower or any general partner, manager or managing member of Borrower or of all or any substantial part of the properties and assets of Borrower or any general partner, manager or managing member of Borrower, or make any general assignment for the benefit of creditors of Borrower or any general partner, manager or managing member of Borrower, or admit in writing the inability of Borrower or any general partner, manager or managing member of Borrower to pay its debts generally as they become due;

(xxi)    hold itself out as a department or division of (x) any shareholder, partner, principal, member or Affiliate of Borrower, (y) any Affiliate of a shareholder, partner, principal, member or Affiliate of Borrower, or (z) any other Person, or allow any Person to identify Borrower as a department or division of that Person; or
(xxii)    conceal assets from any creditor, or enter into any transaction with the intent to hinder, delay or defraud creditors of Borrower or the creditors of any other Person.
The foregoing provisions of this Section 4.03 shall not operate to prohibit Borrower from entering into Swap Agreements otherwise permitted under this Agreement.
4.04    Appraisals. Subject to this Section 4.04, Administrative Agent and Borrower shall have the right to order new Appraisals of the Mortgaged Properties from time to time. Each Appraisal is subject to review and approval by Administrative Agent. Borrower agrees upon written demand to pay to Administrative Agent the cost and expense for such Appraisals and a fee for Administrative Agent’s review of each Appraisal. Borrower’s obligation to pay such cost and expense shall be limited to one Appraisal per year, unless (a) the Appraisal is ordered during the occurrence of a Default, (b) is required by Legal Requirement, (c) is required in connection with Borrower’s exercise of the first extension option pursuant to Section 3.15, (d) after any Property addition (as to the new Property being added), or (e) is required in connection with any request for the release of less than all of a Property from the lien of the applicable Deed of Trust pursuant to Section 10.23 below (as to the portion of such Property which shall remain encumbered by such Deed of Trust after giving effect to the requested partial release).
4.05    [Reserved].
4.06    Prohibited Distributions. Borrower shall not make any distributions if a Default or Unmatured Default exists.
4.07    Borrower’s Right to Contest Legal Requirements. Notwithstanding any provision of this Agreement or any of the other Loan Documents to the contrary, no Default shall occur hereunder as a result of the failure of Borrower or the Property or Improvements to comply with any Legal Requirement, including, without limitation, Environmental Laws, so long as the following conditions are satisfied:
(a)    Borrower is contesting the applicability of such Legal Requirement to Borrower or the Property or Improvements in good faith by appropriate proceedings and has so notified Administrative Agent;
(b)    Borrower has properly commenced and is diligently pursuing such contest;
(c)    the contest will not materially impair the ability to ultimately comply with the contested Legal Requirement should the contest not be successful;
(d)    Borrower demonstrates to Administrative Agent’s reasonable satisfaction that Borrower has the financial capability to undertake and pay for such contest and any corrective or remedial action then or thereafter likely to be necessary;

(e)    Neither Administrative Agent nor any Lender is at risk for any material liability due to Borrower’s non-compliance with such Legal Requirement; and
(f)    Borrower’s non-compliance with such Legal Requirement will not result in a Lien or charge on the Property or the Improvements, the enforcement of which is not stayed by such contest or insured over to the satisfaction of Administrative Agent.
4.08    Government Regulation. Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any Governmental Authority (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Lenders from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other reasonable evidence of Borrower’s identity as may be requested by any Lender at any time to enable such Lender to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.
4.09    Financial Information and Other Deliveries.
(a)    Borrower.
(i)    Within forty-five (45) days after the end of each Borrower’s fiscal quarters (except for the fourth fiscal quarter), each Borrower shall deliver to Administrative Agent (i) an operating statement (showing actual to budgeted results) and a lease status report (including a rent roll) for each Property and Improvements, each dated as of the last day of such fiscal quarter, (ii) a balance sheet, statement of operations for each Borrower, each dated as of the last day of such fiscal quarter, in form and substance satisfactory to Administrative Agent and certified by an authorized representative of each Borrower, and (iii) a Borrowing Base Certificate;
(ii)    Within ninety (90) days after the end of each of each Borrower’s fiscal years, each Borrower shall deliver to Administrative Agent (i) an operating statement (showing actual to budgeted results) and a lease status report (including a rent roll) for each Property and Improvements, each dated as of the last day of the fiscal year, and (ii) a balance sheet, statement of operations for Borrower, each dated as of the last day of such fiscal year, in form and substance reasonably satisfactory to Administrative Agent and certified by an authorized representative of each Borrower;
(iii)    Within sixty (60) days after the end of each of each Borrower’s fiscal years, a Borrowing Base Certificate;
(iv)    Borrower shall promptly deliver to Administrative Agent written notice of the occurrence of any Default or the occurrence of an event which would make representation or warranty contained herein untrue or misleading in any material respect as of the date of such event.
(v)    Borrower shall deliver to Administrative Agent such other information and materials with respect to Borrowers, the Mortgaged Properties, the

Projects, Guarantor, or compliance with the terms of this Agreement, as Administrative Agent or any Lender may reasonably request.
(b)    Guarantor.
(i)    Within forty-five (45) days after the end of each of Guarantor’s fiscal quarters (except for the fourth fiscal quarter), Borrower shall deliver to Administrative Agent a balance sheet, statement of operations for Guarantor, each dated as of the last day of such fiscal quarter, in form and substance reasonably satisfactory to Administrative Agent and certified by an authorized representative of Guarantor;
(ii)    Within ninety (90) days after the end of each of Guarantor’s fiscal years, Borrower shall deliver to Administrative Agent a balance sheet, a statement of operations for Guarantor, each dated as of the last day of such fiscal year, in form and substance reasonably satisfactory to Administrative Agent and certified by an authorized representative of Guarantor.
(iii)    Borrower shall deliver to Administrative Agent such other information and materials with respect to Guarantor as Administrative Agent shall reasonably request in writing.
4.10    Hazardous Substances. Borrower warrants, represents and covenants as follows:
(a)    Report; Compliance with Environmental Laws. Except as disclosed in the Report, to the actual knowledge of Borrower, Borrower and the Property are in full compliance with all Environmental Laws.
(b)    No Liens, Notices or Actions. Except as disclosed in the Report, to Borrower’s actual knowledge, neither any Borrower nor any Property are subject to any private or governmental Lien or judicial or administrative notice or action pending, threatened, relating to Hazardous Substances or the environmental condition of any Property.
(c)    No Hazardous Substances; Compliance with Environmental Laws. Except as disclosed in the Report, to Borrower’s actual knowledge, no Hazardous Substances are located on or have been stored, processed or disposed of on or released or discharged from (including ground water contamination) any Property, and no above or underground storage tanks exist on any Property. Borrower shall not knowingly allow any Hazardous Substances to be stored, located, discharged, possessed, managed, processed or otherwise handled on any Property and shall comply with all Environmental Laws affecting any Property.
(d)    Notice. Borrower shall immediately notify Administrative Agent should Borrower become aware of (i) any Hazardous Substance or other environmental problem or liability with respect to the Property or (ii) any Lien, action, or notice of the nature described in Section 4.15(b) above.

4.11    ERISA.
(a)    Plan Assets; Compliance; No Material Liability. Borrower hereby covenants and agrees that (i) Borrower shall not use any Plan Assets to repay or secure the Obligations, (ii) no assets of Borrower or Guarantor are or will be Plan Assets, (iii) each Employee Benefit Plan will be in material compliance with all applicable requirements of ERISA and the Code except to the extent any defects can be remedied without material liability to Borrower under Revenue Procedure 2013-12 or any similar procedure, and (iv) Borrower will not have any material liability under Title IV of ERISA or Section 412 of the Code with respect to any Employee Benefit Plan.
(b)    Transfer of Interests. In addition to the prohibitions set forth in this Agreement and the other Loan Documents, and not in limitation thereof, Borrower hereby covenants and agrees that Borrower shall not assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of its interests or rights (direct or indirect) in any Loan Document or any portion of any Mortgaged Property or attempt to do any of the foregoing or suffer any of the foregoing, or permit any party with a direct or indirect interest or right in any Loan Document or any portion of any Mortgaged Property to do any of the foregoing, if such action would cause this Agreement, any of the other Loan Documents, or the Obligations or the exercise of any of Administrative Agent’s or any Lender’s rights in connection therewith, to constitute a prohibited transaction under ERISA or the Code (unless Borrower furnishes to Administrative Agent a legal opinion reasonably satisfactory to Administrative Agent that the transaction is exempt from the prohibited transaction provisions of ERISA and the Code) or would otherwise result in any Mortgaged Property, or assets of Borrower or Guarantor being Plan Assets.
(c)    Indemnity. Borrower hereby agrees to indemnify Administrative Agent, each Lender, their respective Affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not Administrative Agent, any Lender or any Affiliate is a party thereto) which any of them may actually pay or incur by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA or the Code necessary in Administrative Agent’s or any Lender’s judgment by reason of the inaccuracy of the representations and warranties set forth in Section 6.01(i) hereof or a breach of the provisions set forth in this Section 4.11. The obligations of Borrower under this Section 4.11 shall survive the termination of this Agreement.
4.12    Compliance with Laws. Borrower shall, and shall cause Guarantor to, comply with all Legal Requirements applicable to it or its property (including, without limitation, the Mortgaged Property), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect.
4.13    Use of Proceeds. Borrower shall not request any Transaction and Borrower shall not use, and shall ensure that its Affiliates and its or their respective directors, officers and employees shall not use, the proceeds of the Transactions, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transactions would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
4.14    Post-Closing Obligations.
(a)    Institute Borrower shall provide to Administrative Agent evidence reasonably satisfactory to Administrative Agent that all immediate repairs with a repair cost of $5,000 or more specified in Section 1.1 of the Institute Property Condition Report (the “Required Institute Repairs”) have been completed (if and to the extent required, as set forth hereinbelow) (i) in the case of Items I-21 and I-22 specified in Section 1.1 of the Institute Property Condition Report, within six (6) months after the date hereof, as such date shall be extended (A) on a day-by-basis, for Force Majeure Delays, if applicable, or (B) with the prior approval of Administrative Agent, which approval shall not be unreasonably withheld, and (ii) with respect to all other Required Institute Repairs, within twelve (12) months after the date hereof, as such date shall be extended, on a day-by-basis, for Force Majeure Delays, if applicable. In the event that Institute Borrower fails to satisfy the requirements of this Section 4.14(a) with respect to any Required Institute Repair(s), such failure shall not constitute a Default under this Agreement but, until Institute Borrower satisfies the requirements of this Section 4.14(a) with respect to all Required Institute Repairs, Administrative Agent shall require a holdback (the “Institute Repair Holdback”) against the Availability Amount in an amount equal to the aggregate estimated repair costs set forth in Section 1.1 of the Institute Property Condition Report applicable to each Required Institute Repair with respect to which Institute Borrower has not then satisfied its obligations under this Section 4.14(a). Notwithstanding the foregoing, in the event that Borrower delivers to Administrative Agent an updated property condition report with respect to the Institute Property (or other evidence reasonably acceptable to Administrative Agent) asserting that that any Required Institute Repair is not necessary in order to satisfy the requirements of Section 4.3 of the Institute Mortgage (which report (or other evidence reasonably acceptable to Administrative Agent) must be received by Agent at least thirty (30) days prior to the date on which the applicable Required Institute Repair is required to be completed pursuant this Section 4.14(a)), then, upon written confirmation in form and detail reasonably acceptable to Administrative Agent by a construction consultant engaged by Administrative Agent, at Borrower’s sole expense, after such construction consultant’s inspection of the Institute Property, that such Required Institute Repair is not necessary to satisfy the requirements of Section 4.3 of the Institute Mortgage, then, without limitation of Borrower’s obligations under Section 4.3 of the Institute Mortgage, Borrower’s obligation under this Section 4.14(a) to complete such Required Institute Repair shall be, notwithstanding anything stated to the contrary in Section 10.02 below, deemed waived.
(b)    Within ninety (90) days after the date hereof or such longer period of time as Administrative Agent may approve (which approval shall not be unreasonably withheld, conditioned or delayed), Institute Borrower shall implement an asbestos operations and maintenance plan (an “O&M Plan”) by engaging Institute Borrower’s own asbestos consultant at Institute Borrower’s expense to develop an appropriate site-specific O&M Plan. Any such consultant retained by Institute Borrower must be reasonably satisfactory to Administrative Agent. Administrative Agent acknowledges that Ramboll Environ US Corporation is a satisfactory consultant. Institute Borrower shall implement and follow the requirements of the O&M Plan, provide Administrative Agent with records of such compliance once achieved and maintain those records at the Institute Property.
ARTICLE V
COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT
5.01    Permits.
(a)    Collateral Assignment and Security Agreement. As additional security for the Obligations, Borrower hereby sells, assigns, transfers, sets over and grants to Administrative Agent, for the benefit of the Lenders, a security interest in, all of Borrower’s right, title and interest in and to all Permits.
(b)    Remedies Upon Default. Upon the occurrence and during the continuance of a Default, Administrative Agent shall have the right but not the obligation, and Borrower hereby authorizes Administrative Agent, to enforce Borrower’s rights with respect to the Permits.
(c)    Power of Attorney. Effective upon the occurrence and during the continuance of a Default, Borrower hereby irrevocably constitutes and appoints Administrative Agent as its attorney‑in‑fact, coupled with an interest, to demand, receive and enforce Borrower’s rights with respect to the Permits, to give appropriate receipts, releases and satisfactions for and on behalf of Borrower and to do any and all acts in the name of Borrower or in the name of Administrative Agent with the same force and effect as if Borrower had performed such acts.
(d)    License. Provided no Default has occurred and is continuing, Borrower shall have the right under a license granted hereby to exercise its rights with respect to the Permits. The license granted hereby shall be revoked at Administrative Agent’s option upon written notice from Administrative Agent to Borrower after the occurrence and during the continuance of a Default.
(e)    No Assumption of Liabilities. Administrative Agent does not hereby assume any of Borrower’s obligations or duties with respect to the Permits, including, without limitation, the obligation to pay for the preparation or issuance thereof.
(f)    No Prior Conveyance or Limiting Action. Borrower represents and warrants that it has not previously conveyed, transferred or assigned the Permits or any right, title or interest therein and has not executed any other instrument which might prevent or limit Administrative Agent from operating under the terms and provisions of the assignment contemplated hereby, and Borrower covenants and agrees not to do any of the foregoing.
5.02    Project Documents and Swap Agreements.
(a)    Collateral Assignment and Security Agreement. As additional security for the Obligations, Borrower hereby sells, assigns, transfers, sets over and grants to Administrative Agent, for the benefit of the Lenders, a security interest in, all of its right, title and interest in and to the Project Documents and any Swap Agreements.

(b)    Performance; Enforcement. Borrower shall perform and observe in a timely manner all material covenants, conditions, obligations and agreements on the part of Borrower to be performed or observed under the Project Documents and any Swap Agreements. Borrower shall not waive, excuse, condone or in any manner release or discharge any party to a Project Document or any Swap Agreement from any material covenants, conditions, obligations or agreements to be performed or observed by such party under such Project Document or Swap Agreement, as applicable, but shall, at its sole cost and expense, use its commercially reasonable efforts to enforce and secure the performance of all material covenants, conditions, obligations and agreements to be observed by all parties under the Project Documents and any Swap Agreements.
(c)    Remedies Upon Default. Upon the occurrence and during the continuance of a Default, Administrative Agent shall have the right but not the obligation, and Borrower hereby authorizes Administrative Agent to enforce Borrower’s rights under the Project Documents and any Swap Agreements and to receive the performance of any other Person that is a party to the Project Documents and any Swap Agreements.
(d)    Notices of Default. Borrower shall send to Administrative Agent any written notice of default under any Project Documents or any Swap Agreements that Borrower sends to (such notice to Administrative Agent to be sent simultaneously therewith) or receives from (such notice to Administrative Agent to be sent immediately upon receipt by Borrower thereof) any Person that is a party to any Project Document or Swap Agreement.
(e)    Power of Attorney. Effective upon the occurrence and during the continuance of a Default, Borrower hereby irrevocably constitutes and appoints Administrative Agent as its attorney‑in‑fact, coupled with an interest, to demand, receive and enforce Borrower’s rights with respect to the Project Documents and any Swap Agreements, to give appropriate receipts, releases and satisfactions for and on behalf of Borrower and to do any and all acts in the name of Borrower or in the name of Administrative Agent with the same force and effect as if Borrower had performed such acts.
(f)    License. Provided no Default has occurred and is continuing, Borrower shall have the right under a license granted hereby to exercise its rights under the Project Documents and any Swap Agreements. The license granted hereby shall be revoked at Administrative Agent’s option upon written notice from Administrative Agent to Borrower after the occurrence and during the continuance of a Default.
(g)    No Assumption of Liability. Administrative Agent does not hereby assume any of Borrower’s obligations or duties under the Project Documents or any Swap Agreements, including, without limitation, the obligation to pay for services rendered thereunder.
(h)    Validity and Enforceability of Project Documents and Swap Agreements. Borrower represents and warrants that, to Borrower’s actual knowledge, all Project Documents and any Swap Agreements are valid, binding and enforceable (subject to Debtor Relief Laws and general equitable principles), are in full force and effect, and there are no material breaches or defaults thereunder and no events have occurred which with notice and/or lapse of time will constitute a material breach or default thereunder by Borrower or any Affiliate of Borrower.

Borrower represents and warrants that it has full power, right and authority to execute and enter into the Project Documents and any Swap Agreements.
(i)    No Prior Conveyance or Limiting Actions. Borrower represents and warrants that it has not previously conveyed, transferred or assigned the Project Documents or any Swap Agreements or any right, title or interest therein and has not executed any other instrument which might prevent or limit Administrative Agent from operating under the terms and provisions of the assignment contemplated hereby, and Borrower covenants and agrees not to do any of the foregoing.
(j)    Execution and Amendment of Project Documents. Except as expressly permitted in this Agreement or any other Loan Documents (and provided that the second sentence of Section 4.20 of the Greenhouse Deed of Trust is no longer valid and is no longer in effect), no Borrower shall enter into any new Project Document or Swap Agreement, or alter, amend or change in any material respect, or terminate or cancel, any Project Document or Swap Agreement, in each case without obtaining Administrative Agent’s prior written consent (not to be withheld, conditioned or delayed unreasonably). Administrative Agent may require, as a condition to its approval of such Project Document or Swap Agreement, the execution by the contracting party of an agreement, in form and substance reasonably acceptable to Administrative Agent, whereby said contracting party (i) acknowledges the provisions of this Section 5.02, (ii) subordinates its claims against Borrower to payment in full of the Obligations and to the rights of Administrative Agent under the Loan Documents and (iii) agrees that upon the occurrence and during the continuance of a Default, Administrative Agent has the right (but not the obligation) to terminate the subject Project Document. Notwithstanding anything to the contrary herein or any other Loan Documents (including, without limitation, Section 4.20 of the Greenhouse Deed of Trust), the Borrowers shall have the right to terminate any existing Property Manager, and Administrative Agent approves of any of the following, as a replacement Property Manager: (i) CB Richard Ellis, Inc., a Delaware corporation; (ii) PM Realty Group, L.P.; (iii) Transwestern; (iv) Jones Lang LaSalle; (v) Cassidy Turley; (vi) Cushman and Wakefield; and (vii) Hines.
5.03    Satisfaction. Upon the indefeasible payment by Borrowers in full of all of the Obligations and termination of the Commitment, all of Administrative Agent’s and Lenders’ interest in the Permits and the Project Documents shall be satisfied and Administrative Agent and Lenders shall have no further interest therein. Upon written request from Borrower, Administrative Agent shall, at Borrowers’ expense, execute such documentation as is reasonably necessary to evidence the satisfaction of such interest without recourse to Administrative Agent or Lenders.
5.04    Additional Instruments. At Administrative Agent’s written request, Borrower shall execute and deliver to Administrative Agent any and all assignments and other documents and instruments reasonably necessary to confirm the collateral assignments contemplated by this Article V.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES
6.01    Representations and Warranties. As a material inducement to Administrative Agent and the Lenders to enter into this Agreement, and as an express condition to each Advance made hereunder (including any Subsequent Advances), Borrowers hereby represent and warrant, as follows:
(a)    Existence; Power and Authority. Each Borrower is a limited liability company duly formed and validly existing in the State of Delaware, and is in good standing under the laws of the States of (1) Delaware and (2) California, Texas or Illinois (as applicable, based on the location of the Property owned by such Borrower), with requisite power and authority to (i) incur the Obligations, and (ii) execute, deliver and perform this Agreement and the other Loan Documents to which it is a party. Guarantor and KBS Growth & Income Limited Partnership (the “Guarantor Sole Member”) are duly formed and validly existing, and the Guarantor Sole Member has full power and authority to execute and deliver the Guaranty on behalf of Guarantor, and upon such execution the Guaranty shall be in full force and effect, and constitute the legal and binding obligations of Guarantor, enforceable by Administrative Agent against Guarantor in accordance with the terms thereof (subject only to such qualifications on enforcement as may be set forth in the legal opinion of Borrower’s counsel delivered in connection with this Agreement and except to the extent that enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally).
(b)    Authorization; No Conflict. Each Borrower’s execution and delivery to Administrative Agent of this Agreement and the other Loan Documents and the full and complete performance of the provisions thereof (i) are authorized by each Borrower’s operating agreement; (ii) have been duly authorized by all requisite member actions; (iii) do not require the approval or consent of any Governmental Authority having jurisdiction over each Borrower or any of the Mortgaged Properties except for consents or approvals that have been obtained; and (iv) will not result in any breach of, or constitute a default under, or result in the creation of any Lien, (other than those contained in any of the Loan Documents) upon any property or assets of Borrower under any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument or agreement to which any Borrower is a party or by which any Borrower or any of the Mortgaged Property is bound.
(c)    Title. Each Borrower is the sole legal and beneficial owner of the respective Mortgaged Property purported to be owned by it free and clear (to Borrower’s knowledge) of all Liens other than the Permitted Encumbrances and except as specifically identified in writing to, and approved in writing by, Administrative Agent.
(d)    Financial Statements. Any and all balance sheets, statements of income or loss, and financial statements heretofore furnished to Administrative Agent with respect to Borrower and Guarantor are true and correct in all material respects as of the dates thereof, and fully and accurately (in all material respects) present the financial condition of the subjects thereof as of the dates thereof, and no material adverse change has occurred in the financial condition reflected therein since the dates of the most recent thereof. To Borrower’s knowledge, neither Borrower nor Guarantor has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which are reasonably likely to result in a material adverse effect on the Mortgaged Property or the development, construction or operation of the Improvements as contemplated by the Loan Documents or on the financial condition of Borrower or Guarantor or their respective abilities to perform their obligations under the Loan Documents.
(e)    Litigation. To Borrowers’ knowledge, there are no actions, suits or other legal proceedings pending, or threatened, against or affecting Borrower, the Mortgaged Property, or the Guarantor which (i) if adversely determined would materially and adversely affect the ability of Borrower or Guarantor to perform its respective obligations under the Loan Documents or would have a material adverse effect on the use or value of the Mortgaged Property, or (ii) challenge the validity or enforceability of the Loan Documents or the priority of the Lien and security interest created thereby.
(f)    Legal Compliance. Except as may be disclosed in any zoning report for each Property delivered to Administrative Agent (“Zoning Report”), the Improvements and the use and occupancy thereof are in compliance in all material respects with all applicable Legal Requirements. To Borrowers’ knowledge, and except as disclosed in any title report prepared by the Title Company for each Mortgaged Property and delivered to Administrative Agent, and except as otherwise disclosed to Administrative Agent in writing, neither the zoning nor any other right to use or operate the Improvements for any Property is to any extent dependent upon or related to any real estate other than the subject Property.
(g)    Services and Utilities. All utilities and related services necessary for the operation of the Improvements for their intended purpose are available to each Mortgaged Property.
(h)    Enforceability. Each Loan Document executed by Borrower constitutes a legal and binding obligation of, and is valid and enforceable against, Borrower in accordance with the terms thereof (subject to Debtor Relief Laws and general equitable principles) and is not subject to any right of rescission, set-off, counterclaim or defense.
(i)    ERISA. Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA or a “plan” as defined in Section 4975(e)(1) of the Code. Each Employee Benefit Plan is in material compliance with all applicable requirements under ERISA and the Code, and, to the extent that such Employee Benefit Plan is also intended to be “qualified” within the meaning of Section 401(a) of the Code, it is in material compliance with the applicable requirements under the Code, except to the extent that any defects can be remedied without material liability to Borrower under Revenue Procedure 2013-12 or any similar procedure. None of the Employee Benefit Plans is subject to the requirements of Section 412 of the Code, Part 3 of Title I of ERISA or Title IV of ERISA or is a “multiemployer plan” as defined in Section 3(37) of ERISA. Borrower has no material liability under Title IV of ERISA or Section 412 of the Code with respect to any Employee Benefit Plan.
(j)    Legal Parcel; Separate Tax Parcel. The Mortgaged Property is taxed separately and does not include any other property, and for all purposes the Property may be mortgaged, conveyed and otherwise dealt with as a separate legal parcel.

(k)    Leases and Rents. To Borrower’s knowledge, Borrower has good and marketable title to the Leases and rents free and clear of all claims, and Liens other than, to Borrower’s knowledge, the Permitted Encumbrances. To the knowledge of Borrower and except as otherwise disclosed to Administrative Agent in writing, the Leases are valid and unmodified and are in full force and effect and Borrower is not in default of any of the material terms or provisions of the Leases. The rents now due or to become due for any periods subsequent to the date hereof have not been collected and payment thereof has not been anticipated for a period of more than one month in advance, waived or released, discounted, set off or otherwise discharged or compromised. Borrower has not received any funds or deposits from any Lessee for which credit has not already been made on account of accrued rents other than security deposits required by the Leases.
(l)    Compliance with Laws and Agreements. Except where the failure to do so, individually or in the aggregate could not reasonably be expected to result in a material adverse effect, each Borrower is in compliance in all material respects with (i) its charter, by-laws or other organizational documents, (ii) except as may be disclosed in the Zoning Report, all Requirements of Law applicable to it or the Mortgaged Property owned by it and (iii) all indentures, agreements and other instruments binding upon it or the Mortgaged Property owned by it. To Borrower’s knowledge, no Default or Unmatured Default has occurred and is continuing.
(m)    Anti-Corruption Laws and Sanctions. Each Borrower, its Affiliates and their respective directors and officers and, to the knowledge of each Borrower, their respective employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Borrower being designated as a Sanctioned Person. None of (i) any Borrower, any Affiliate, or to the knowledge of any Borrower or such Affiliate, any of their respective directors, officers or employees, or (ii) to the knowledge of any Borrower, any agent of any Borrower or any Affiliate that will act in any capacity in connection with or benefit from the Transactions or any other transactions contemplated hereby, is a Sanctioned Person. No Transactions will violate Anti-Corruption Laws or applicable Sanctions.
(n)    EEA Financial Institutions. Neither Guarantor nor any Borrower is an EEA Financial Institution.
6.02    Nature of Representations and Warranties. All representations and warranties made in this Agreement or any other Loan Document or in any certificate or other document delivered to Administrative Agent pursuant to or in connection with this Agreement shall be deemed to have been relied upon by Administrative Agent and the Lenders notwithstanding any investigation heretofore or hereafter made by Administrative Agent or on its behalf.

ARTICLE VII
INSURANCE AND CONDEMNATION
7.01    Insurance and Casualty.
(a)    Required Insurance Coverage. Borrower, at its expense, shall maintain and provide to Administrative Agent copies of policies or other satisfactory evidence of insurance providing the following:
(i)    Commercial General Liability Insurance with limits of not less than $1,000,000 per occurrence combined single limit and $2,000,000 in the aggregate for the policy period, or in whatever higher amounts as may be required by Administrative Agent from time to time by notice to Borrower (with deductibles acceptable to Administrative Agent), and extended to cover: (a) Contractual Liability assumed by Borrower with defense provided in addition to policy limits for indemnities of the named insured, (b) if any of the work is subcontracted, Independent Contractors Liability providing coverage in connection with such portion of the work which may be subcontracted, (c) Broad Form Property Damage Liability, (d) Products & Completed Operations for coverage, such coverage to apply for two years following completion of construction, (e) waiver of subrogation against all parties named additional insured, (f) severability of interest provision, and (g) Personal Injury & Advertisers Liability.
(ii)    Automobile Liability including coverage on owned, hired and non-owned automobiles and other vehicles, if used in connection with the performance of the work, with Bodily Injury and Property Damage limits of not less than $1,000,000.00 per occurrence combined single limit, with a waiver of subrogation against all parties named as additional insured.
(iii)    Umbrella/Excess Liability in excess of Commercial General Liability, Automobile Liability and Employers’ Liability coverages which is at least as broad as these underlying policies with a limit of liability of $10,000,000.00.
(iv)    All-Risk Property (Special Cause of Loss) Insurance including, without limitation, coverage for loss or damage to the Property and Improvements by fire and other perils including windstorm, earthquake/earth movement (if Administrative Agent reasonably determines such coverage is necessary based on Administrative Agent’s insurance underwriting guidelines and the location of any Property) and malicious mischief, building ordinance extension endorsement (including cost of demolition, increased costs of construction and the value of the undamaged portion of the building and soft costs coverage), and boiler and machinery coverage (if separate policy, that policy must include loss of rents or business interruption coverage), as specified by Administrative Agent. The policy shall be in an amount not less than the full insurable value on a replacement cost basis of the insured Property and Improvements and personal property related thereto (without deduction for depreciation). If the policy is a blanket policy covering the Property and Improvements and one or more other properties, the policy must specify the dollar amount of the total blanket limit of the policy that is allocated to each property, and the amount so allocated to the Property and Improvements must not be less than the full insurable value on a replacement cost basis. During any construction period, such policy shall be written in the so-called “Builder’s Risk Completed Value Non-Reporting Form” with no coinsurance requirement and shall contain a provision granting the insured permission to occupy prior to completion. Such policy shall not contain an exclusion for terrorist losses. However, if such an exclusion exists in the All-Risk policy, a separate Terrorism policy covering Certified Acts of Terrorism must be evidenced to Administrative Agent in an amount equal to the full replacement cost of the Property and Improvements, or the amount of the Loan, whichever is less. This policy must also list Administrative Agent as mortgagee and loss payee.
(v)    Workers’ Compensation and Employer’s Liability Insurance in accordance with the applicable laws of the state in which the work is to be performed or of the state in which Borrower is obligated to pay compensation to employees engaged in the performance of the work. The policy limit under the Employer’s Liability Insurance section shall not be less than $1,000,000.00 for any one accident. Such insurance is required only if Borrower is or becomes subject to the applicable workers’ compensation laws of the State where any Property is located.
(vi)    If at any time, the Improvements or any part thereof, lies within a “special flood hazard area” as designated on maps prepared by the Federal Emergency Management Agency (FEMA), a one hundred year flood plain or other area identified by Administrative Agent as having a high or moderate risk of flooding, a flood insurance policy or policies (whether or not coverage is available from the National Flood Insurance Program and whether or not required by the Flood Laws), in form and substance acceptable to Administrative Agent and the Lenders covering the Improvements and contents (to the extent the contents secure the Obligations), for the duration of the Loans in an amount at least equal to the full insurable value on a replacement cost basis (without deduction for depreciation) of the Improvements and contents, if applicable, or the amount of the Obligations, whichever is less.
(vii)    [Reserved.]
(viii)    Rent loss or business interruption insurance against loss of income (including, but not limited to, rent, cost reimbursements and all other amounts payable by tenants under Leases or otherwise derived by Borrower from the operation of the Project) arising out of damage to or destruction of the Property and Improvements by fire or other peril (including earthquake if required) insured against under each policy. The amount of the policy shall be in the amount equal to one year’s projected rentals or gross revenue.
(ix)    Without limiting any of the other insurance required above, Borrower shall maintain environmental and liability insurance from an insurance company reasonably satisfactory to Administrative Agent, with Administrative Agent named as an additional named insured (the “Environmental Insurance”), and such Environmental Insurance shall be in form and content and contain provisions and coverages in all respects acceptable to Administrative Agent in its reasonable discretion, including without limitation a requirement that it provide coverage for all environmental events occurring prior to or during Borrower’s period of ownership of each Property and that it has coverage under an extended reporting period of no less than two (2) years following the repayment of all Obligations in full.
(x)    Such other insurance coverages in such amounts as Administrative Agent may reasonably require, which may include, without limitation, errors and omissions insurance with respect to the contractors, architects and engineers.
(b)    Policy Requirements; Insurance Consultant. All insurance policies shall (i) be issued by an insurance company licensed to do business in the state where the Project is located having a rating of “A-” VIII or better by A.M. Best Co., in Best’s Rating Guide, (ii) name “JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and each Lender “ as additional insured on all liability insurance and as mortgagee and loss payee on all All-Risk Property, flood insurance, earthquake insurance and rent loss or business interruption insurance (whether or not required hereunder), (iii) be endorsed to show that Borrower’s insurance shall be primary and all insurance carried by Administrative Agent is strictly excess and secondary and shall not contribute with Borrower’s insurance, (iv) provide that Administrative Agent is to receive thirty (30) days written notice prior to non-renewal or cancellation, (v) be evidenced by a certificate of insurance to be provided to Administrative Agent along with a copy of the policy for All-Risk Property coverage or such other evidence of insurance acceptable to Administrative Agent in its reasonable discretion, (vi) include either policy or binder numbers on the ACORD form, and (vii) be in form and amounts acceptable to Administrative Agent; provided, however, that with respect to any flood insurance required hereunder, acceptable proof of coverage shall consist of a copy of the insurance policy, the declaration page of the insurance policy or an application plus proof of premium payment (with a copy of the policy or declaration page provided to Administrative Agent within 30 days thereafter) and shall not include ACORD or other forms of certificates of insurance. Administrative Agent, at its option and upon notice to Borrower, may retain, at Borrower’s expense, an insurance consultant to review the insurance for the Property and Improvements to confirm that it complies with the terms and conditions set forth herein.
(c)    Evidence of Insurance; Payment of Premiums. Borrower shall deliver to Administrative Agent, at least five (5) days before the expiration of an existing policy, evidence reasonably acceptable to Administrative Agent of the continuation of the coverage of the expiring policy. If Administrative Agent has not received reasonably satisfactory evidence of such continuation of coverage in the time frame herein specified, Administrative Agent shall have the right, but not the obligation, to purchase, upon five (5) business days’ prior written notice to Borrower, such insurance for Administrative Agent’s and Lenders’ interests only. Any amounts so disbursed by Administrative Agent pursuant to this Section shall be repaid by Borrower within 10 days after written demand therefor. Nothing contained in this Section shall require Administrative Agent to incur any expense or take any action hereunder, and inaction by Administrative Agent shall never be considered a waiver of any right accruing to Administrative Agent on account on this Section. The payment by Administrative Agent of any insurance premium for insurance which Borrower is obligated to provide hereunder but which Administrative Agent believes has not been paid, shall be conclusive between the parties as to the legality and amounts so paid. Borrower agrees to pay all premiums on such insurance as they become due, and will not permit any condition to exist on or with respect to the Mortgaged Property which would wholly or partially invalidate any insurance thereon.

(d)    Collateral Protection. Unless Borrower provides Administrative Agent with evidence reasonably satisfactory to Administrative Agent of the insurance coverage required by this Agreement, Administrative Agent may purchase insurance at Borrower’s expense and upon five (5) business days’ prior written notice to Borrower to protect Administrative Agent’s and the Lenders’ interests in the Mortgaged Property. This insurance may, but need not, protect Borrower’s interest in the Mortgaged Property. The coverages that Administrative Agent purchases may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Mortgaged Property. Borrower or Administrative Agent (as appropriate) may later cancel any insurance purchased by Administrative Agent, but only after Administrative Agent receives reasonably satisfactory evidence that Borrower has obtained insurance as required by this Agreement. If Administrative Agent purchases insurance for the Mortgaged Property, Borrower will be responsible for the costs of that insurance, including any charges imposed by Administrative Agent in connection with the placement of insurance, until the effective date of the cancellation or expiration of such insurance. The costs of the insurance may, at Administrative Agent’s discretion, be added to Borrower’s total principal obligation owing to Administrative Agent and the Lenders, and in any event shall be secured by the liens on the Mortgaged Properties created by the Loan Documents. It is understood and agreed that (i) the costs of insurance obtained by Administrative Agent may be more than the costs of insurance Borrower may be able to obtain on its own, and (ii) the amount of coverage may be more than required by applicable Legal Requirements, if any.
(e)    No Liability; Assignment. Administrative Agent shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any such insurance, incur any liability for the form or legal sufficiency of insurance contracts, solvency of insurers, or payment of losses, and Borrower hereby expressly assumes full responsibility therefor and all liability, if any, thereunder. Borrower hereby absolutely assigns and transfers to Administrative Agent, for the benefit of the Lenders, all of Borrower’s right, title and interest in and to any unearned premiums paid on policies and any claims thereunder and Administrative Agent and/or the Lenders shall have the right, but not the obligation, to assign any then existing claims under the same to any purchaser of the Mortgaged Property at any foreclosure sale; provided, however, that so long as no Default exists and is continuing hereunder, Borrower shall have the right under a license granted hereby, and Administrative Agent hereby grants to Borrower a license, to exercise rights under said policies and in and to said premiums subject to the provisions of this Agreement. Said license shall be revoked automatically upon the occurrence and during the continuance of a Default hereunder. In the event of a foreclosure of any Deed of Trust, or other transfer of title to any Mortgaged Property in extinguishment in whole or in part of the Loans, all right, title and interest of any Borrower relating to such Property, including all insurance proceeds payable with respect to such Property, shall thereupon vest in the purchaser at such foreclosure or Administrative Agent or other transferee in the event of such other transfer of title (but the foregoing shall not be deemed to be an outright assignment to Administrative Agent or any Lender or any other third party of any “blanket” insurance policies themselves that relate to this Property and other unrelated properties, but rather only the payments and proceeds thereunder which relate to such Property).
(f)    No Separate Insurance. Borrower shall not carry any separate insurance on the Mortgaged Property concurrent in kind or form with any insurance required hereunder or contributing in the event of loss without Administrative Agent’s prior written consent, and any such policy shall have attached a standard non-contributing mortgagee clause, with loss payable to Administrative Agent, for the benefit of the Lenders, and shall otherwise meet all other requirements set forth herein.
(g)    Casualty Loss.
(i)    If all or any part of any Mortgaged Property shall be damaged or destroyed by fire or other casualty, Borrower shall give immediate written notice and make a claim to the insurance carrier and Administrative Agent. With respect to any such casualty loss for which Borrower has an insurance claim that exceeds Five Hundred Thousand Dollars ($500,000) in aggregate per Property, Borrower hereby authorizes and empowers Administrative Agent, at Administrative Agent’s option and in Administrative Agent’s sole discretion as attorney-in-fact for Borrower, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Administrative Agent’s expenses incurred in the collection of such proceeds; provided, however, that the foregoing authorization and empowerment of Administrative Agent to act as attorney-in-fact for Borrower shall not become effective until the occurrence and during the continuance of a Default or until such time as Borrower fails to diligently pursue the collection of such insurance proceeds in Administrative Agent’s opinion. The foregoing appointment is irrevocable, coupled with an interest, and continuing so long as the Commitment or Obligations remain outstanding, and such rights, powers and privileges shall be exclusive in Administrative Agent (for the benefit of its Lenders), its successors and assigns. With respect to any casualty loss for which Borrower has an insurance claim that is less than or equal to $500,000 in aggregate per Property, so long as no Default or Unmatured Default (as to which Borrower has been notified or otherwise has actual knowledge) shall have occurred and be continuing, such proceeds shall be remitted to Borrower to be used for the repair and rehabilitation of the affected Property and Improvements.
(ii)    As sole loss payee on all policies of casualty insurance, Administrative Agent shall receive all insurance proceeds from any casualty loss, and shall hold the same in an interest-bearing account pending disposition in accordance with this Section. Borrower authorizes Administrative Agent to deduct from such insurance proceeds received by Administrative Agent all of Administrative Agent’s costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in connection with the collection thereof (the remainder of such insurance proceeds being referred to herein as “Net Casualty Proceeds”).
(iii)    Intentionally omitted.
(iv)    Administrative Agent shall cause the Net Casualty Proceeds from any casualty loss affecting any Mortgaged Property to be disbursed for the cost of reconstruction of such Mortgaged Property if all of the following conditions are satisfied within one hundred twenty (120) days after the applicable casualty loss: (A) Borrower satisfies Administrative Agent that the reconstruction can be completed within a reasonable period of time after such casualty loss (but in no event later than the Maturity Date) and that after giving effect to such reconstruction the Mortgaged Property will be restored to its condition immediately prior to the casualty loss; (B) Borrower satisfies Administrative Agent that the Net Casualty Proceeds are sufficient to pay all costs of reconstruction, and if insufficient, Borrower deposits with Administrative Agent additional funds to make up such insufficiency; (C) Borrower delivers to Administrative Agent all plans and specifications and construction contracts for the work of reconstruction and such plans and specifications and construction contracts are in form and content reasonably acceptable to Administrative Agent and with a contractor reasonably acceptable to Administrative Agent; and (D) Borrower delivers to Administrative Agent reasonably satisfactory evidence that upon completion of the reconstruction, Approved Leases demising in the aggregate no less than seventy-five percent (75%) of the square feet in the Improvements leased at the time of the applicable casualty will remain in full force and effect. The disbursement of Net Casualty Proceeds pursuant to this clause (iv) shall be in accordance with customary disbursement procedures and shall not be available after the occurrence and during the continuance of a Default. Any Net Casualty Proceeds not required to reconstruct the Mortgaged Property shall be delivered to Borrower after expiration of the lien period for the work of reconstruction (or, at Borrower’s option, after delivery of title insurance to Administrative Agent, for the benefit of the Lenders, over such liens where the lien period has not so expired). Upon the occurrence and during the continuance of a Default or in the event Borrower is unable to satisfy the conditions set forth in subclauses (A) through (D) hereof by the required date, Administrative Agent, on behalf of the Lenders, shall have the right (but not the obligation) to apply all Net Casualty Proceeds held by it to the payment of the Obligations. Borrower shall have the obligation to promptly and diligently complete the work of reconstruction necessitated by any casualty loss and restore the Mortgaged Property to the equivalent of its condition immediately prior to such casualty provided the applicable Net Casualty Proceeds are made available to Borrower for such purpose.
(h)    Hazard Insurance Disclosure. This Section is being furnished by Administrative Agent in compliance with Section 2955.5(b) of the California Civil Code. California Civil Code Section 2955(a) reads as follows: “No Lender shall require a Grantor, as a condition of receiving or maintaining a loan secured by real property, to provide hazard insurance coverage against risks to the improvements on that real property in an amount exceeding the replacement value of the improvements on the property.” Borrower acknowledges and agrees that the above disclosure was made by Administrative Agent to Borrower prior to execution of this Agreement and the other Loan Documents.
7.02    Condemnation and Other Awards. Immediately upon receiving written notice of the institution or threatened institution of any proceeding for any condemnation of any Mortgaged Property or any part thereof, Borrower shall notify Administrative Agent of such fact. Borrower shall then file or defend its rights thereunder and prosecute the same with due diligence to its final disposition; provided, however, that Borrower shall not enter into any settlement of such proceeding without the prior approval of Administrative Agent. Administrative Agent shall be entitled, at its option, to appear in any such proceeding in its own name, on behalf of the Lenders, and upon the occurrence and during the continuation of a Default or if Borrower fails to diligently prosecute such proceeding, (a) Administrative Agent shall be entitled, at its option, to appear in and prosecute any such proceeding or to make any compromise or settlement in connection with such condemnation on behalf of Borrower, and (b) Borrower hereby irrevocably constitutes and appoints Administrative Agent as its attorney-in-fact, and such appointment is coupled with an interest, to commence, appear in and prosecute such action or proceeding or to make such compromise or settlement in connection with any such condemnation on its behalf. The foregoing appointment is irrevocable and continuing so long as the Commitments or Obligations remain outstanding, and such rights, powers and privileges shall be exclusive in Administrative Agent (for the benefit of the Lenders), its successors and assigns. If the Mortgaged Property or any material part thereof is taken or materially diminished in value in connection with such condemnation, or if a consent settlement is entered, by or under threat of such proceeding, the award or settlement payable to Borrower by virtue of its interest in the Mortgaged Property, shall be, and by these presents is, assigned, transferred and set over unto Administrative Agent, for the benefit of the Lenders. Any such award or settlement shall be first applied to reimburse Administrative Agent and the Lenders for all costs and expenses, including reasonable attorneys’ fees, incurred in connection with the collection of such award or settlement. The balance of such award or settlement (the “Net Condemnation Proceeds”) shall be paid to Administrative Agent, for the benefit of the Lenders for application in the manner set forth in Section 7.01(g) as if such award or settlement constituted insurance proceeds from a casualty loss; provided, however, that Administrative Agent shall have no obligation to make Net Condemnation Proceeds available for construction or reconstruction of any Mortgaged Property unless Administrative Agent has in good faith determined that such Mortgaged Property as so constructed or reconstructed after giving effect to the condemnation would have a value that is materially no less than its value would have been had there been no such condemnation. Borrower shall have the obligation to promptly and diligently complete the work of reconstruction necessitated by any condemnation and restore the Mortgaged Property to the equivalent of its condition immediately prior to such condemnation (or if the initial construction of the Improvements is not substantially complete at the time of such condemnation, continue the construction of the Improvements in accordance with the terms hereof) provided the applicable Net Condemnation Proceeds are made available to Borrower for such purpose. With respect to any condemnation proceeds of less than or equal to $500,000 in the aggregate per Property, such condemnation proceeds shall, so long as no Default or Unmatured Default (as to which Borrower has been notified or otherwise has actual knowledge) shall have occurred and be continuing, be released to Borrower to be used for the repair and reconfiguration of the Property and Improvements.
ARTICLE VIII
DEFAULTS
8.01    Defaults. Any of the following events, after passage of the applicable cure period set forth below, shall constitute a “Default” hereunder:
(a)    Failure to Make Payment. The failure by Borrower to pay in full any principal of the Loans when due; the failure by Borrower to pay in full any interest on the Loans or any fees or any other amounts due under the Loan Documents (other than principal) when due and such failure continues unremedied for a period of five (5) days after the due date thereof; or the failure by Borrower to make any other payment or deposit required hereunder or under any of the other Loan Documents within the period set forth in Loan Documents, or if no period is set forth in the Loan Documents, then within five (5) Business Days after written demand therefor;

(b)    Involuntary Proceeding. An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Borrower or Guarantor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;
(c)    Voluntary Proceedings. Borrower or Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of any proceeding or petition described in clause (b) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or Guarantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(d)    Assignment for Benefit of Creditors. The execution by any Borrower or Guarantor of an assignment for the benefit of creditors;
(e)    Unable to Pay Debts. The admission in writing by any Borrower or Guarantor that it is unable to pay its debts as they mature;
(f)    Liquidation of Borrower or Guarantor. The liquidation, termination or dissolution of any Borrower or Guarantor;
(g)    Transfer or Encumbrance of Interest in Mortgaged Property or Borrower.
(i)    Mortgaged Property. A Transfer (defined in any Deed of Trust) of any right, title or interest of Borrower in and to any Mortgaged Property or any portion thereof, other than leasing to tenants or a transfer of personal property permitted by the terms of the Deeds of Trust or this Agreement, which occurrence is not rendered ineffective within ten (10) days after written notice from Administrative Agent; provided, however, that Borrower shall be permitted to replace defective, obsolete or worn out personal property, and Borrower shall be permitted to grant and/or record Permitted Encumbrances;
(ii)    Borrower. The sale, exchange, conveyance, transfer, mortgage, assignment, pledge or encumbrance, either voluntarily or involuntarily, or the agreement to do so, or the agreement to do so (other than a sale or refinance agreement that will pay the Loan in full), of any direct or indirect ownership interest in any Borrower or any portion thereof; or any change (whether voluntary or involuntary) in the management or control of any Borrower, other than as permitted in Exhibit B hereto (provided that, as to involuntary liens or encumbrances, Borrower may cure such Default as specified in subparagraph (j) below, within the time period specified therein).

(h)    Levy; Attachment; Seizure. The levy, attachment or seizure pursuant to court order of (i) any right, title or interest of Borrower in and to the Mortgaged Property or any portion thereof (other than any non-material personal property), or (ii) any direct or indirect ownership interests in Borrower, if such order is not vacated and the proceeding in which it was entered is not dismissed within thirty (30) days of the entry of such order;
(i)    Failure of Representations. Any representation or warranty contained herein or in any of the other Loan Documents, or in any certificate or other document executed by Borrower or Guarantor and delivered to Administrative Agent pursuant to or in connection with this Agreement, is not true and correct in all material respects, or omits to state a material fact necessary to make such representation not misleading, in each case, as of the date made or deemed made, provided, to the extent curable and to the extent Administrative Agent determines a breach was not intentional and neither Administrative Agent nor any Lender has suffered any detriment by reason thereof, Borrowers or Guarantor shall have thirty (30) days to remedy the untrue or incomplete representation, warranty, document or other material (so that it is true and complete in all material respects), before such event constitutes a Default hereunder;
(j)    Claims; Liens; Encumbrances; Stop Notices. Unless Borrower is contesting the same in accordance with the provisions of Section 4.01(c) hereof, the filing of any claim of lien or encumbrance against the Mortgaged Property or any part thereof that is not released or insured over with a title insurance endorsement (obtained at Borrower’s cost and expense) within forty-five (45) days after written notice thereof from Administrative Agent to Borrower; or the service on Administrative Agent or any Lender of a written notice or demand to withhold funds, which is not nullified within forty-five (45) days after the date of such service;
(k)    Permits; Utilities; Insurance. (i) The failure of any Borrower to keep in full force and effect any material permit, license, consent or approval required for the construction or operation of any Improvements that is not fully reinstated within thirty (30) days after Administrative Agent gives Borrower written notice of the lapse of effectiveness of such material permit, license, consent or approval; unless (1) the failure to maintain any such permit, license, consent or approval, by its nature, is not capable of being cured within such period, (2) within such period, Borrower commence to cure such failure and thereafter diligently prosecutes the cure thereof, and (3) Borrower causes such failure to be cured no later than ninety (90) days after the date of such notice from Administrative Agent; or (ii) the curtailment in availability to any Mortgaged Property of utilities or other public services necessary for the full occupancy and utilization of the Improvements that is not restored to full availability within thirty (30) days after Administrative Agent gives Borrower notice of such curtailment of availability; or (iii) the failure by Borrower to maintain any insurance required under Section 7.01 hereof that is not cured within five (5) business days after Administrative Agent gives Borrower written notice of such lapse;
(l)    Cessation of Loan Documents to be Effective. The cessation, for any reason, of any Loan Document to be in full force and effect in all material respects; the failure of any Lien intended to be created by the Loan Documents to exist or to be valid and perfected; the cessation of any such Lien, for any reason, to have the priority contemplated by this Agreement or the other Loan Documents, subject to Borrower’s right to contest liens in accordance with the terms of this Agreement; or the revocation by Guarantor of the Repayment Guaranty or any other Loan Document executed by Guarantor;

(m)    ERISA. Any breach of the provisions of Section 4.11 hereof;
(n)    Prohibited Distributions. Any breach of the provisions of Section 4.06 hereof shall occur which is not cured by Borrower within five (5) business days after Administrative Agent gives Borrower notice of such breach;
(o)    Operations of Borrower. Any breach of the provisions of Section 4.03 hereof shall occur which is not cured by Borrower within twenty (20) days after Administrative Agent gives Borrower notice thereof;
(p)    Judgments. Any final non-appealable judgment for the payment of money in excess of $500,000 is rendered against any Borrower or in excess of (i) until such time as Guarantor has a stated net worth of $250,000,000, $5,000,000 or (ii) on and after such time as Guarantor has a stated net worth of $250,000,000 or more, $10,000,000, is rendered against Guarantor, and Borrower or Guarantor (as applicable) fails to discharge the same, or fails to cause it to be discharged or bonded off to Administrative Agent’s satisfaction, within thirty (30) days from the date of the entry of such judgment;
(q)    Swap Agreements. The occurrence or existence of any default, event of default or other similar condition or event (however described) with respect to any Swap Agreement, whether or not any Lender or Affiliate of any Lender is a party thereto, that is not cured within any applicable cure period set forth in the Swap Agreement (or 5 business days’ notice and cure, if no notice/cure period is provided under the Swap Agreement).
(r)    Anti-Corruption Laws and Sanctions. Any breach of the covenants set forth in Section 4.12 hereof that is not cured within ten (10) days of Borrower becoming aware thereof;
(s)    Failure to Perform Covenants. The failure of Borrower to fully perform any and all covenants and agreements hereunder or under any of the other Loan Documents, and, with respect to covenants and agreements other than those specifically referenced in this Section 8.01, or for which another cure period is provided, such failure is not cured by Borrower within thirty (30) days after Administrative Agent gives notice to Borrower thereof; provided that, if cure of such failure cannot reasonably be effected within such 30-day period, such failure shall not be a Default hereunder so long as Borrower promptly commences cure, and thereafter diligently prosecutes such cure to completion within a period of not more than ninety (90) days.
ARTICLE IX
ACCELERATION AND REMEDIES
9.01    Acceleration. If any Default described in Section 8.01(b) or (c) hereof occurs with respect to Borrower and is continuing, the obligations of the Lenders to make the Loans hereunder shall automatically terminate and is continuing and the Obligations (other than Swap Obligations included therein) shall immediately become due and payable without any election or action on the part of Administrative Agent or any Lender. If any other Default occurs, Required Lenders (or Administrative Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make the Loans hereunder, or declare the Obligations (other than Swap Obligations included therein) to be due and payable, or both, whereupon the Obligations (other than Swap Obligations included therein) shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives. If the Required Lenders (in their sole discretion) shall so direct, Administrative Agent shall, by notice to Borrower, rescind and annul such acceleration and/or termination. Rights and remedies with respect to the Swap Obligations are set forth in the Swap Agreements.
9.02    Other Remedies. In addition to any other rights and remedies granted to Administrative Agent and the Lenders in the Loan Documents, the Administrative Agent on behalf of the Lenders may exercise all rights and remedies of a secured party under the laws of the states where the Properties are located or any other applicable law. Without limiting the generality of the foregoing, Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Mortgaged Property, or any part thereof, or consent to the use by Borrower of any cash collateral arising in respect of the Mortgaged Property on such terms as Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Mortgaged Property or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Mortgaged Property so sold, free of any right or equity of redemption in Borrower, which right or equity is hereby waived and released. Borrower further agrees, at Administrative Agent’s request, to assemble the Mortgaged Property and make it available to Administrative Agent at places which Administrative Agent shall reasonably select, whether at Borrower’s premises or elsewhere. Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Article IX, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Mortgaged Property or in any other way relating to the Mortgaged Property or the rights of Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of Borrower under the Loan Documents, in such order as Administrative Agent may elect, and only after such application and after the payment by Administrative Agent of any other amount required by any provision of law, including, without limitation, the California UCC, need Administrative Agent account for the surplus, if any, to Borrower. To the extent permitted by applicable law, Borrower waives all claims, damages and demands it may acquire against Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Mortgaged Property shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
9.03    Curing of Defaults. Upon the occurrence and during the continuance, of a Default hereunder, Administrative Agent without waiving any right of acceleration or foreclosure under the Loan Documents which Administrative Agent or the Lenders may have by reason of such Default or any other right Administrative Agent or the Lenders may have against Borrower because of said Default, Administrative Agent shall have the right (but not the obligation) to take such actions and make such payments as shall be necessary to cure such Default, including, without limitation, the making of Advances. All amounts so expended shall constitute Obligations and shall be payable by Borrower on written demand by Administrative Agent.
ARTICLE X
MISCELLANEOUS
10.01    Notices.
(a)    Generally. Except in the case of notices and other communications expressly permitted to be given by electronic communication (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
(i)    if to Borrower, to it at c/o KBS Capital Advisors LLC, 800 Newport Center Drive, #700, Newport Beach, CA 92660, Attention of Tim Helgeson, Senior Vice President, Asset Management (Phone No. (949) 797-0356) (Email Address: thelgeson@kbs.com), Giovanni Cordoves, Senior Vice President, Asset Management (Phone No. (949) 797-0324) (Email Address: gcordoves@kbs.com), and Brett Merz, Senior Vice President, Asset Management (Phone No. (949) 417-6545) (Email Address: bmerz@kbs.com);
With a copy to: Greenberg Traurig, 3161 Michelson Drive, Suite 1000, Irvine, CA 92612, Attention of Bruce Fischer, Esq. (Phone No. (949) 732-6670) (Email Address: fischerb@gtlaw.com);
With a copy to: Todd Smith, 800 Newport Center Drive, #700, Newport Beach, CA 92660 (Phone No. (949) 797-0338) (Email Address: tsmith@kbs.com);
(ii)    if to Administrative Agent, to it at 201 North Central Avenue, Floor 20, Phoenix, AZ 85004-0073, Attention of Ryan Dempsey (Email Address:  ryan.m.dempsey@jpmorgan.com).
(iii)    if to any other Lender, to it at its address (or telecopy number or email address) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Electronic Notices. Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by Administrative Agent; provided that the foregoing shall not apply to notices for interest rate elections and advances unless otherwise agreed by Administrative Agent and the applicable Lender. Either Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor, provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice for both clauses (i) and (ii), or communication shall be deemed to have been sent at the opening of business on the next business day of the recipient.
(c)    Changes in Address. Any party hereto may change its address or telecopy number or email address for notices and other communications hereunder by notice to the other parties hereto (provided Borrower shall only be required to notice Administrative Agent for such notice to be effective). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
(d)    Electronic Systems.
(i)    Borrower agrees that Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.
(ii)    Any Electronic System used by Administrative Agent is provided “as is” and “as available”. Administrative Agent does not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by Administrative Agent in connection with the Communications or any Electronic System. In no event shall Administrative Agent have any liability to Borrower, any Lender, or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of Borrower’s or Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.
10.02    Waivers; Amendments.
(a)    No Deemed Waivers; Remedies Cumulative. No failure or delay by Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 10.02(b) hereof, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Unmatured Default, regardless of whether Administrative Agent or any Lender may have had notice or knowledge of such Default or Unmatured Default at the time.
(b)    Waivers and Amendments. Subject to Section 10.02(c) below, no provision of this Agreement or any other Loan Agreement or any Required Third Party Document may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or by Borrower and Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby (including any such Lender that is a Defaulting Lender), (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) affected thereby, (iv) change Section 3.13(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender (including any such Lender that is a Defaulting Lender), (v) change any of the provisions of this Section or the definition of “Required Lenders “ or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (vi) release Guarantor from any of its obligations under the Loan Documents or release all or substantially all of any Mortgaged Property from the lien of the Loan Documents, without the written consent of each Lender (other than any Defaulting Lender), or (vii) permit an assignment by Borrower of any rights or obligations under the Loan Documents, without the written consent of each Lender (other than a Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of Administrative Agent hereunder without the prior written consent of Administrative Agent.
(c)    Actions by Administrative Agent; Required Consents. Each Lender authorizes Administrative Agent to enter into the Loan Documents (other than this Agreement)

and the Required Third Party Documents on behalf of, and for the benefit of, the Lenders and to take all actions left to the discretion of the Administrative Agent herein and therein on behalf of, and for the benefit of, the Lenders. If the Administrative Agent and Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then Administrative Agent and Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other parties to this Agreement. Each Lender agrees that any action taken by Administrative Agent at the direction of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement), and any action taken by Administrative Agent not requiring consent by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement) shall be authorized by and binding upon all Lenders. Notwithstanding the foregoing provisions of this Section 10.02(c), Administrative Agent shall not have the authority to bind the Lenders with respect to any of the following matters without Administrative Agent obtaining the prior written consent of the Required Lenders:
(i)    the approval of any action described in Section 4.03(a)(iii) hereof;
(ii)    the exercise of any rights and remedies against Borrower, Guarantor or the Mortgaged Property; provided, however, that Administrative Agent may, in its discretion but without obligation, in the absence of direction from the Required Lenders, take such interim action as it believes necessary to preserve the rights of the Lenders hereunder in and to any Mortgaged Property, including, without limitation, (A) the delivery of default notices to Borrower or any other Person, (B) petitioning a court for injunctive relief, the appointment of a receiver or preservation of the proceeds of any collateral, (C) the making of Advances for the payment of interest, and (D) the exercise of the cure rights of Administrative Agent under this Agreement, the other Loan Documents and the Required Third Party Documents; and
(iii)    the expenditure of funds by Administrative Agent for which the Lenders are responsible under Section 10.03 hereof to cure Defaults in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate; provided, however, that expenditures to pay any of the following items shall not be subject to the foregoing limitation in amount: (A) real estate taxes, assessments, charges and levies owing with respect to the Mortgaged Property, (B) insurance premiums owing with respect to insurance coverage required by the Loan Documents, (C) claims of lienholders with priority over the lien of any Deed of Trust, (D) expenditures necessary to respond to emergency conditions with respect to any Mortgaged Property, (E) expenditures necessary to preserve the validity and priority of the lien of any Deed of Trust; and (F) amounts of less than $500,000 (which shall not require such consent).
10.03    Expenses; Indemnity; Damage Waiver.
(a)    Expenses. Borrowers shall pay (i) all reasonable out‑of‑pocket expenses incurred by Administrative Agent and its Affiliates, including appraisal fees, inspection fees and charges, title and escrow charges, the cost of Intralinks or a similar electronic workspace, and the reasonable fees, charges and disbursements of counsel for Administrative Agent in connection with the syndication of the credit facilities provided for herein (to the extent Borrower approves such syndication costs in writing or the syndication costs arise during the existence of a Default) the preparation and administration of this Agreement, the other Loan Documents and any extensions, amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)    Borrower Indemnity. Borrowers shall indemnify Administrative Agent, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, judgments, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (collectively, “Losses”), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The foregoing indemnity set forth in this Section 10.03(b) shall not apply (i) with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim and (ii) to any Losses, which are the subject of the Environmental Indemnity Agreement, it being the intention of the parties hereto that Borrower’s liability for environmental matters be governed exclusively by the Environmental Indemnity Agreement and not by this Agreement.
(c)    Reimbursement by Lenders. To the extent that Borrower fails to pay any amount required to be paid by it to Administrative Agent under Section 10.03(a) or (b) hereof, each Lender severally agrees to pay to Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent in its capacity as such.
(d)    Damage Waiver. To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(e)    Payment of Amounts Due. Unless expressly provided in this Agreement to the contrary, all amounts due under this Section shall be payable not later than five (5) business days after written demand therefor.
10.04    Successors and Assigns.
(a)    Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 10.04(c) hereof) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders.
(i)    Subject to the conditions set forth in Section 10.04(b)(ii) below, and subject to the provisions of Section 10.12 below, any Lender may, at de minimus cost to Borrower or Guarantor (but in no event shall either bear Administrative Agent’s or Lenders’ costs except such costs incurred during the existence of a Default or they otherwise agree in writing), assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, provided that it would be reasonable for Borrower to withhold consent to assignment if such assignment could cause a termination of any Swap Agreement pertaining to the Loan or could result in additional taxes payable by Borrower or Guarantor) of:
(A)    Borrower, provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within 10 Business Days after having received notice thereof, and provided further that no consent of Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (unless such assignment to an Affiliate of a Lender or an Approved Fund would result in additional taxes payable by Borrower or Guarantor or if such assignment could cause a termination of any Swap Agreement), or, if a Default has occurred and is continuing, any other assignee; and

(B)    Administrative Agent, provided that no consent of Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender (other than a Lender that is a Defaulting Lender) with a Commitment immediately prior to giving effect to such assignment.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent) shall not be less than $5,000,000 unless each of Borrower and Administrative Agent otherwise consent, provided that no such consent of Borrower shall be required if a Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to Administrative Agent, (x) an Assignment and Assumption, or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and
(D)    the assignee, if it shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about Borrower, the Guarantor, and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
For the purposes of this Section 10.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) Borrower, Guarantor or any of their Affiliates, or (d) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.
(iii)    Subject to acceptance and recording thereof pursuant to Section 10.04(b)(iv), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.10, 3.11, 3.12, and 10.03 hereof). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.04(c) hereof. Borrower hereby agrees to execute any amendment and/or any other document that may be necessary to effectuate such an assignment, including an amendment to this Agreement to provide for multiple lenders and an administrative agent to act on behalf of such lenders. In the event of assignment, Administrative Agent will appoint an administrative agent reasonably satisfactory to Borrower, and Borrower shall be required to rely only on communications from, and communicate only with, such administrative agent.
(iv)    Administrative Agent, acting for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.
(v)    Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 10.04 (b) hereof and any written consent to such assignment required by Section 10.04(b) hereof, Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 3.03(b), 3.13(d) or 11.03(c), Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section.
(c)    Participations.
(i)    Subject to the provisions of Section 10.12 below, any Lender may, without the consent of or notice to Borrower (but such Lender will use commercially reasonable efforts to notify Borrower re the participation to the extent occurring prior to the occurrence of a Default, and upon Borrower’s request, provide names of the participants), and at no cost to Borrower or Guarantor, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant, to the extent any such amendment, modification or waiver shall (i) increase the Commitment of the applicable Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment. Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.10, 3.11 and 3.12 (subject to the requirements and limitations therein, including the requirements under Section 3.12(f) (it being understood that the documentation required under Section 3.12(f) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.04(b) hereof; provided that such Participant (A) agrees to be subject to the provisions of Section 3.14 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 3.10 or 3.12, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 3.14(b) with respect to any Participant.

To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 hereof as though it were a Lender; provided that such Participant agrees to be subject to Sections 3.13(c) and 10.08 hereof as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under any Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(ii)    In no event may a Participant be an Affiliate of Borrower or Guarantor.
(d)    Pledges by Lender. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
10.05    Survival. All covenants, agreements, representations and warranties made by Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or Unmatured Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 3.10, 3.11, 3.12, 4.16(c) and 10.03 and Article XI hereof shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination the Commitments or the termination of this Agreement or any provision hereof.

10.06    Counterparts; Integration; Effectiveness; Electronic Execution.
(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees paid to Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
(b)    Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
10.07    Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
10.08    Right of Setoff. If a Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and to the extent permitted under Section 11.08 hereof, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of Borrower against any of and all the obligations of Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Notwithstanding the foregoing, each Lender agrees to obtain approval of the Required Lenders (other than any Defaulting Lender) before exercising such rights.

10.09    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws (and not the law of conflicts) of the State of California, but giving effect to federal laws applicable to national banks.
(b)    Consent to Jurisdiction. Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any United States Federal court or any state court sitting in any county where any Property is located, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against Borrower or its properties in the courts of any jurisdiction.
(c)    Waiver of Objection to Venue. Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 10.09(b) hereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
10.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CONTROVERSY, DISPUTE OR CLAIM DIRECTLY OR

INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) (EACH, A “CLAIM”) AND THE WAIVER SET FORTH IN THE PRECEDING PARAGRAPH IS NOT ENFORCEABLE IN SUCH ACTION OR PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:
1. WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN PARAGRAPH 2 BELOW, ANY CLAIM WILL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE IN ACCORDANCE WITH CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638. EXCEPT AS OTHERWISE PROVIDED IN THE LOAN DOCUMENTS, VENUE FOR THE REFERENCE PROCEEDING WILL BE IN THE STATE OR FEDERAL COURT IN THE COUNTY OR DISTRICT WHERE VENUE IS OTHERWISE APPROPRIATE UNDER APPLICABLE LAW.
2. THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING, WITHOUT LIMITATION, SET-OFF), (C) APPOINTMENT OF A RECEIVER AND (D) TEMPORARY, PROVISIONAL OR ANCILLARY REMEDIES (INCLUDING, WITHOUT LIMITATION, WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT.
3. UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN TEN (10) DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY MAY REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B).
4. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS, A COURT REPORTER WILL BE USED AND THE REFEREE WILL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.
5. THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND

THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA. THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH APPLICABLE STATE AND FEDERAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING, WITHOUT LIMITATION, MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW.
6. THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY.
10.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
10.12    Confidentiality. Administrative Agent agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to the Obligations or the enforcement of rights under the Loan Documents or any Swap Agreement, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to Borrower and its obligations, (g) with the prior written consent of Borrower (which consent can be withheld, conditioned or delayed in Borrower’s sole and absolute discretion), (h) to holders of equity interests in Borrower, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Administrative Agent on a non-confidential basis from a source other than Borrower. For the purposes of this Section, “Information” means all information received from Borrower or Guarantor relating to Borrower or Guarantor, other than any such information that is available to Administrative Agent on a non-confidential basis prior to disclosure by Borrower; provided that, in the case of information received from Borrower (but not Guarantor, and this requirement shall not apply to Guarantor) after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN THIS SECTION) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING BORROWER, THE GUARANTOR, AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY BORROWER OR ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT BORROWER, GUARANTOR, AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO BORROWER AND ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
10.13    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
10.14    USA Patriot Act. Administrative Agent and each Lender hereby notify Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Administrative Agent or such Lender to identify Borrower in accordance with the Act.
10.15    Administrative Agent Approvals. With respect to matter under this Agreement requiring the approval or consent of Administrative Agent or any other exercise of discretion by

Administrative Agent, Administrative Agent shall exercise its judgment reasonably and in good faith without unreasonable delay after receipt of the necessary information to make a fully informed decision.
10.16    Replacement Documentation. Upon receipt of an affidavit of an officer of Administrative Agent or any of the Lenders as to the loss, theft, destruction or mutilation of a Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor. In the event that Borrower issues such replacement Note or other security document, the Lender who is the payee on the lost, destroyed, mutilated or stolen Note or security document shall indemnify and hold harmless Borrower from any liability incurred by Borrower in connection with the lost, stolen, destroyed or mutilated Note or security document.
10.17    Swap Agreements. All Swap Agreements, if any, between Borrower and any Lender or Affiliate of any Lender are independent agreements governed by the written provisions of said Swap Agreements, which will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of the Loan Documents, except as otherwise expressly provided in said written Swap Agreements, and any payoff statement from Administrative Agent relating to the Loans shall not apply to said Swap Agreements.
10.18    Statements. Administrative Agent shall from time to time provide Borrower with account statements or invoices with respect to the payment of interest and principal then owing (and, at the request of Borrower, any other obligations then owing) (the “Statements”). However, the failure of Administrative Agent to provide any such Statements shall not diminish or waive any rights of Administrative Agent, or obligations of Borrower, under this Agreement or the other Loan Documents. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Obligations. If Borrower pays the full amount indicated on a Statement on or before the due date indicated on such Statement, Borrower shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by Administrative Agent of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of Administrative Agent’s right to receive payment in full at another time.
10.19    Borrower 2822 Waiver. In the event that, at any time, any surety or guarantor exists that is liable upon only a portion of Borrowers’ obligations under the Loan Documents and Borrower provides partial satisfaction of any such obligation(s), Borrowers hereby waive any right they would otherwise have under Section 2822 of the California Civil Code, or other similar law or otherwise, to designate the portion of the obligation to be satisfied. The designation of the portion of the obligation to be satisfied shall, to the extent not expressly made by the terms of the Loan Documents, be made by Administrative Agent rather than by Borrowers.
10.20    Waiver of Special Damages. Borrowers agree that neither Administrative Agent nor any Lender shall have any liability to any Borrower or Guarantor (whether sounding in tort, contract or otherwise) for losses suffered by any Borrower or Guarantor in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents and any applicable Swap Agreement, or any act, omission or event occurring in connection therewith, unless such losses result from the gross negligence or willful misconduct of the party from which recovery is sought or from a breach of any Loan Document or any applicable Swap Agreement by such party. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWERS SHALL NOT ASSERT, AND HEREBY WAIVE, ANY CLAIM AGAINST ADMINISTRATIVE AGENT AND LENDERS ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THE OBLIGATIONS OR THE USE OF THE PROCEEDS THEREOF.
10.21    Limitation on Liability Notwithstanding the foregoing or anything to the contrary in this Agreement, under no circumstances shall Administrative Agent or any Lender have any recourse against, nor shall there by any personal liability to, the members of any Borrower, or to any shareholders, members or partners (direct or indirect, except for the Guarantor under the Guaranty) for any obligations of any Borrower hereunder. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect any Borrower’s liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranty or Administrative Agent or any Lender’s right to exercise any rights or remedies against any collateral securing the Loan.
10.22    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
10.23    Releases of Properties. Except as expressly set forth below in this Section 10.23, Administrative Agent shall have no obligation to release any of the Properties (or portions thereof) until the Loan and all other Obligations have been paid in full and all obligations of Administrative Agent and Lenders under this Agreement and the other Loan Documents have terminated.

Borrower shall be entitled to obtain the release of a Property (or portions thereof) (each, a “Release Property”) from the lien of the Loan Documents, provided that all of the following conditions are satisfied:
(a)    Borrower shall have submitted to Administrative Agent a written request for such release at least twenty (20) days prior to the proposed release date, together with copies of any documents which Borrower requests Administrative Agent to execute in connection with such proposed release.
(b)    No Default or Unmatured Default shall have occurred and be continuing.
(c)    After giving effect to the proposed release, at least two (2) Properties remain as security for the Loan, unless otherwise agreed to by Administrative Agent and Lenders.
(d)    The Release Property and the portion of the Property that shall remain subject to a Deed of Trust upon the reconveyance of the Release Property shall each constitute one or more legally separable and transferable lots or parcels under all applicable laws, ordinances, rules and regulations relating to the subdivision or parceling of real property and the transfer thereof.
(e)    The release of the Release Property will not result in the loss by any other portion of the Property which remains subject to the applicable Deed of Trust of reasonable access to a public street, the use of reasonably necessary easements or utilities, or any parking availability which is reasonably necessary for the use and operation of such remaining Property for its intended purpose (provided, however, that the foregoing requirements in this clause (e) shall be deemed satisfied if the requirements in clause (f) below are satisfied by the applicable Borrower).
(f)    The Release Property shall be subject to such reciprocal easement agreements and other agreements as Administrative Agent may reasonably require to ensure that the Property which remains subject to the applicable Deed of Trust enjoys adequate ingress and egress, access to a public street, utility access, parking, and such other rights and benefits as Administrative Agent may reasonably require.
(g)    Borrowers’ rights under any reciprocal easement agreement or other agreement that may be required pursuant to Section 10.23(f) above shall be subject to the lien of the applicable Deed of Trust.
(h)    Borrower shall have paid to Administrative Agent, for application to the outstanding balance of the Loans, an amount equal to the amount, if any, by which the outstanding balance exceeds the then current Availability Amount. In calculating the Availability Amount, the Borrowing Base Amount shall be determined based only on the Properties remaining after the proposed release (i.e., without regard to the Release Property) and shall be adjusted as provided below in this Section 10.23.
(i)    Borrower shall have delivered to Administrative Agent (1) a Borrowing Base Certificate adjusted to reflect the proposed release of a Property (or a portion thereof) and (2) such certifications from Guarantor that, after giving effect to the proposed release, Guarantor shall be in compliance with its financial covenants under the Guaranty.

(j)    Borrower shall provide to Administrative Agent at Borrower’s sole cost and expense such title insurance endorsements to the Title Policies for the remaining Deeds of Trust as Administrative Agent shall reasonably request (including, without limitation, CLTA Form 111 Endorsements (or its equivalent), to the extent available and in form and substance reasonably satisfactory to Administrative Agent, which shall insure that after such release, each remaining Deed of Trust shall continue as a valid first position lien against the Property encumbered thereby, subject only to such new title exceptions as Administrative Agent shall approve in writing.
(k)    Borrower shall pay, or caused to be paid, to Administrative Agent all reasonable costs and expenses incurred in connection with such release, including without limitation all breakage fees, recording fees, transfer and other taxes, trustee’s fees, reasonable attorneys’ fees, appraisal fees, escrow fees, and fees for title insurance and similar charges.
Following the release of any Property (or portion thereof), such Release Property (or portion thereof) shall no longer be included in the definition of “Property” except with respect to any indemnities and other provisions of the Loan Documents that expressly survive repayment of the Loan.
Additionally, in connection with any release, the “Borrowing Base Amount” under this Agreement shall be reduced to mean the least of (a) fifty-five percent (55%) of the “as is” Appraised Value of the Properties then remaining as collateral for the Loan (which Appraised Value shall be determined, in the case of any release of less than all of any Property pursuant this Section 10.23, based on a new Appraisal of the portion of such Property that remains encumbered by the applicable Deed of Trust after giving effect to the requested partial release), (b) fifty-five percent (55%) of the cost basis of each Property then remaining as collateral for the Loan; and (c) the maximum amount of the Loan that, had such amount of the Loan been outstanding each day during the prior twelve (12) month testing period immediately preceding and through the date of measurement, would not have caused the Debt Service Coverage Ratio to be less than 1.35 to 1.0.
Upon the release of the Deed of Trust encumbering the Property owned by a Borrower in accordance with the Loan Documents, and the payment to Administrative Agent in full of the amount, if any, required pursuant to Section 10.23(h) above with respect to the release of such Property, so long as no Default or Unmatured Default shall have occurred and be continuing, such Borrower shall be deemed to no longer be a Borrower under the Loan Documents and shall be released therefrom upon the execution (which shall be delivered concurrently with the release of the applicable Deed of Trust) by such Borrower, each other Borrower and Guarantor, and Administrative Agent of a reciprocal release agreement in the form attached hereto as Exhibit F or any other form reasonably satisfactory to Administrative Agent, the applicable Borrower, each other Borrower and Guarantor.
10.24    Joint Borrower Provisions. Each Borrower acknowledges and agrees that it shall be jointly and severally liable for the Loan and all other Obligations arising under this Agreement and/or any of the other Loan Documents and Swap Contracts. In furtherance thereof, each Borrower acknowledges and agrees as follows:

(a)    For the purpose of implementing the joint borrower provisions of the Loan Documents, each Borrower hereby irrevocably appoints each other Borrower as its agent and attorney-in-fact for all purposes of the Loan Documents and any Swap Contracts, including the giving and receiving of notices and other communications.
(b)    To induce the Administrative Agent and Lenders to make the Loan, and in consideration thereof, each Borrower hereby agrees to indemnify Administrative Agent and Lenders against, and hold Administrative Agent and Lenders harmless from, any and all liabilities, expenses, losses, damages and/or claims of damage or injury asserted against Administrative Agent and Lenders by any Borrower or by any other Person arising from or incurred by reason of (i) reliance by Administrative Agent and Lenders on any requests or instructions from any Borrower, or (ii) any other action taken by Administrative Agent and Lenders in good faith with respect to this Agreement or the other Loan Documents and any Swap Contracts.
(c)    Each Borrower acknowledges that the liens and security interests created or granted herein and by the other Loan Documents will secure Obligations of all Borrowers under the Loan Documents and Swap Contracts and, in full recognition of that fact, each Borrower consents and agrees that Administrative Agent and Lenders may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof or of any other Loan Document or any Swap Contract:
(i)    agree with any Borrower to supplement, modify, amend, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;
(ii)    agree with any Borrower to supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof or any of the Loan Documents or Swap Contracts or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;
(iii)    accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or Swap Contracts or the Obligations or any part thereof;
(iv)    accept partial payments on the Obligations;
(v)    receive and hold additional security or guaranties for the Obligations or any part thereof;
(vi)    release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security for or guaranties of the Obligations, and apply any security and direct the order or manner of sale thereof as Administrative Agent and Lender, in its sole and absolute discretion may determine;
(vii)    release any Person or any guarantor from any personal liability with respect to the Obligations or any part thereof;

(viii)    settle, release on terms satisfactory to Administrative Agent and Lenders or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any such security and bid and purchase at any sale; and consent to the merger, change or any other restructuring or termination of the corporate existence of any Borrower or any other Person, and correspondingly restructure the obligations of such Borrower or other Person, and any such merger, change, restructuring or termination shall not affect the liability of any Borrower or the continuing existence of any lien or security interest hereunder, under any other Loan Document or Swap Contracts to which any Borrower is a party or the enforceability hereof or thereof with respect to all or any part of the Obligations.
(d)    Upon the occurrence of and during the continuance of any event of default, Administrative Agent and Lenders may enforce this Agreement and the other Loan Documents or Swap Contracts independently as to each Borrower and independently of any other remedy or security Administrative Agent and Lenders at any time may have or hold in connection with the Obligations, and in collecting on the Loan it shall not be necessary for Administrative Agent and Lenders to marshal assets in favor of any Borrower or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement and the other Loan Documents or Swap Contracts. Each Borrower expressly waives any right to require Administrative Agent and Lenders, in connection with Administrative Agent and Lender’s efforts to obtain repayment of the Loan and other Obligations, to marshal assets in favor of any Borrower or any other Person or to proceed against any other Person or any collateral provided by any other Person, and agrees that Administrative Agent and Lenders may proceed against any Persons and/or collateral in such order as it shall determine in its sole and absolute discretion in connection with Administrative Agent and Lender’s efforts to obtain repayment of the Loan and other Obligations. Administrative Agent and Lenders may file a separate action or actions against each Borrower to enforce the Obligations, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that Administrative Agent and Lenders, each Borrower and/or any other Person may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Agreement or the other Loan Documents or any Swap Contracts. The rights of Administrative Agents and Lenders hereunder and under the other Loan Documents shall be reinstated and revived, and the enforceability of this Agreement and the other Loan Documents and Swap Contracts shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Administrative Agent and Lenders as a result of the bankruptcy, insolvency or reorganization of any Borrower or any other Person, or otherwise, all as though such amount had not been paid. The enforceability of this Agreement and the other Loan Documents and Swap Contracts at all times shall remain effective even though the any or all Obligations, or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower or any other Person and whether or not any Borrower or any other Person shall have any personal liability with respect thereto. Each Borrower expressly waives any and all defenses to the enforcement of its obligations under the Loan Documents and Swap Contracts now or hereafter arising or asserted by reason of (i) any disability or other defense of any Borrower or any other Person with respect to the Obligations,

(ii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (iii) the cessation for any cause whatsoever of the liability of any Borrower or any other Person (other than by reason of the full and final payment and performance of all Obligations), (iv) any failure of Administrative Agent and Lenders to marshal assets in favor of any of the Borrowers or any other Person, (v) any failure of Administrative Agent and Lenders to give notice of sale or other disposition of any collateral for the Obligations to any Borrower or to any other Person or any defect in any notice that may be given in connection with any such sale or disposition, (vi) any failure of Administrative Agent and Lenders to comply in any non material respect with applicable laws in connection with the sale or other disposition of any collateral or other security for any Obligation, (vii) any act or omission of Administrative Agent and Lenders or others that directly or indirectly results in or aids the discharge or release of any Borrower or of any other Person or of any of the Obligations or any other security or guaranty therefor by operation of law or otherwise, (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (ix) any failure of Administrative Agent and Lenders to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (x) the election by Administrative Agent and Lenders, in any bankruptcy proceeding of any Person, of the application or non application of Section 1111(b)(2) of the United States Bankruptcy Code, (xi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code except to extent otherwise provided in this Agreement, (xii) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (xiv) the avoidance of any lien or security interest in favor of Administrative Agent and Lenders securing the Obligations for any reason, or (xv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding. Without in any way limiting the foregoing, with respect to the Loan Documents, the Swap Contracts and the Obligations, each Borrower: (A) waives all rights and defenses arising out of an election of remedies by Administrative Agent and Lenders, even though that election of remedies, such as non-judicial foreclosure with respect to security for Borrowers’ obligations, has destroyed each of their rights of subrogation and reimbursement against the other by the operation of applicable law or otherwise; and (B) waives any right to an action to determine fair value or similar proceeding following a nonjudicial foreclosure of the Obligations.
(e)    The Borrowers represent and warrant to Administrative Agent and Lenders that they have established adequate means of obtaining from each other, on a continuing basis, financial and other information pertaining to their respective businesses, operations and condition (financial and otherwise) and their respective properties, and each now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of the other and their respective properties. Each Borrower hereby expressly waives and relinquishes any duty on the part of Administrative Agent and Lenders to disclose to such Borrower any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of the other Borrowers or the other Borrowers’ properties, whether now known or hereafter known by Administrative Agent and Lenders during the life of this Agreement. With respect to any of the

Obligations, Administrative Agent and Lenders need not inquire into the powers of any Borrower or the officers, employees or other Persons acting or purporting to act on such Borrower’s behalf.
(f)    Without limiting the foregoing, or anything else contained in this Agreement, each Borrower waives all rights and defenses that it may have because the Obligations are secured by real property. This means, among other things:
(i)    Administrative Agent and Lenders may collect on the Obligations from any Borrower without first foreclosing on any real or personal property collateral pledged by the other Borrowers; and
(ii)    If Administrative Agent or Lenders foreclose on any real property collateral pledged by any Borrower for the Obligations: (A) the amount of the indebtedness owed by the other Borrowers may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) Administrative Agent and Lenders may collect from any Borrower even if Administrative Agent and Lenders, by foreclosing on the real property collateral, has destroyed any right any Borrower may have to collect from the other Borrowers.
(g)    This is an unconditional and irrevocable waiver of any rights and defenses each Borrower may have because the Obligations are secured by real property (including, as and to the extent that such rights or defenses may be asserted to be applicable, any rights or defenses based upon Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure). Each Borrower expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real property collateral provided by the other Borrower to secure the Obligations and failure to receive any such notice shall not impair or affect such Borrower’s obligations hereunder or the enforceability of this Agreement or the other Loan Documents or any liens created or granted hereby or thereby.
(h)    Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Borrower is a party, with respect to the Loan and all other Obligations, each Borrower hereby waives with respect to the other Borrowers and their successors and assigns (including any surety) and any other Person any and all rights at law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff, to any other rights and defenses available to it by reason of applicable law, and all rights and defenses available to any Borrower under California law, or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which each of them may have or hereafter acquire against the other or any other Person in connection with or as a result of such Borrower’s execution, delivery and/or performance of this Agreement or any other Loan Document to which it is a party until the Obligations are paid and performed in full. Each Borrower agrees that it shall not have or assert any such rights against any other Borrower or any other Borrower’s successors and assigns or any other Person (including any surety), either directly or as an attempted setoff to any action commenced against such Borrower by any other Borrower (as borrower or in any other capacity) or any other Person until the all Obligations are paid and performed in full. Each Borrower hereby acknowledges and agrees that this waiver is intended to benefit Administrative Agent and Lenders and shall not limit or otherwise affect any Borrower’s liability under this Agreement or any other Loan Document or Swap Contract to which it is a party, or the enforceability hereof or thereof.
(i)    Each Borrower warrants and agrees that each of the waivers and consents set forth herein is made with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which each otherwise may have against the other, against Administrative Agent and Lenders or others, or against any collateral. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.
ARTICLE XI
ADMINISTRATIVE AGENT
11.01    Appointment. Each Lender hereby irrevocably appoints Administrative Agent as its agent and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
11.02    Capacity as Lender. The bank serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Affiliate of Borrower as if it were not Administrative Agent hereunder.
11.03    Duties and Obligations. Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Unmatured Default has occurred and is continuing, (b) Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement), and (c) except as expressly set forth herein, Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its subsidiaries or Affiliates that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. Administrative Agent shall not be liable for any action taken or not taken by it as to the Lenders, with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement) or in all other cases in the absence of its own gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Default or Unmatured Default unless and until written notice thereof is given to Administrative Agent by Borrower or a Lender, and Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or Required Third Party Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document, any Required Third Party Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in this Agreement, other than to confirm receipt of items expressly required to be delivered to Administrative Agent, (vi) the value, sufficiency, creation, perfection or priority of any lien on any Mortgaged Property, or (vii) the financial condition of Borrower or Guarantor.
11.04    Reliance. Administrative Agent shall be entitled to rely upon, and shall not incur any liability (in the absence of its own gross negligence or willful misconduct) for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including electronic communications) believed by it to be genuine and to have been signed or sent by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon in the absence of its own gross negligence or willful misconduct. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
11.05    Sub-Agents. Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
11.06    Resignation. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, Administrative Agent may resign at any time by notifying the Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent shall use commercially reasonable efforts to, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After Administrative Agent’s resignation hereunder, the provisions of this Article and Section 11.03 hereof shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

11.07    Independent Credit Analysis. Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.
11.08    Lender Actions Against Collateral. Each Lender agrees that it will not take any action, nor institute any actions or proceedings, with respect to the Obligations, against Borrower, Guarantor, or any other obligor under this Agreement, the other Loan Documents or the Required Third Party Documents or against any portion of any Mortgaged Property (including, without limitation, set-off rights) without the consent of the Required Lenders. With respect to any action by Administrative Agent to enforce the rights and remedies of Administrative Agent and the Lenders under this Agreement and the other Loan Documents, each Lender hereby consents to the jurisdiction of the court in which such action is maintained, and agrees to deliver its Note to Administrative Agent to the extent necessary to enforce the rights and remedies of Administrative Agent for the benefit of the Lenders under the Deeds of Trust in accordance with the provisions hereof. Each Lender agrees to indemnify each of the other Lenders for any loss or damage suffered or cost incurred by such other Lender (including without limitation, attorneys’ fees and expenses and other costs of defense) as a result of the breach of this Section 11.08 by such Lender.
11.09    Lender Reply Period. All communications from Administrative Agent to Lenders requesting Lenders’ determination, consent or approval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter as to which such determination, consent or approval is requested, (iii) shall include a legend substantially as follows, printed in capital letters or boldface type:
“THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE. FAILURE TO RESPOND WITHIN TEN (10) BUSINESS DAYS AFTER THE DELIVERY OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADDRESSEE OF THE MATTER DESCRIBED ABOVE.”
and (iv) shall include Administrative Agent’s recommended course of action or determination in respect thereof. Each Lender shall reply promptly to any such request, but in any event within ten (10) Business Days after the delivery of such request by Administrative Agent (the “Lender Reply Period”). Unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Lenders or all Lenders, Administrative Agent shall timely submit any required written notices to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended by Administrative Agent or such other course of action recommended by the Required Lenders or all of the Lenders, as the case may be, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.
11.10    Foreclosure. In the event that all or any portion of any Mortgaged Property is acquired by Administrative Agent as the result of a foreclosure or acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the Obligations, title to any such Mortgaged Property or any portion thereof shall be held in the name of Administrative Agent or a nominee or subsidiary of Administrative Agent, as agent, for the benefit of the Lenders, or in an entity co-owned by the Lenders as determined by Administrative Agent. Administrative Agent shall prepare a recommended course of action for such Mortgaged Property (the “Post-Foreclosure Plan”) and submit it to the Lenders for approval by the Required Lenders. In the event that Administrative Agent does not obtain the approval of the Required Lenders to such Post-Foreclosure Plan, any Lender shall be permitted to submit an alternative Post-Foreclosure Plan to Administrative Agent, and Administrative Agent shall submit any and all such additional Post-Foreclosure Plan(s) to the Lenders for evaluation and the approval by the Required Lenders. In accordance with the approved Post-Foreclosure Plan, Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Mortgaged Property acquired and administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Mortgaged Property, and the collecting of rents and other sums from such Mortgaged Property and paying the expenses of such Mortgaged Property. Upon demand therefor from time to time, each Lender will contribute its ratable share (based on their respective Commitments immediately prior to the termination thereof) of all reasonable costs and expenses incurred by Administrative Agent pursuant to the Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of the Mortgaged Property. In addition, Administrative Agent shall render or cause to be rendered by the managing agent, to each of the Lenders, monthly, an income and expense statement for such Mortgaged Property, and each of the Lenders shall promptly contribute its ratable share (based on their respective Commitments immediately prior to the termination thereof) of any operating loss for the Mortgaged Property, and such other expenses and operating reserves as Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the Post-Foreclosure Plan. To the extent there is net operating income from such Mortgaged Property, Administrative Agent shall, in accordance with the Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders. All such distributions shall be made to the Lenders in proportion to their respective Commitments immediately prior to the termination thereof. The Lenders acknowledge that if title to any Mortgaged Property is obtained by Administrative Agent or its nominee, or an entity co-owned by the Lenders, such Mortgaged Property will not be held as a permanent investment but will be disposed of as soon as practicable and within a time period consistent with the regulations applicable to national banks for owning real estate. Administrative Agent shall undertake to sell such Mortgaged Property at such price and upon such terms and conditions as the Required Lenders shall reasonably determine to be most advantageous. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Mortgaged Property in accordance with the immediately preceding sentence shall name

Administrative Agent, as agent for the Lenders, as the beneficiary or mortgagee. In such case, Administrative Agent and the Lenders shall enter into an agreement with respect to such purchase money mortgage defining the rights of the Lenders in the same, which agreement shall be in all material respects similar to the rights of the Lenders with respect to the Mortgaged Property. Lenders agree not to unreasonably withhold or delay their approval of a Post-Foreclosure Plan or any third party offer to purchase the Mortgaged Property. An offer to purchase the Mortgaged Property at a gross purchase price of 95% of the fair market value of the property as set forth in a current appraisal shall be deemed to be a reasonable offer.
11.11    Defaulting Lender. Notwithstanding any provision of this Agreement to the contrary, if a Lender becomes a Defaulting Lender, the following provisions shall apply for so long as such Lender is a Defaulting Lender;
(a)    Suspension of Voting Rights. Such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 10.02(b)) and the Commitment of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder.
(b)    Turn Over of Payments. All amounts payable hereunder to the Defaulting Lender in respect of the Obligations (whether on account of principal, interest, fees or otherwise, including, without limitation, interest payments from interest reserve allocations to the Defaulting Lender and any amounts that would otherwise be payable to the Defaulting Lender pursuant to Section 3.13, but excluding Section 3.14(b)), shall be paid to Administrative Agent, retained in a segregated account and, subject to any applicable Legal Requirements, be applied at such time or times as may be determined by Administrative Agent as follows: (i) first, to the payment of any amounts owing by the Defaulting Lender to Administrative Agent hereunder, (ii) second, to the funding of any Advance in respect of which the Defaulting Lender has failed to fund its portion as required by this Agreement, as determined by Administrative Agent, (iii) third, to the payment of any amounts owing by the Defaulting Lender to the Non-Defaulting Lenders hereunder, including without limitation for any Special Advance under paragraph (c) of this Section 11.11, (iv) fourth, if so determined by Administrative Agent and Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, and (v) fifth, to the Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans and (y) made at a time when the conditions set forth in Section 2.03 are satisfied, such payment shall be applied solely to repay the Loans of all Non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans owed to the Defaulting Lender.
(c)    Special Advances. If a Lender fails to fund its portion of any Advance, in whole or part, within three (3) Business Days after the date required hereunder and Administrative Agent shall not have funded the Defaulting Lender’s portion of the Advance under Section 3.03(b), Administrative Agent shall so notify the Lenders, and within three (3) Business Days after delivery of such notice, the Non-Defaulting Lenders shall have the right, but not the obligation, in their respective, sole and absolute discretion, to fund all or a portion of such deficiency (the amount so funded by any such Non-Defaulting Lenders being referred to herein as a “Special Advance”) to Borrower. In such event, the Defaulting Lender and Borrower severally agree to pay to Administrative Agent for payment to the Non-Defaulting Lenders making the Special Advance, forthwith on demand such amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of the Defaulting Lender, the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Borrower, the interest rate applicable to Floating Rate Loans.
(d)    Intentionally Omitted.
(e)    Replacement of Defaulting Lender.
(i)    By Required Lenders. Required Lenders may, upon notice to the Defaulting Lender and Administrative Agent, require the Defaulting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04) all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Defaulting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts); and (ii) Administrative Agent shall have received payment of any amounts owing by such Lender to Administrative Agent or the other Lenders under this Agreement. The Defaulting Lender shall not be required to make any such assignment and delegation if, prior thereto, such Lender shall cease to be a Defaulting Lender.
(ii)    By Borrower. If a Lender has become a Defaulting Lender due to a failure to fund its Loans hereunder, Borrower may, at its option, replace such Defaulting Lender under Section 3.14(b).
(f)    Indemnification. Each Defaulting Lender shall indemnify Administrative Agent, each Non-Defaulting Lender and Borrower from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatever which may be imposed on, incurred by or asserted against Administrative Agent, any Non-Defaulting Lender or Borrower with respect to the Loan Documents or the Required Third Party Documents in any way relating to or arising out of such Lender’s status as a Defaulting Lender. The obligations of the Defaulting Lender under this clause (f) shall survive the payment of the Obligations, the termination of this Agreement and the Defaulting Lender’s reversion to a Non-Defaulting Lender under Paragraph (g) of this Section 11.11.
(g)    Ceasing to be a Defaulting Lender. A Lender shall cease to be Defaulting Lender only upon (i) the payment of all amounts due and payable by Defaulting Lender to Administrative Agent or any other Lender under this Agreement; (ii) the payment of any damages suffered by Borrower as a result of such Defaulting Lender’s default hereunder; (iii) the confirmation by the applicable Lender to Administrative Agent and Borrower in writing that the applicable Lender will comply with all of its funding obligations under this Agreement; and (iv) the circumstances described in clause (d) of the definition of “Defaulting Lender “ do not exist.

An assignment by a Lender of its rights and obligations under this Agreement shall not in and of itself cause the Lender to cease to be a Defaulting Lender.
11.12    Compliance with Flood Laws. Administrative Agent has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the Flood Laws and will post on the applicable Platform (or otherwise distribute to each Lender documents that it receives in connection with the Flood Laws (“Flood Documents”); provided, however that Administrative Agent makes no representation or warranty with respect to the adequacy of the Flood Documents or their compliance with the Flood Laws. Each Lender acknowledges and agrees that it is individually responsible for its own compliance with the Flood Laws and that it shall, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, including the Flood Documents posted or distributed by Administrative Agent, continue to do its own due diligence to ensure its compliance with the Flood Laws.
11.13    Borrower’s Rights. The provisions of this Article XI are solely for the benefit of Administrative Agent and the Lenders, and, except as expressly set forth herein, Borrower shall not have any rights to rely on, enforce or consent to any waiver, modification or amendment of, any of the provisions hereof; provided, however, that Borrower (a) acknowledges and agrees to the limitations set forth in Section 11.02(c) hereof on Administrative Agent’s ability to act unilaterally with respect to this Agreement, the other Loan Documents and the Required Third Party Documents, and (b) agrees that Administrative Agent’s inability to deliver any consent to, or approval of, an action requested by Borrower due solely to the lack of appropriate Lender consent in accordance with the provisions of Section 11.02(c) hereof shall not constitute an unreasonable withholding or delay by Administrative Agent in the giving of such consent or approval. Notwithstanding the foregoing, Borrower shall be entitled to rely on consents and approvals executed by Administrative Agent without investigation as to the existence of proper authorization by the Lenders.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.
BORROWER:

KBSGI OFFICES AT GREENHOUSE, LLC,
a Delaware limited liability company

By:	KBSGI REIT Acquisition IV, LLC,
a Delaware limited liability company,
its sole member

By:	KBSGI REIT Properties, LLC,
a Delaware limited liability company,
its sole member

By:	KBS Growth & Income Limited Partnership,
a Delaware limited partnership,
its sole member

By:	KBS Growth & Income REIT, Inc.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

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BORROWER CONTINUED:

KBSGI VON KARMAN TECH, LLC,
a Delaware limited liability company

By:	KBSGI REIT Acquisition I, LLC,
a Delaware limited liability company,
its sole member

By:	KBSGI REIT Properties, LLC,
a Delaware limited liability company,
its sole member

By:	KBS Growth & Income Limited Partnership,
a Delaware limited partnership,
its sole member

By:	KBS Growth & Income REIT, Inc.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

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BORROWER:

KBSGI 213 WEST INSTITUTE PLACE, LLC,
a Delaware limited liability company

By:	KBSGI REIT Acquisition V, LLC,
a Delaware limited liability company,
its sole member

By:    KBSGI REIT Properties, LLC,
a Delaware limited liability company,
its sole member

By:	KBS Growth & Income Limited Partnership,
a Delaware limited partnership,
its sole member

By:	KBS Growth & Income REIT, Inc.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

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JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Lender
By: /s/ Ryan Dempsey
Name: Ryan Dempsey
Title: Authorized Officer

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SCHEDULE 1.01
LENDERS

Name:	Address	Commitment
JP MORGAN CHASE BANK	201 North Central Avenue, Floor 20 Phoenix, AZ 85004-0073	$72,800,000

SCHEDULE 1.01

EXHIBIT A-1
Greenhouse Property
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF HARRIS, STATE OF TEXAS AND IS DESCRIBED AS FOLLOWS:

TRACT 1:

BEING A 4.6196 ACRE (201,229 SQUARE FOOT) TRACT OF LAND SITUATED IN THE WASHINGTON COUNTY RAILROAD COMPANY (SECTION 3) SURVEY, ABSTRACT NUMBER 901 IN HARRIS COUNTY, TEXAS, AND BEING ALL OF UNRESTRICTED RESERVE “C”, BLOCK 2 OF KATY GREEN REPLAT NO. 1, SUBDIVISION ACCORDING TO THE PLAT THEREOF RECORDED UNDER FILM CODE NUMBER 661274 OF THE HARRIS COUNTY MAP RECORDS.

TRACT 2:
EASEMENTS, INCLUDING, WITHOUT LIMITATION, NON-EXCLUSIVE EASEMENTS FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS ON, OVER, AND ACROSS ACCESS DRIVES (AS SUCH TERM IS DEFINED IN THE DECLARATION, AS HEREINAFTER DEFINED) AS SET FORTH IN THAT CERTAIN DECLARATION OF EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS EXECUTED BY KT GREENHOUSE, LTD., A TEXAS LIMITED PARTNERSHIP, AND GREENHOUSE RETAIL A, LTD., A TEXAS LIMITED PARTNERSHIP, DATED MAY 23, 2013, FILED FOR RECORD UNDER CLERK’S FILE NO. 20130256729 OF THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS (THE “DECLARATION”).

EXHIBIT A-1

EXHIBIT A-2
Von Karman Property
ALL THAT CERTAIN REAL PROPERTY SITUATED IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

PARCEL 4, IN THE CITY OF IRVINE, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK 51, PAGE 45 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT ALL OIL, OIL RIGHTS, MINERAL RIGHTS, NATURAL GAS, NATURAL GAS RIGHTS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREIN ABOVE DESCRIBED, TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING AND OPERATING THEREFOR, AND REMOVING THE SAME FROM SAID LAND OR ANY OTHER LAND, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM LANDS OTHER THAN THOSE HEREINABOVE DESCRIBED, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES, WITHOUT, HOWEVER, THE RIGHT TO DRILL, MINE, EXPLORE AND OPERATE THROUGH THE SURFACE OR THE UPPER 500 FEET OF THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AS RESERVED BY THE IRVINE COMPANY, A MICHIGAN CORPORATION, IN DEED RECORDED OCTOBER 14, 1977 IN BOOK 12415, PAGE 997 OF OFFICIAL RECORDS.

EXHIBIT A-2

EXHIBIT A-3
Institute Property
REAL PROPERTY IN THE CITY OF CHICAGO, COUNTY OF COOK, STATE OF ILLINOIS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL 1:

LOTS 6 TO 13, INCLUSIVE, IN BLOCK 34 IN JOHNSTON, ROBERTS AND STORR'S ADDITION TO CHICAGO, BEING A SUBDIVISION IN THE WEST 1/2 OF THE SOUTHEAST 1/4 OF SECTION 4, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS, ACCORDING TO THE PLAT THEREOF RECORDED JANUARY 17, 1852 AS DOCUMENT NO. 32883.

PARCEL 2:

LOTS 18, 19, 20 AND 21 IN SANFORD'S SUBDIVISION OF BLOCK 34 OF JOHNSTON, ROBERTS AND STORR'S ADDITION TO CHICAGO, BEING A SUBDIVISION IN THE WEST 1/2 OF THE SOUTHEAST 1/4 OF SECTION 4, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS, ACCORDING TO THE PLAT OF SAID SANFORD’S SUBDIVISION RECORDED MAY 9, 1856 AS DOCUMENT NO. 70596.

FOR INFORMATIONAL PURPOSES ONLY:

PROPERTY IDENTIFICATION NUMBERS:

17-04-446-001; 17-04-446-010; AND 17-04-446-011

EXHIBIT A-3

EXHIBIT B
Permitted Transfer Provisions

1.    Notwithstanding anything stated to the contrary herein or in any of the other Loan Documents, any transfers (or the pledge or encumbrance ) of equity interests or other interests in KBSGI REIT Acquisition I, LLC, KBSGI REIT Acquisition IV, LLC, and/or KBSGI REIT Acquisition V, LLC, or in any of the direct or indirect owners of KBSGI REIT Acquisition I, LLC, KBSGI REIT Acquisition V, LLC and/or KBSGI REIT Acquisition IV, LLC (including, without limitation, KBSGI REIT Properties, LLC, KBS Growth & Income Limited Partnership or KBS Growth & Income REIT, Inc.) shall not be prohibited, subject to the provisions of Paragraph 2 below (and shall be expressly permitted) so long as (i) KBS Growth & Income REIT, Inc., continues to (a) exercise day to day management and control (directly or indirectly) of Borrower and (b) own, either directly or indirectly, 51% of the ownership interests in Borrower (conditions (a) and (b) set forth above collectively referred to herein as, the “Ownership and Management Requirements”), and (ii) the Know Your Customer Requirements (defined below) shall have been satisfied. Any such transfer shall hereinafter be referred to as a “Permitted Transfer”).
2.    To the extent that any Permitted Transfer results in a Person acquiring a direct or indirect (through one or more other persons) interest of ten percent (10%) or more of Borrower or Control of Borrower, (i) Borrower shall provide written notice of any such Transfer to Administrative Agent at least thirty (30) days prior to such Transfer, and (ii) Administrative Agent shall have determined in its reasonable judgment that such Person is not a Sanctioned Person and such Person otherwise satisfies all similar Requirements of Law, including the USA Patriot Act and all regulations and directives of the OFAC, and Administrative Agent’s “know your customer” regulations. Promptly following Administrative Agent’s request, Borrower shall furnish or cause to be furnished to Administrative Agent such information as Administrative Agent may reasonably request to verify compliance of the requirements of this paragraph. (The foregoing requirements of this paragraph 2 are referred to herein as the “Know Your Customer Requirements”). Notwithstanding the foregoing provisions of this paragraph 2 or the provisions of paragraph 1 above, the foregoing requirements in clauses (i) and (ii) of this paragraph 2 shall not apply to any transfers among or by the shareholders of KBS Growth & Income REIT, Inc.

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EXHIBIT C
Borrowing Base Certificate
FORM OF
BORROWING BASE COMPLIANCE CERTIFICATE

To:    JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Term Loan and Security Agreement dated as of November 9, 2017 (as amended, restated, extended, refinanced, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), among KBSGI OFFICES AT GREENHOUSE, LLC, KBSGI VON KARMAN TECH, LLC, and KBSGI 213 WEST INSTITUTE PLACE, LLC, each a Delaware limited liability company (individually and collectively, “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used without definition herein shall have the meanings ascribed such terms in the Loan Agreement.

Borrower certifies as of the date hereof that:

1.    Borrower has delivered the financial statements required by Section 4.09(a) of the Loan Agreement for the fiscal quarter of Borrower ended as of ______, 20__. Such financial statements fairly and accurately (in all material respects) present the financial condition, results of operations and cash flows of the applicable Borrower at such date and for such period. The operating statement (showing actual to budgeted results) and a lease status report (including a rent roll) for each Property and Improvements, each dated as of ____, 20__ are attached hereto as Exhibit A.

2.    Borrower has reviewed and is familiar with the terms of the Loan Agreement and has made, or has caused to be made under Borrower’s supervision, a reasonable review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.

3.    Pursuant to such review, the Borrowing Base Amount in effect as of the date hereof is $__________ (as determined in accordance with the true and accurate calculations and information set forth on Schedule 1 attached hereto).

4.    The property or properties listed on the attached Schedule 1 (the “Assets”) satisfy the criteria set forth in the Loan Agreement to be a Property or Properties thereunder.

5.    The owner and property address of all of the Assets are listed on Schedule 1.
The undersigned hereby certifies as of the date hereof that Jeffrey Waldvogel is the Chief Financial Officer of KBS Capital Advisors LLC, a Delaware limited liability company, which is

1

the authorized agent of Borrower, and that, as such, he is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of KBS Capital Advisors LLC, a Delaware limited liability company, as authorized agent on behalf of Borrower.
Dated: ________, 20___

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; EXECUTION PAGES FOLLOW]

2

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the day and year first written above.
BORROWER:
KBSGI OFFICES AT GREENHOUSE, LLC,
a Delaware limited liability company

By:	KBS Capital Advisors LLC,
a Delaware limited liability company,
its authorized agent

By:	_____________________

Name:    Jeffrey Waldvogel
Its:    Chief Financial Officer

KBSGI VON KARMAN TECH, LLC,
a Delaware limited liability company

By:	KBS Capital Advisors LLC,
a Delaware limited liability company,
its authorized agent

By:	_____________________

Name:    Jeffrey Waldvogel
Its:    Chief Financial Officer

KBSGI 213 WEST INSTITUTE PLACE, LLC,
a Delaware limited liability company

By:	KBS Capital Advisors LLC,
a Delaware limited liability company,
its authorized agent

By:	_____________________

Name:    Jeffrey Waldvogel
Its:    Chief Financial Officer

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EXHIBIT D
PROMISSORY NOTE
$____________    __________, _____________
KBSGI OFFICES AT GREENHOUSE, LLC, KBSGI VON KARMAN TECH, LLC, and KBSGI 213 WEST INSTITUTE PLACE, LLC, each a Delaware limited liability company (individually and collectively, “Borrower”), jointly and severally promise to pay to the order of JPMORGAN CHASE BANK, N.A., a national banking association (“Lender”) _____________________________________________ AND NO/100 DOLLARS ($___________________), or if less, the aggregate unpaid principal amount of all Loans made by Lender to Borrower (as defined in the Agreement defined below) pursuant to the Agreement (as hereinafter defined), together with interest on the unpaid principal amount hereof in the manner set forth in the Agreement. Borrower shall pay the principal of and accrued and unpaid interest on the Loan in full on the Maturity Date.
This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Amended and Restated Term Loan and Security Agreement dated as of November 9, 2017 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among Borrower, the lenders referenced therein, including Lender, and JPMorgan Chase Bank, N.A., as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured and guaranteed pursuant to the Loan Documents, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.
Notwithstanding the foregoing or anything to the contrary in this Note, under no circumstances shall Administrative Agent or any Lender have any recourse against, nor shall there by any personal liability to, the members of any Borrower, or to any shareholders, members or partners (direct or indirect, except for the Guarantor under the Guaranty) for any obligations of any Borrower hereunder. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect any Borrower’s liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranty or Administrative Agent or any Lender’s right to exercise any rights or remedies against any collateral securing the Loan.
[Signature Page Follows]

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BORROWER:

KBSGI OFFICES AT GREENHOUSE, LLC,
a Delaware limited liability company

By:	KBSGI REIT Acquisition IV, LLC,
a Delaware limited liability company,
its sole member

By:	KBSGI REIT Properties, LLC,
a Delaware limited liability company,
its sole member

By:	KBS Growth & Income Limited Partnership,
a Delaware limited partnership,
its sole member

By:	KBS Growth & Income REIT, Inc.,
a Maryland corporation,
its general partner

By:    ________________________________
Charles J. Schreiber, Jr.,
Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

2

BORROWER CONTINUED:

KBSGI VON KARMAN TECH, LLC,
a Delaware limited liability company

By:	KBSGI REIT Acquisition I, LLC,
a Delaware limited liability company,
its sole member

By:	KBSGI REIT Properties, LLC,
a Delaware limited liability company,
its sole member

By:	KBS Growth & Income Limited Partnership,
a Delaware limited partnership,
its sole member

By:	KBS Growth & Income REIT, Inc.,
a Maryland corporation,
its general partner

By:	________________________________
Charles J. Schreiber, Jr.,
Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

3

BORROWER:

KBSGI 213 WEST INSTITUTE PLACE, LLC,
a Delaware limited liability company

By:	KBSGI REIT Acquisition V, LLC,
a Delaware limited liability company,
its sole member

By:	KBSGI REIT Properties, LLC,
a Delaware limited liability company,
its sole member

By:	KBS Growth & Income Limited Partnership,
a Delaware limited partnership,
its sole member

By:	KBS Growth & Income REIT, Inc.,
a Maryland corporation,
its general partner

By:	________________________________
Charles J. Schreiber, Jr.,
Chief Executive Officer

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EXHIBIT E
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	___________________________
2.	Assignee:	___________________________ [and is an Affiliate/Approved Fund of [identify Lender] ]
3.	Borrower(s):	___________________________
4.	Administrative Agent:	_____________________, as Administrative Agent under the Loan Agreement
5.	Credit Agreement:
[The [amount] Amended and Restated Term Loan and Security Agreement dated as of _______ among [name of Borrower(s)], Lenders parties thereto, [name of Administrative Agent], as Administrative Agent, and the other agents parties thereto]

6.	Assigned Interest:

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Aggregate Amount of Commitment/Loans for all Lenders		Amount of Commitment/Loans Assigned		Percentage Assigned of Commitment/Loans
Original Commitment:	Current Commitment:	Original Commitment:	Current Commitment:
$	$	$	$	%
$	$	$	$	%
$	$	$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about Borrower, the Guarantor, and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR] By:_____________________________ Title:
ASSIGNEE [NAME OF ASSIGNEE] By:______________________________ Title:

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[Consented to and] Accepted: [NAME OF ADMINISTRATIVE AGENT], as Administrative Agent By:_______________________________ Title:
[Consented to:]: [NAME OF RELEVANT PARTY] By:_______________________________ Title:

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ANNEX 1
To Term Loan and Security Agreement
[____________]
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section ___ thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

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3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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EXHIBIT F
Form of Reciprocal Release Agreement
RECIPROCAL RELEASE AGREEMENT
This Reciprocal Release Agreement (this “Agreement”) is dated as of _____________, by and among (i) [Name of to be released Borrower] (the “Released Borrower”), (ii) [Name of continuing Borrowers] (individually and collectively, “Remaining Borrowers”), (iii) JPMorgan Chase Bank, N.A., as Administrative Agent (“Administrative Agent”), (iv) each lender (each a “Lender” and collectively “Lenders”) from time to time party to that certain Amended and Restated Term Loan and Security Agreement, dated as of November 9, 2017, by and among Released Borrower, Remaining Borrowers, [list any previously released Borrowers] (collectively, “Previously Released Borrowers”), Administrative Agent, and Lenders (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”), and (v) KBSGI REIT Properties, LLC, a Delaware limited liability company (“Guarantor”). Released Borrower, Remaining Borrowers, and Previously Released Borrowers are sometimes referred to herein as “Original Borrowers.”
RECITALS
A.Pursuant to the Loan Agreement, Lenders agreed to make a loan (the “Loan”) to Original Borrowers.
B.Pursuant to that certain Amended and Restated Guaranty Agreement dated as of November 9, 2017 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Guaranty”), Guarantor guaranteed to Administrative Agent and Lenders certain obligations of Original Borrowers in connection with the Loan on the terms and conditions set forth therein.
C.Pursuant to certain previously executed Reciprocal Release Agreements, each Previously Released Borrower has been released from all of its obligations under the Loan Documents.
D.Pursuant to Section 10.23 of the Loan Agreement, each Deed of Trust covering Property owned by Released Borrower has been reconveyed, and Released Borrower owns no real or personal property covered by the lien or encumbrance of any Loan Document.
E.Administrative Agent and Lenders, on the one hand, and Released Borrower, on the other hand, desire to release each other from any and all claims, liabilities and obligations arising under or in connection with the Loan upon the terms and conditions set forth below.
F.All capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Loan Agreement.
AGREEMENT:
1.Recitals. The recitals set forth above are true, accurate and correct.

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2.Release.
2.1    Release of Administrative Agent and each Lender. In consideration of Administrative Agent’s and each Lender’s agreement to enter into this Agreement (which Released Borrower agrees and acknowledges constitutes sufficient and adequate consideration), Released Borrower irrevocably and unconditionally releases, remises, acquits and forever discharges Administrative Agent, each Lender, and their respective affiliates, successors and assigns, and their respective past, present and future directors, officers, partners, principals, managers, members, shareholders, employees, agents, representatives, insurers and attorneys (collectively, the “Released Lender Parties”), from any and all obligations, claims, rights, remedies, demands, collections, controversies, actions, causes of action, injunctions, suits, complaints, arbitrations, indebtedness, liens, encumbrances, obligations, liabilities, contracts and agreements, promises, damages, costs, fees and expenses (including attorneys’ costs, fees and expenses), penalties, losses or relief of any nature, amount or kind, in law or in equity, past or present, known or unknown, suspected or unsuspected, matured or unmatured, in respect of any action, omission or event occurring from the beginning of time to the date of this Agreement (collectively, the “Claims”), against any of the Released Lender Parties, which Released Borrower has had, now has or may in the future have, against or with respect to any of the Released Lender Parties arising out of or relating to the Loan, the Loan Documents or any enforcement by Administrative Agent or any Lender of its rights and remedies in connection therewith (collectively, the “Released Borrower Claims”). Released Borrower agrees and acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true regarding the Released Borrower Claims and agrees that the foregoing releases shall remain in full force and effect, notwithstanding the existence or nature of any such different or additional facts. This release of the Released Lender Parties is not to be construed as and does not constitute an admission of liability on the part of any such Released Lender Party. The release of the Released Lender Parties shall constitute an absolute bar to any Released Borrower Claims of any kind, whether such claim is based on contract, tort, warranty, mistake, or any other theory, whether legal, statutory or equitable. Released Borrower specifically agrees that any attempt to assert a claim barred hereby shall subject them to the provisions of applicable law setting forth remedies for the bringing of groundless, frivolous or baseless claims or causes of action.
2.2    Release of Released Borrower. Administrative Agent and each Lender hereby agrees that Released Borrower is hereby released, and forever discharged from any and all Claims arising out of or relating to the Loan and the Loan Documents (collectively, the “Released Lender Claims”); provided, however, that the Released Lender Claims shall not include:
(a)    claims, rights, remedies, demands, collections, controversies, actions, causes of action, injunctions, suits, complaints, arbitrations, indebtedness, liens, encumbrances, obligations, liabilities, contracts and agreements, promises, damages, costs, fees and expenses (including attorneys’ costs, fees and expenses), penalties, losses or relief of any nature, amount or kind, in law or in equity, which Administrative Agent or any Lender may have against Released Borrower arising solely as a result of any breach by Released Borrower of Released Borrowers’ obligations under this Agreement;

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(b)    any claims, rights, remedies, demands, collections, controversies, actions, causes of action, injunctions, suits, complaints, arbitrations, indebtedness, liens, encumbrances, obligations, liabilities, contracts and agreements, promises, damages, costs, fees and expenses (including attorneys’ costs, fees and expenses), penalties, losses or relief of any nature, amount or kind, in law or in equity, whether sounding in contract or tort, which Administrative Agent or any Lender may have against any Released Borrower arising out of or in connection with any credit card, promissory note, loan, guarantee, security agreement or other obligation other than those arising solely and expressly in connection with the Loan and the Loan Documents; or
(c)    any claims, rights, remedies, demands, collections, controversies, actions, causes of action, injunctions, suits, complaints, arbitrations, indebtedness, liens, encumbrances, obligations, liabilities, contracts and agreements, promises, damages, costs, fees and expenses (including attorneys’ costs, fees and expenses), penalties, losses or relief of any nature, amount or kind, in law or in equity, which Administrative Agent or any Lender may have against (i) any Borrower other than Released Borrower, or (ii) Guarantor, arising under or in connection with the Loan and the Guaranty.
Administrative Agent and each Lender agrees and acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true regarding the Released Lender Claims and agrees that the foregoing releases shall remain in full force and effect, notwithstanding the existence or nature of any such different or additional facts. This release of Released Borrower is not to be construed as and does not constitute an admission of liability on the part of Released Borrower. The release of Released Borrower shall constitute an absolute bar to any Released Lender Claims of any kind, whether such claim is based on contract, tort, warranty, mistake, or any other theory, whether legal, statutory or equitable. Administrative Agent and each Lender specifically agrees that any attempt to assert a claim barred hereby shall subject it to the provisions of applicable law setting forth remedies for the bringing of groundless, frivolous or baseless claims or causes of action.
2.3    Waiver of Civil Code Section 1542. With respect to the releases made by Administrative Agent, each Lender and Released Borrower under this Agreement, Administrative Agent, each Lender and Released Borrower each hereby fully and forever waives the application and benefits of California Civil Code §1542 and hereby verifies that it has read and understands, with advice of legal counsel of its own choosing, the following provision of California Civil Code §1542:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
To the extent that the provisions of California Civil Code §1542, as well as the provisions of any and all comparable or similar statutes or principles of law of California or any other state or federal

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jurisdiction, might be deemed applicable, they are hereby expressly and with the advice of counsel waived by Administrative Agent, each Lender and Released Borrower with the full knowledge and understanding of the consequences and effects of this waiver.
3.Reaffirmation and Consent. Each of [specify continuing Borrowers] and Guarantor (a) acknowledge that none of their respective liabilities or obligations under the Loan Documents have been or are hereby released by Administrative Agent or any Lender, (b) reaffirms all of their respective obligations under the Loan Documents, (c) acknowledges that, to its knowledge, it has no claims, offsets or defenses with respect to the payment of sums due under the Note or any other Loan Document, and (d) hereby consents to the release of the Released Borrower Claims by Released Borrower and the release of the Released Lender Claims by Administrative Agent and Lenders.
4.Entire Agreement. This Agreement contains the entire understanding and agreement of the parties in respect of the subject matter hereof and supersedes all prior representations, warranties, agreements, and understandings, if any, with respect thereto.
5.Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, Administrative Agent, Lenders, Released Borrower, and their respective successors, assigns, heirs and personal representatives.
6.Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.
7.Governing Law. This Agreement shall be governed by and construed in accordance with California law.
8.Limitation on Liability. Under no circumstances shall any of the members, partners, directors or any other constituent owners (direct or indirect) of Released Borrower (excluding, if applicable, any such member, partner or constituent owner that is, itself, Guarantor or a Borrower) be liable for any of the Released Borrower’s covenants or obligations hereunder.

[Signatures Begin on the Following Page]

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Executed and effective as of the date first set forth above.

“RELEASED BORROWER”
[Insert Signature Block for Released Borrower

“REMAINING BORROWERS”
[Insert Signature Block for Remaining Borrowers]

“GUARANTOR”
KBSGI REIT PROPERTIES, LLC,
a Delaware limited liability company

By: KBS GROWTH & INCOME LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

   By: KBS GROWTH & INCOME REIT, INC.,
a Maryland corporation,
its general partner

      By:_________________________________
      Name: ______________________________
      Title: _______________________________

[Signatures Continue on the Following Page]

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“ADMINISTRATIVE AGENT” JPMORGAN CHASE BANK, N.A., a national banking association By: _____________________________ Name:___________________________ Title:____________________________
“LENDER” JPMORGAN CHASE BANK, N.A., a national banking association By: _____________________________ Name:___________________________ Title:____________________________

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EXHIBIT G-1
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Term Loan and Security Agreement dated as of [____________] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [____________], and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E or IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER] By:______________________________ Name: Title:
Date: _______________ ___, 20[ ]

EXHIBIT G-1

EXHIBIT G-2
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Term Loan and Security Agreement dated as of [____________] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [____________], and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E or IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT] By:_______________________________ Name: Title:
Date: _______________ ___, 20[ ]

EXHIBIT G-2

EXHIBIT G-3
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Term Loan and Security Agreement dated as of [____________] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [____________], and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E or IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT] By: Name: Title:
Date: _______________ ___, 20[ ]

EXHIBIT G-3

EXHIBIT G-3

EXHIBIT G-4
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Term Loan and Security Agreement dated as of [____________] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [____________], and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E or IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER] By: Name: Title:
Date: _______________ ___, 20[ ]

EXHIBIT G-4